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                                  $155,000,000

                                 LOAN AGREEMENT

                          Dated as of September 1, 1999

                                      Among

                             INAMED CORPORATION and

                         INAMED ACQUISITION CORPORATION

                                  as Borrowers,

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders,

                                       and

                               ABLECO FINANCE LLC

                             as Administrative Agent

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I   DEFINITIONS......................................................1

  SECTION 1.01.   Definitions................................................1
  SECTION 1.02.   Terms Generally...........................................19
  SECTION 1.03.   Accounting and Other Terms................................19
  SECTION 1.04.   Time References...........................................19

ARTICLE II   AMOUNT AND TERMS OF THE LOAN...................................20

  SECTION 2.01.   The Loan..................................................20
  SECTION 2.02.   Making the Loan...........................................20
  SECTION 2.03.   Repayment.................................................21
  SECTION 2.04.   Interest and Fees.........................................23
  SECTION 2.05.   Prepayments of the Notes..................................24
  SECTION 2.06.   Payments and Computations.................................26
  SECTION 2.07.   Use of Proceeds...........................................27
  SECTION 2.08.   Taxes.....................................................27
  SECTION 2.09.   Increased Costs...........................................29
  SECTION 2.10.   Sharing of Payments, Etc..................................30
  SECTION 2.11    Joint and Several Liability of the Borrowers..............30
  SECTION 2.12    Parent as Agent for Borrowers.............................32

ARTICLE III   CONDITIONS TO LENDING; RELEASE OF FUNDS IN SECURITIES
ACCOUNT.....................................................................32

  SECTION 3.01.   Conditions Precedent to the Loan..........................32
  SECTION 3.02    Conditions Precedent to Release of Funds in
                  Securities Account........................................38

ARTICLE IV   REPRESENTATIONS AND WARRANTIES.................................40

  SECTION 4.01.   Representations and Warranties............................40

ARTICLE V   COVENANTS.......................................................48

  SECTION 5.01.   Affirmative Covenants.....................................48
  SECTION 5.02.   Negative Covenants........................................54

ARTICLE VI   EVENTS OF DEFAULT..............................................61

  SECTION 6.01.   Events of Default.........................................61

ARTICLE VII   THE ADMINISTRATIVE AGENT......................................63

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  SECTION 7.01.   Authorization and Action..................................63
  SECTION 7.02.   Administrative Agent's Reliance, Etc......................64
  SECTION 7.03.   Administrative Agent in its Individual Capacity...........64
  SECTION 7.04.   Lender Credit Decision....................................65
  SECTION 7.05.   Indemnification...........................................65
  SECTION 7.06.   Successor Administrative Agents...........................65

ARTICLE VIII   MISCELLANEOUS................................................66

  SECTION 8.01.   Amendments, Etc...........................................66
  SECTION 8.02.   Notices, Etc..............................................66
  SECTION 8.03.   No Waiver; Remedies.......................................67
  SECTION 8.04.   Costs, Expenses...........................................67
  SECTION 8.05.   Right of Set-off..........................................68
  SECTION 8.06.   Binding Effect............................................68
  SECTION 8.07.   Assignments and Participations............................69
  SECTION 8.08.   Execution in Counterparts.................................71
  SECTION 8.09.   Jurisdiction, Etc.........................................71
  SECTION 8.10.   Governing Law.............................................72
  SECTION 8.11.   Treatment of Certain Information; Confidentiality.........72
  SECTION 8.12.   Waiver of Jury Trial......................................72
  SECTION 8.13.   Headings..................................................72
  SECTION 8.14.   Severability..............................................72


SCHEDULES

Schedule 1.01     Lending Offices
Schedule 2.01     Initial Lenders' Pro Rata Shares of Loan
Schedule 2.07     Use of Proceeds
Schedule 4.01(a)  Permitted Liens
Schedule 4.01(b)  Subsidiaries
Schedule 4.01(e)  Authorizations and Approvals
Schedule 4.01(h)  Licenses and Permits
Schedule 4.01(p)  Material Contracts
Schedule 4.01(u)  Filing Offices
Schedule 5.02(b)  Indebtedness
Schedule 5.02(d)  Employee Plan, etc.
Schedule 5.02(f)  Investments
Schedule 5.02(h)  Restrictions on Subsidiaries
Schedule 5.02(i)  Affiliate Transactions

EXHIBITS

Exhibit A-1       Form of Bridge Note


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Exhibit A-2       Form of Rollover Note
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Assignment and Acceptance
Exhibit D         Form of Securities Account Agreement
Exhibit E         Form of Securities Account Security Agreement
Exhibit F         Form of Borrower Pledge Agreement
Exhibit G         Form of Borrower Security Agreement
Exhibit H-1       Form of Collagen Joinder Agreement
Exhibit H-2       Form of Subsidiary Joinder Agreement
Exhibit I         Form of Guaranty
Exhibit J         Form of Guarantor Pledge Agreement
Exhibit K         Form of Guarantor Security Agreement
Exhibit L         Certain Terms of Rollover Notes / Exchange Securities
Exhibit M         Form of Warrant
Exhibit N         Form of Equity Registration Rights Agreement
Exhibit O         Form of Contribution Agreement
Exhibit P         Form of Solvency Certificate
Exhibit Q         Form of Warrant Opinion


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


                                 LOAN AGREEMENT

            LOAN AGREEMENT dated as of September 1, 1999 among INAMED Corporation, a Delaware corporation (the "Parent"), Inamed Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser", and together with the Parent, the "Borrowers"), the lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders") and Ableco Finance LLC, as administrative agent (in such capacity and together with any successor appointed pursuant to Article VII, the "Administrative Agent") for the Lenders (as hereinafter defined).

            The Borrowers are parties with Collagen Aesthetics, Inc., a Delaware corporation ("Collagen"), to an Agreement and Plan of Merger dated as of July 31, 1999, pursuant to which the Purchaser has agreed to acquire all of the outstanding shares of common stock of Collagen (the "Shares") and certain preferred share purchase rights issued by Collagen (the "Rights"). Such acquisition (the "Acquisition") is to be accomplished by (i) a tender offer (the "Tender Offer"), commenced by the Purchaser on August 4, 1999, to purchase all of the outstanding Shares and the associated Rights pursuant to the Purchaser's Offer to Purchase dated August 4, 1999 (the "Offer to Purchase") and (ii) following the purchase of Shares and the associated Rights pursuant to the Tender Offer and subject to the satisfaction of the applicable conditions precedent in such Agreement and Plan of Merger, the merger (the "Merger") of the Purchaser with and into Collagen.

            The Borrowers have requested that the Lenders lend to the Borrowers $155,000,000 to be used to finance the Tender Offer and the Merger, to refinance certain existing indebtedness of the Parent and to pay certain fees and expenses relating to the Acquisition and the financing thereof. The Lenders have agreed to lend such amount to the Borrowers subject to the terms and conditions set forth in this Agreement.

            Accordingly, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings :

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.


                                                            Loan Agreement

            "Acquisition" has the meaning specified in the second paragraph of this Agreement.

            "Administrative Agent" has the meaning specified in the recitals to this Agreement.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, without limiting the foregoing, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agreement" means this Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Approved Fund" means, with respect to any Lender that is a fund or other Person that invests, in whole or in part, in commercial loans, any other fund or other Person that invests, in whole or in part, in commercial loans, and that is managed or advised by the same investment advisor as such Lender or an Affiliate of such investment advisor.

            "Asset Sale" means the sale, lease, conveyance or other disposition by the Parent or any of its Subsidiaries of (i) any Equity Interests of a Subsidiary of the Parent or (ii) any Property of the Parent or any of its Subsidiaries.

            "Assignment and Acceptance" means an Assignment and Acceptance, substantially in the form of Exhibit C hereto or otherwise acceptable to the Administrative Agent, entered into by a Lender and an assignee of such Lender, and accepted by the Administrative Agent, in accordance with Section 8.07.

            "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101, et seq.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall be equal to (i) the higher of (A) the Prime Rate and (B) the Federal Funds Rate plus one-half of one percent, plus
(ii) a margin equal to the rate per annum which is equal to (A) the Applicable Margin (as defined in the Bridge Notes) less (B) the difference between (1) the amount determined under clause (i) and (2) the LIBO Rate, provided that a change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

            "Base Rate Loan" means, with respect to any Lender, at any time, its Pro Rata Share of the Loan bearing interest at the Base Rate.


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                                                            Loan Agreement
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            "Borrower Pledge Agreement" means the Borrower Pledge and Security
Agreement, substantially in the form of Exhibit F hereto, made by each Borrower in favor of the Administrative Agent and granting a valid and enforceable first priority Lien in favor of the Administrative Agent on 100% of the Capital Stock of each of such Borrower's Domestic Subsidiaries and 65% of the Capital Stock of each of such Borrower's Foreign Subsidiaries that is designated as a pledged subsidiary in Schedule 4.01(b) hereto or that is a Significant Subsidiary, as collateral security for the Obligations.

            "Borrower Security Agreement" means the Borrower Security Agreement, substantially in the form of Exhibit G hereto, made by each Borrower in favor of the Administrative Agent and granting a valid and enforceable and, except to the extent otherwise provided therein, first priority Lien in favor of the Administrative Agent on all Collateral of such Borrower, as collateral security for the Obligations.

            "Borrowers" has the meaning specified in the recitals to this Agreement.

            "Bridge Note" means a senior secured promissory note of the Borrowers payable to the order of a Lender (or its nominee), substantially in the form of Exhibit A-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from such Lender's Pro Rata Share of the Loan.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City, and, if the applicable Business Day relates to any LIBO Rate Loan, a day on which dealings in dollar deposits are also carried on in the London interbank market.

            "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

            "Capital Expenditures" means, with respect to any Person for any period, (i) all expenditures made directly or indirectly by such Person (whether paid in Cash Equivalents or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) during such period for Capital Assets and (ii) to the extent not otherwise included in clause (i) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, Capitalized Lease Obligations) assumed or incurred during such period in connection with any such expenditures for Capital Assets.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests, and (iii) in the case of any other entity, any and all shares, interests, participations, rights or other equivalents (however designated) that confer on the holder of such shares, interests, participations, rights or equivalents the right to receive a share of the profits and losses of, or distributions of assets of, such entity.


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                                                            Loan Agreement
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            "Capitalized Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP.

            "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person under Capitalized Leases and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and rated "P-1" or better by Moody's and "A-1" or better by S&P, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's or S&P, and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses
(i) through (v) above.

            "Change of Control" means the occurrence of any of the following:
(i) any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act), other than Appaloosa Management, L.P. and its Affiliates, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the Voting Stock of the Parent,
(ii) a majority of the members of the board of directors of the Parent are not Continuing Directors, (iii) the Purchaser or, after the consummation of the Merger, Collagen ceases to be a Wholly-Owned Subsidiary of the Parent or (iv) at any time following the Closing Date, the number of Shares or the percentage of the Equity Interests of Collagen owned by the Purchaser shall be less than the number of Shares or the percentage of the Equity Interests of Collagen owned by the Purchaser on the Closing Date after giving effect to the consummation of the Tender Offer.

            "Closing Date" means the first Business Day on or before October 29, 1999 on which all of the conditions set forth in Section 3.01 shall have been satisfied and the Loan shall have been made.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collagen" has the meaning specified in the second paragraph of this Agreement, and, after the consummation of the Merger, means the surviving corporation in the Merger.

            "Collagen Joinder Agreement" means the Acknowledgment and Joinder Agreement, substantially in the form of Exhibit H-1 hereto, executed by Collagen in favor of the Administrative Agent.


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                                                            Loan Agreement
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            "Collateral" means all Property of any nature whatsoever upon which a Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

            "Confidential Information" means information that the Parent furnishes to the Administrative Agent or any Lender or any Affiliate of any of them in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Parent or any of its Subsidiaries or Affiliates.

            "Consolidated EBITDA" means, for any period, (i) Consolidated Net Income of the Parent and its Subsidiaries for such period, plus (ii) the sum, without duplication and only to the extent deducted in determining such Consolidated Net Income for such period, of (A) Consolidated Interest Expense for such period, (B) income or franchise tax expense (whether federal, state, local, foreign or otherwise) of the Parent and its Subsidiaries for such period,
(C) depreciation expense of the Parent and its Subsidiaries for such period and
(D) amortization expense of the Parent and its Subsidiaries for such period, each determined in accordance with GAAP; provided, however, that Consolidated EBITDA for any period that includes any period prior to the date on which Consolidated EBITDA includes the results of operations of Collagen and its Subsidiaries shall be determined by including the results of operations of Collagen and its Subsidiaries, determined in accordance with GAAP on a combined basis with those of the Parent and its Subsidiaries for such period.

            "Consolidated Interest Expense" means, for any period, all interest expense paid or accrued on all Indebtedness of the Parent and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, including, without limitation, (i) interest expense paid or payable in respect of Indebtedness resulting from the Notes, (ii) the interest component of all obligations under Capitalized Leases and (iii) the net payment, if any, payable in connection with Hedging Obligations, less the net credit, if any, received in connection with Hedging Obligations.

            "Consolidated Net Income" means, for any period, the net income (or net loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP for such period.

            "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary


                                      -5-
                                                            Loan Agreement
obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Continuing Director" means, as of any date of determination, any member of the board of directors of the Parent who (i) was a member of the board of directors of the Parent on the Closing Date or (ii) was nominated for election or elected to the board of directors of the Parent with the approval of a majority of the directors constituting Continuing Directors who were members of the board of directors of the Parent at the time of such nomination or election.

            "Contribution Agreement" means the Contribution Agreement, substantially in the form of Exhibit O hereto, among the Loan Parties.

            "Default" means any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Disqualified Stock" means any Capital Stock that either (i) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (A) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, (B) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (C) is redeemable, in whole or in part, at the option of the holder thereof at any time, in any such case, on or prior to the date that is 123 days after the later of the date on which the Loan matures or the date on which the Rollover Notes or Exchange Securities, as the case may be, mature; provided, however, that any Capital Stock that would constitute Disqualified Stock under this clause (i) solely because the holders thereof have the right to require the redemption or repurchase thereof by a Borrower upon the occurrence of a change of control or an asset sale (as defined in the relevant documentation related thereto) shall not constitute Disqualified Stock pursuant to this clause (i) if the terms of such Capital Stock prohibit any such redemption or repurchase prior to the payment in full of all principal of and interest on the Notes and satisfaction of all other Obligations, (ii) is a preferred stock of a Subsidiary of the Parent issued or transferred to, or held by or on behalf of, a Person other than the Parent or one of its Wholly-Owned Subsidiaries, or (iii) is designated by a Borrower (in a resolution of the board of directors of such Borrower delivered to the Administrative Agent) as Disqualified Stock.

            "Dollars" and "$" means lawful money of the United States of America.


                                      -6-
                                                            Loan Agreement

            "Domestic Subsidiary" means any Subsidiary of the Parent organized under the laws of any State of the United States of America.

            "Eligible Assignee" means a Lender, an Affiliate of a Lender, an Approved Fund of a Lender, a commercial bank or any other Person that is an "accredited investor" (as defined in Regulation D under the Securities Act) or a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act); provided, however, that neither the Parent or any of its Subsidiaries nor any Affiliate of the Parent or any of its Subsidiaries shall be an Eligible Assignee.

            "Environmental Action" means with respect to the Parent and its Subsidiaries any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, governmental investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material, or arising from alleged injury or threat to public or employee health or safety (as it relates to the environment) or the environment, including, without limitation, (i) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages due to the presence of Hazardous Materials or pursuant to any Environmental Law and (ii) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree, or other legally binding requirement relating to pollution or protection of the environment, public or employee health or safety (as it relates to the environment) or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Documents" means the Warrants and the Equity Registration Rights Agreement.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

            "Equity Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form of Exhibit N hereto, among the Parent and the Initial Lenders with respect to the Warrants.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.


                                      -7-
                                                            Loan Agreement

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Parent or any of its Subsidiaries, or under common control with the Parent or any of its Subsidiaries, within the meaning of Section 414 of the Code.

            "Event of Default" has the meaning specified in Section 6.01.

            "Exchange" has the meaning specified in Section 2.03(b)(i).

            "Exchange Date" means June 2, 2000, provided that if a Default has occurred and is continuing on such date but the applicable grace period (if any) specified in Section 6.01 has not expired, the Exchange Date shall be the earliest of (x) the date on which such Default is cured, as determined by the Administrative Agent, (y) the date on which such grace period expires, and (z) the date which is 30 days from the date on which such Default first occurs.

            "Exchange Documents" means the Rollover Notes, the Exchange Indenture, the Exchange Securities and the Exchange Registration Rights Agreement.

            "Exchange Indenture" means the indenture, in form and substance reasonably satisfactory to the Required Lenders, pursuant to which the Exchange Securities are to be issued.

            "Exchange Registration Rights Agreement" means the registration rights agreement, in form and substance reasonably satisfactory to the Required Lenders, with respect to the Rollover Notes or the Exchange Securities, as the case may be, to be executed and delivered by the Parent in connection with the Exchange.

            "Exchange Securities" means the senior notes, in substantially the form set forth in or as an exhibit to the Exchange Indenture, to be issued, at the request of the Required Lenders or as otherwise provided in Section 5.01(l), under the Exchange Indenture pursuant to Section 2.03(b)(iii) in connection with the consummation of the Exchange.

            "fair market value" means, with respect to any Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31st of any calendar year or such other fiscal year as the Parent may select from time to time in accordance with the terms hereof.


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                                                            Loan Agreement

            "Foreign Subsidiary" means any Subsidiary of the Parent other than a Domestic Subsidiary.

            "Funding Account" means an account at The Bank of New York into which the proceeds of the Loan and certain amounts funded by the Parent are to be deposited and applied to make payments on the Closing Date in accordance with this Agreement.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Governmental Authority" means any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantor" means each Domestic Subsidiary of the Parent (other than a Borrower) that is or becomes a party to the Guaranty; provided, however, that notwithstanding anything to the contrary contained herein, neither Collagen nor any of its Subsidiaries shall be required to become a Guarantor or a party to any Security Document prior to the consummation of the Merger.

            "Guarantor Pledge Agreement" means the Pledge and Security Agreement, substantially in the form of Exhibit J hereto, made by each Guarantor in favor of the Administrative Agent and granting a valid and enforceable first priority Lien in favor of the Administrative Agent on 100% of the Capital Stock of each of such Guarantor's Domestic Subsidiaries and 65% of the Capital Stock of each of such Guarantor's Foreign Subsidiaries that is designated as a pledged subsidiary in Schedule 4.01(b) hereto or that is a Significant Subsidiary, as collateral security for the Obligations and the obligations of such Guarantor under the Guaranty.

            "Guarantor Security Agreement" means the Security Agreement, substantially in the form of Exhibit K hereto, made by each Guarantor in favor of the Administrative Agent and granting a valid and enforceable and, except to the extent otherwise provided therein, first priority Lien in favor of the Administrative Agent on all Collateral of such Guarantor, as collateral security for the Obligations and the obligations of such Guarantor under the Guaranty.

            "Guaranty" means the Guaranty, substantially in the form of Exhibit I hereto, made by each of the Guarantors in favor of the Administrative Agent and guaranteeing the Obligations.

            "Hazardous Materials" means (i) refined petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated,


                                      -9-
                                                            Loan Agreement
classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed or of pre-funding arrangements, in any case, in the ordinary course of business of such Person and not for speculative purposes.

            "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capitalized Lease Obligations or the unpaid deferred balance of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit or banker's acceptances) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all Hedging Obligations of such Person, (iii) all indebtedness of others secured by a Lien on any Property of such Person, whether or not such indebtedness is assumed by such Person (provided, that if such Person has not assumed or otherwise become liable with respect to such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the fair market value of the Property to which such Lien relates, as determined in good faith by such Person, and the stated amount of such Indebtedness), (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends thereon), and (v) all Contingent Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date.

            "Indemnified Party" has the meaning specified in Section 8.04(b).

            "Initial Lenders" has the meaning specified in the recitals to this Agreement.

            "Insignificant Subsidiary" means a Subsidiary of the Parent, including its Subsidiaries, which meets either of the following conditions: (i) the Parent's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary is not in excess of five percent of the total assets of the Parent and its Subsidiaries; or (ii) the Parent's and its other Subsidiaries' equity in the income from continuing operations before income taxes and extraordinary items of such Subsidiary is not in excess of five percent of such income of the Parent and its Subsidiaries for the most recently completed fiscal quarter.

            "Interest Period" has the meaning specified in the Bridge Notes.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Contingent Obligations), advances or capital contributions (excluding commission, travel and



                                      -10-
                                                            Loan Agreement
similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness of another Person, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

            "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" below its name on Schedule 1.01 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Parent and the Administrative Agent.

            "LIBO Rate" has the meaning specified in the Bridge Notes.

            "LIBO Rate Loan" means, with respect to any Lender, its Pro Rata Share of the Loan to the extent that it bears interest at rates based upon the LIBO Rate.

            "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Loan" means (i) the loans evidenced by the Bridge Notes issued to the Lenders pursuant to Section 2.01, and (ii) subject to Section 2.03(b), if on the Exchange Date the Loan Refinancing Securities have not been issued and sold as contemplated by Section 5.01(k), the Obligations of the Borrowers under the Rollover Notes or Exchange Securities, as the case may be.

            "Loan Documents" means this Agreement, the Bridge Notes, the Guaranty, the Security Documents, the Collagen Joinder Agreement, each Subsidiary Joinder Agreement, the Securities Account Agreement, the Equity

Documents and the Exchange Documents.

            "Loan Parties" means, collectively, each Borrower and each Guarantor.

            "Loan Refinancing" means the public offering or private placement and sale by the Parent of the Loan Refinancing Securities contemplated by
Section 5.01(k) in order to refinance all Obligations owing with respect to the Bridge Notes.

            "Loan Refinancing Securities" has the meaning specified in
Section 5.01(k).

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties, assets, liabilities or prospects of a Person.


                                      -11-
                                                            Loan Agreement

            "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties, assets, liabilities or prospects of the Parent and its Subsidiaries (taken as a whole), (ii) the rights and remedies of the Administrative Agent and the Lenders under any Loan Document or (iii) the ability of any Loan Party to perform any of its material Obligations under any Loan Document to which it is or is to be a party.

            "Maturity Date" means (i) with respect to any Bridge Note, the Exchange Date and (ii) with respect to any Rollover Note or Exchange Security, the date which is seven years from the Exchange Date.

            "Merger" has the meaning specified in the second paragraph of this Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of July 31, 1999, among the Parent, the Purchaser and Collagen.

            "Merger Date" means the date on which the Merger is consummated in accordance with the Merger Agreement.

            "Merger Documents" means the Merger Agreement and all other agreements, instruments and other documents executed and delivered pursuant to the terms thereof or otherwise in connection with the Merger (excluding, however, the Loan Documents and the Tender Offer Documents).

            "Minimum Shares" means the greater of (i) the number of Shares which satisfies the Minimum Condition (as defined in the Merger Agreement) and (ii) the greater of (A) the number of Shares which are sufficient to approve the Merger in accordance with applicable law and the Organizational Documents of Collagen and (B) 51.0% of the Shares on a fully diluted basis.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Parent or any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Parent or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than the Parent, its Subsidiaries and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrowers or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Proceeds" means, with respect to the issuance or incurrence by any Person of any Indebtedness or the sale or issuance by any Person of any of its Equity Interests or any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other



                                      -12-
                                                            Loan Agreement
disposition of or realization on any non-cash consideration received in any Asset Sale), as the case may be, the aggregate Cash Equivalent proceeds received by the Parent or any of its Subsidiaries, net of (i) the direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, recording fees, title transfer fees, appraisal fees and sales commissions) incurred as a result thereof, (ii) taxes paid or payable, in the good faith estimation of the Parent, as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) in the case of an Asset Sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Note" means a Bridge Note, a Rollover Note or an Exchange Security, as the case may be.

            "Notice of Borrowing" has the meaning specified in Section
2.02(a).

            "Obligations" means all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document.

            "Offer to Purchase" has the meaning specified in the second paragraph of this Agreement.

            "Organizational Documents" means (i) with respect to any Person that is a corporation, the charter and by-laws of such Person, (ii) with respect to any Person that is a partnership, the partnership agreement and, if a limited partnership, certificate of limited partnership of such Person, and (iii) with respect to any Person that is a limited liability company, the operating agreement of such Person.

            "Other Taxes" has the meaning specified in Section 2.08(b).

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permitted Liens" means: (i) Liens granted in favor of the Administrative Agent or any Lender pursuant to the Security Documents; (ii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (iii) Liens that are existing on the Closing Date, after giving effect to the making of the Loan and the use of proceeds thereof, and that are listed in Schedule 4.01(a) hereto; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) Liens incurred in the ordinary course of business of the Parent or any of its Subsidiaries with respect to obligations not exceeding $500,000 in the aggregate for any or all such Liens at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not materially detract from the value of the Property or materially impair the use thereof in the operation of business by the Parent or such Subsidiary; (vi) Liens imposed by law, including without limitation carriers',


                                      -13-
                                                            Loan Agreement
warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards that do not constitute an Event of Default under Section 6.01(g) or (h) and in respect of which the Parent or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured within 10 days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with GAAP, with respect to any such judgment or award;
(vii) survey exceptions, easements and other restrictions on the use of Property that do not materially detract from the value of such Property or the use thereof in the operation of business by any of the Parent and its Subsidiaries;
(viii) (A) purchase money Liens on personal Property acquired or held by the Parent or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such Property or Indebtedness incurred solely for the purpose of financing the acquisition of such Property, (B) Liens existing on such personal Property at the time of its acquisition and (C) Liens securing or otherwise arising in connection with Capitalized Lease Obligations permitted to exist under this Agreement; provided, however, that in the case of Liens referred to in this clause (viii), (1) no such Lien shall extend to or cover any other Property of the Parent or any of its Subsidiaries, (2) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of the fair market value and the cost of the Property so held or acquired and
(3) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $500,000; (ix) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing and secured by a Lien on the Closing Date; provided, however, that (x) any such new Lien shall be a Lien on the same Property or interest securing the original Lien, (y) the Indebtedness secured by such Lien does not exceed the outstanding principal amount of the Indebtedness existing on the Closing Date secured by such Lien, and (z) such Indebtedness is not otherwise prohibited hereunder; (x) Liens arising from precautionary UCC financing statement filings with respect to operating leases, consignments and similar arrangements entered into in the ordinary course of business; (xi) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; provided that the aggregate amount of obligations secured by such pledges and deposits, and the value of all Property and cash subject to such pledges and deposits, shall not exceed at any one time outstanding $500,000; (xii) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Parent and its Subsidiaries taken as a whole; (xiii) statutory and common law landlords' Liens under leases to which the Parent or any of its Subsidiaries is a party; (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement; (xv) Liens securing reimbursement obligations with respect to trade letters of credit and banker's acceptances which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with importation of goods; and (xvii) Liens on the Property of a Foreign Subsidiary securing Indebtedness incurred by such Foreign Subsidiary as permitted by Section 5.02(b), provided no such Lien shall extend to or cover any Property of the Parent or any of its other Subsidiaries.


                                      -14-
                                                            Loan Agreement

            "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Parent or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to, Refinance other Indebtedness or Disqualified Stock of the Parent or any of its Subsidiaries (other than Indebtedness incurred pursuant to clause (ii), (iii) or (vii) of Section 5.02(b)); provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued and unpaid interest or dividends on, the Indebtedness or Disqualified Stock so Refinanced (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being Refinanced; (iii) if the Indebtedness or Disqualified Stock being Refinanced is subordinated in right of payment to the Loan hereunder, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan hereunder on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness or Disqualified Stock being Refinanced; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Parent or by a Subsidiary of the Parent if such Subsidiary was the obligor on the Indebtedness or issuer of the Disqualified Stock being Refinanced.

            "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank in New York as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by The Chase Manhattan Bank in New York as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

            "Projections" means the projections, dated August 11, 1999, prepared by the Parent in connection with the Transactions and furnished to the Lenders prior to the Closing Date.

            "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the principal amount of such Lender's portion of the Loan at such time and the denominator of which is the principal amount of the Loan at such time.

            "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Purchaser" has the meaning specified in the recitals to this Agreement.


                                      -15-
                                                            Loan Agreement

            "Refinance" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, repurchase or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Register" has the meaning specified in Section 8.07(d).

            "Regulation U" and "Regulation X" mean, respectively, Regulations U and X of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Required Lenders" means (i) at any time prior to the Exchange Date, Lenders owed at least 66 2/3% in interest of the then aggregate unpaid principal amount of the Loan and (ii) at any time on or after the Exchange Date, Lenders holding at least 66 2/3% of the aggregate principal amount outstanding under the Rollover Notes or Exchange Securities, as the case may be.

            "Restricted Payment" has the meaning specified in Section 5.02(d).

            "Rights" has the meaning specified in the second paragraph of this Agreement.

            "Rollover Note" means a senior secured promissory note of the Borrowers payable to the order of any Lender (or its nominee), substantially in the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from such Lender's Pro Rata Share of the Loan.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies.

            "Securities Account" means the special account designated by that name established pursuant to the Securities Account Agreement.

            "Securities Account Agreement" means the Securities Account Agreement, substantially in the form of Exhibit D hereto, relating to the escrow of the Warrants, the Equity Registration Rights Agreement and any portion of the Loan required to be funded to the Securities Account pursuant to Section 2.02(a).

            "Securities Account Security Agreement" means the Securities Account Security and Control Agreement, substantially in the form of Exhibit E hereto, made by each Borrower in favor of the Administrative Agent and granting a valid and enforceable Lien in favor of the Administrative Agent on the Borrowers' interest in the Securities Account.

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

            "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.


                                      -16-
                                                            Loan Agreement

            "Securities Intermediary" has the meaning specified in the Securities Account Security Agreement.

            "Security Documents" means the Borrower Security Agreement, the Guarantor Security Agreement, the Borrower Pledge Agreement, the Guarantor Pledge Agreement, the Securities Account Security Agreement and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings, and other agreements, instruments, financing statements and other documents now or hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

            "Shares" means the issued and outstanding shares of Collagen common stock.

            "Significant Subsidiary" means a Subsidiary of the Parent other than an Insignificant Subsidiary.

            "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Parent or any of its Subsidiaries or any ERISA Affiliate and no Person other than the Parent, its Subsidiaries and the ERISA Affiliates or (ii) was so maintained and with respect to which the Parent or any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" means, with respect to any Person at any time, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at such time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership or limited liability company (A) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, (B) the only general partners or managing members of which are such


                                      -17-
                                                            Loan Agreement

Person or one or more Subsidiaries of such Person (or any combination thereof) or (C) of which more than 50% of the interest in the capital or profits of such Person is at such time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

            "Subsidiary Joinder Agreement" means an Acknowledgment and Joinder Agreement, substantially in the form of Exhibit H-2 hereto, executed by a Guarantor after the Closing Date.

            "Taxes" has the meaning specified in Section 2.08(a).

            "Tender Offer" has the meaning specified in the second paragraph of this Agreement.

            "Tender Offer Documents" means the documents executed and delivered in connection with the Tender Offer (excluding, however, the Loan Documents and the Merger Documents), including, without limitation, the combined Schedule 14D-1 Tender Offer Statement Pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934 and Schedule 13D Under the Securities Exchange Act of 1934.

            "TIA" means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

            "Transaction Documents" means, collectively, the Loan Documents, the Merger Documents and the Tender Offer Documents.

            "Transactions" means, collectively, (i) the consummation of the Tender Offer, (ii) the consummation of the Merger, (iii) the entering into of the Loan Documents, (iv) the consummation of the Exchange, (v) the issuance of the Equity Documents, and (vi) the payment of fees, costs and expenses in connection with the foregoing.

            "United States" and "U.S." each means United States of America.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or equivalent governing body of such Person.

            "Warrants" means, with respect to each Lender (or its nominee) which receives a Rollover Note or an Exchange Security, the warrants issued by the Parent to such Lender (or its nominee) pursuant to a warrant certificate, substantially in the form of Exhibit M hereto, entitling the record holder thereof to acquire the number of shares of common stock of the Parent set forth therein.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (B) the number of


                                      -18-
                                                            Loan Agreement
years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

            "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

            "Year 2000 Compliant" has the meaning specified in Section 4.01(aa)(i).

            "Year 2000 Problem" has the meaning specified in Section
4.01(aa)(i).

            SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect as the defined term "Property". References in this Agreement to "determination" by the Administrative Agent or Required Lenders include good faith estimates by such Person or Persons (in the case of quantitative determinations) and good faith beliefs by such Person or Persons (in the case of qualitative determinations).

            SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements referred to in Section 4.01(f).

            SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE II


                                      -19-
                                                            Loan Agreement

                          AMOUNT AND TERMS OF THE LOAN

            SECTION 2.01. The Loan. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make to the Borrowers on the Closing Date, a single loan, in an amount equal to the amount set forth opposite such Lender's name in Schedule 2.01 hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d). Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

            SECTION 2.02. Making the Loan.

                  (a) The Loan shall be made upon notice from the Borrowers to the Administrative Agent (which shall give prompt notice thereof to the Lenders) which notice shall be received by the Administrative Agent not later than 11:00 A.M. (New York City time) one Business Day prior to the date of the proposed Loan. Such notice (the "Notice of Borrowing") shall be irrevocable and binding on the Borrowers, and shall be given in writing, in substantially the form of Exhibit B hereto, specifying therein the requested date and amount of the Loan. The Notice of Borrowing shall indicate, in detail reasonably satisfactory to the Administrative Agent, the portion of the proposed Loan to be used for each purpose identified in Section 2.07. Each Lender shall, before 10:00 A.M. (New York City time) on the date of the Loan, make available for the account of its Lending Office to the Administrative Agent at the Funding Account in same day funds, such Lender's ratable portion of the Loan, net of the fee payable to such Lender pursuant to Section 2.04(c)(i). After the receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.01, the Administrative Agent will authorize The Bank of New York, as paying agent, to distribute such funds for the purposes set forth in the immediately preceding sentence and in accordance with the Notice of Borrowing.

                  (b) The Borrowers hereby jointly and severally indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Section 3.01, including, without limitation, any actual loss, cost or expense (as determined by such Lender absent manifest error) incurred by reason of the liquidation or reemployment of deposit or other funds acquired by such Lender to fund the Loan. A certificate as to such amounts, submitted to the Parent by such Lender (with a copy to the Administrative Agent), shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Loan that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Loan in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, the Borrowers (jointly and severally) and such Lender (severally) agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative


                                      -20-
                                                            Loan Agreement

Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loan and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the Loan for purposes of this Agreement.

                  (d) The failure of any Lender to make its portion of the Loan to be made by it to the Borrowers shall not relieve any other Lender of its obligation, if any, hereunder to make its portion of the Loan on the date of the Loan, but no Lender shall be responsible for the failure of any other Lender to make the portion of the Loan to be made by such other Lender on the date of the Loan.

            SECTION 2.03.     Repayment.

                  (a) The Borrowers agree, jointly and severally, but subject to subsection (b) below, to repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Loan on the Maturity Date, together with all other amounts in respect of the Loan then owing to the Lenders (whether for accrued and unpaid interest, fees or other amounts).

                  (b) (i) If on the Exchange Date the Loan Refinancing Securities shall not have been issued and sold as contemplated by Section 5.01(k) and applied to pay in full all of the Obligations, or the Obligations shall not otherwise have been paid in full, then, subject to the terms contained herein and the satisfaction of the conditions set forth below, (A) the Borrowers shall exchange each Bridge Note (the "Exchange") for a Rollover Note or, at the request of the Required Lenders, or as otherwise provided in Section 5.01(l), an Exchange Security, in either case, in a principal amount equal to the principal amount of such Bridge Note outstanding on the Exchange Date, and (B) in the event that the Borrowers are not obligated to execute and deliver the Exchange Indenture pursuant to Section 5.01(l), the Borrowers and the Lenders shall enter into an amendment to this Agreement, or an agreement replacing this Agreement, modifying the provisions of this Agreement to incorporate the terms and conditions set forth in Exhibit L hereto pursuant to an amendment reasonably satisfactory to the Required Lenders. Any accrued and unpaid interest on the Bridge Notes shall be due and payable on the Exchange Date.

                        (ii) The obligations of the Lenders to consummate the Exchange shall be subject to the following conditions precedent:

                        (A) unless waived in accordance with Section 8.01, no Default or Event of Default shall have occurred and be continuing;

                        (B) the Exchange shall not violate the terms of any law, rule, regulation, order, judgment, ruling, injunction or decree of any Governmental Authority or arbitrator or any requirement of any Governmental Authority;

                        (C) Consolidated EBITDA of the Parent and its Subsidiaries for the four fiscal quarter period ending on the last day of the fiscal quarter immediately preceding the Exchange Date shall not be less than $35,000,000;


                                      -21-
                                                            Loan Agreement

                        (D) the representations and warranties contained in each Loan Document shall be correct in all material respects before and after giving effect to the Exchange;

                        (E) all fees, expenses and other payments due to the Administrative Agent or the Lenders in connection with the Exchange or otherwise owing hereunder, including, without limitation, any breakage fees payable under Section 2.05(c) because the Exchange Date is not June 2, 2000 (whether due to the deferral of the Exchange Date or otherwise), shall have been paid in full in cash; and

                        (F) the Administrative Agent shall have received each of the documents required to be delivered pursuant to clause (iii) below.

                        (iii) The Borrowers shall deliver to the Administrative Agent the following documents, each dated the Exchange Date (except as otherwise set forth below) and duly executed or authenticated, as the case may be, by each Person party thereto:

                        (A) on the Exchange Date, a Rollover Note (or, at the option of the Required Lenders or as otherwise provided in Section 5.01(l), Exchange Securities) for the account of each Lender (or its nominee);

                        (B) on the Exchange Date, (1) the amendment to this Agreement, or the agreement replacing this Agreement, as contemplated by
      Section 2.03(b) or (2) upon request by the Required Lenders for Exchange Securities pursuant to Section 5.01(l) or as otherwise required by Section 5.01(l), the Exchange Indenture;

                        (C) if required pursuant to Section 5.01(m), on the Exchange Date, the Exchange Registration Rights Agreement;

                        (D) on June 2, 2000, (1) a Warrant for the account of each Lender (or its nominee), which shall have been delivered to the Securities Agent on the Closing Date pursuant to Section 3.01(a)(viii), and (2) an opinion, in the form of Exhibit Q hereto, of counsel reasonably acceptable to the Lender, subject, in the case of each Lender, to the receipt by such counsel of a certificate, signed by such Lender, in the form attached to the form of such opinion attached as Exhibit Q hereto;

                        (E) on June 2, 2000, the Equity Registration Rights Agreement (which shall have been delivered to the Securities Intermediary on the Closing Date pursuant to Section 3.01(a)(viii)); and

                        (F) certificates, certified copies of resolutions and favorable opinions of counsel to the Loan Parties, relating to the Exchange, the Exchange Documents and the Equity Documents comparable to those provided pursuant to subsections (xiv), (xvi), (xvii), (xix) and (xxiii) of Section 3.01(a), in each case as may be reasonably requested by the Administrative Agent and the Required Lenders.


                                      -22-
                                                            Loan Agreement

                  (c) Each Pro Rata Share of the Loan recorded on the Register (each, a "Registered Loan") may not be evidenced by a promissory note other than a Registered Note (as defined below). The Borrowers agree, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibit A) and registered as provided in Section 8.07(d) (a "Registered Note"), dated the date hereof, payable to such Lender (or its nominee) and otherwise duly completed. Once recorded on the Register, the Pro Rata Share of the Loan evidenced by such Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

            SECTION 2.04. Interest and Fees.

                  (a) Interest. The Borrowers agree jointly and severally to pay to the Lenders interest on the unpaid principal amount of the Loan as set forth in the Notes.

                  (b) Default Interest. The Borrowers agree jointly and severally to pay, on demand (i) interest on the unpaid principal amount of the Loan during any period from June 2, 2000 to the Maturity Date for the Bridge Notes at the rate set forth therein plus 2% per annum and (ii) after the occurrence and during the continuance of an Event of Default, (A) interest on the unpaid principal amount of the Loan at the rate per annum set forth in the Notes therefor plus 2.0% per annum and (B) interest on the amount of any interest, fee or other amount other than principal of the Loan payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to the non-default rate of interest required to be paid on the unpaid principal amount of the Loan during such period plus 2.0% per annum.

                  (c) Lender Fees. The Borrowers agree jointly and severally to pay to the Administrative Agent for the ratable benefit of the Lenders the following fees, each of which shall be deemed earned when due and non-refundable:

                        (i) on the Closing Date, a fee in an amount equal to 1.0% of the aggregate principal amount of the Loan made on the Closing Date;

                        (ii) on the Exchange Date, a fee in an amount equal to 1.375% of the aggregate principal amount of the Rollover Notes or the Exchange Securities, as the case may be, issued on the Exchange Date; and

                        (iii) on the earlier of the date of the Refinancing and the Maturity Date of the Bridge Notes, a fee in an amount equal to 1.0% of the aggregate principal amount of the Loan on the Closing Date.

            SECTION 2.05. Prepayments of the Notes.

                  (a) Voluntary Prepayment.


                                      -23-
                                                            Loan Agreement

                        (i) The Borrowers may, during the period from the Closing Date to June 1, 2000 and upon at least five Business Days' prior notice from the Parent to the Administrative Agent stating the proposed date of payment and the amount of such prepayment, and if such notice is given the Borrowers shall prepay the outstanding unpaid principal amount of the Loan, in whole or in part, together with accrued and unpaid interest thereon to the date of such prepayment on the principal amount prepaid, provided that each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                        (ii) If the Exchange is consummated, (i) the Borrowers may not prepay or redeem, in whole or in part, any Rollover Note or Exchange Security held by a Lender that is not an Affiliate of Cerberus Capital Management, L.P. (a "Non-Affiliate Lender") prior to the fourth anniversary of the Exchange Date; and (ii) after the fourth anniversary of the Exchange Date, the Borrowers may, upon at least 30 Business Days' notice to the Administrative Agent stating the date and amount of such prepayment or redemption, and if such notice is given, the Borrowers shall prepay or redeem the outstanding principal amount of the Rollover Notes or Exchange Securities, as the case may be, held by the Non-Affiliate Lenders, in whole or in part, at the redemption prices (expressed as percentages of principal amount prepaid or redeemed) set forth below, together with accrued and unpaid interest thereon to the date of prepayment or redemption, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

            Year                     Percentage
            ----                     ----------
            2004                     107.500%
            2005                     105.000%
            2006                     102.500%
            2007                     100.000%


                        (iii) If the Exchange is consummated, the Borrowers may, upon at least 30 Business Days' notice to the Administrative Agent stating the date and amount of such prepayment or redemption, and if such notice is given, the Borrowers shall prepay or redeem the outstanding principal amount of the Rollover Notes or Exchange Securities, as the case may be, held by a Lender that is an Affiliate of Cerberus Capital Management, L.P., in whole or in part at a redemption price equal to 100% of the principal amount prepaid or redeemed, together with accrued and unpaid interest thereon to the date of prepayment or redemption.

                  (b)  Mandatory Prepayment.

                        (i) Upon the consummation of the Loan Refinancing prior to the Maturity Date for the Bridge Notes, the Borrowers shall prepay the Loan in an amount equal to the then outstanding principal amount of the Loan together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, expenses and other payments due to the Lenders under the Loan Documents (the "Refinancing Amount"). If the Loan Refinancing is consummated prior to the consummation of the Merger, any cash then held in the Securities


                                      -24-
                                                            Loan Agreement

Account and delivered to the Administrative Agent in accordance with the Securities Account Agreement shall thereupon be applied toward such prepayment of the Loan.

                        (ii) In the event that the Merger shall not have been consummated in accordance with the terms set forth in Section 3.02(a) on or prior to the Exchange Date, any cash in the Securities Account which is delivered to the Administrative Agent in accordance with the Securities Account Agreement shall thereupon be applied to prepay the Loan, and the Borrowers shall pay all accrued and unpaid interest on the principal amount of the Loan so prepaid to the date of such prepayment and all fees, expenses and other payments due and payable to the holders of the Notes under the Loan Documents on such date.

                        (iii) Upon receipt by the Parent or any of its Subsidiaries prior to the Maturity Date for the Bridge Notes of the Net Proceeds from the issuance or incurrence by the Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness issued or incurred as permitted by Section 5.02(b)) the Borrowers shall prepay outstanding Notes in an amount equal to the lesser of (A) 100% of the aggregate principal amount of all Notes outstanding on the date of such prepayment and (B) the amount of such Net Proceeds, in either case plus all accrued and unpaid interest on the principal amount of the Notes so prepaid to the date of such prepayment and all fees, expenses and other payments due and payable to the holders of the Notes under the Loan Documents on such date.

                        (iv) Upon receipt by the Parent or any of its Subsidiaries prior to the Maturity Date for the Bridge Notes of the Net Proceeds from the issuance or sale by the Parent or any of its Subsidiaries of any Equity Interests of any such Person or from any capital contribution received by the Parent from any Person or received by any Subsidiary of the Parent from any Person other than the Parent in a transaction permitted by Section 5.02(f), the Borrowers shall prepay outstanding Notes in an amount equal to the lesser of (A) 100% of the aggregate principal amount of all Notes outstanding on the date of such prepayment and (B) the amount of such Net Proceeds, in either case plus all accrued and unpaid interest on the principal amount of the Notes so prepaid to the date of such prepayment and all fees, expenses and other payments due and payable to the holders of the Notes under the Loan Documents on such date.

                        (v) Upon receipt by the Parent or any of its Subsidiaries prior to the Maturity Date for the Bridge Notes of the Net Proceeds from any Asset Sale (other than Asset Sales permitted under clauses (iii) through (vi) of Section 5.02(c)), the Borrowers shall prepay outstanding Notes in an amount equal to the lesser of (A) 100% of the aggregate principal amount of all Notes outstanding on the date of such prepayment and (B) the amount of such Net Proceeds.

                        (vi) Nothing contained in this Section 2.05(b) shall affect any of the Borrowers' Obligations under Section 5.02 or permit the Parent or any of its Subsidiaries to issue or incur Indebtedness, issue or sell any Equity Interests or to sell any Property other than in accordance with Section
5.02. Prepayments described in paragraphs (i) through (v) of this Section 2.05(b) shall be allocated among all the Notes at the time outstanding in proportion, as nearly as practicable, to the unpaid principal amounts thereof not theretofore called for prepayment or redemption.


                                      -25-
                                                            Loan Agreement

                  (c) Breakage Fees. Upon (i) any prepayment of principal of the Loan under Section 2.05(a) or 2.05(b) on a day other than the last day of an Interest Period, (ii) the issuance of the Rollover Notes or the Exchange Securities, as the case may be, on a date which is not the Maturity Date under the Bridge Notes or (iii) the acceleration of maturity of the Notes pursuant to
Section 6.01, or for any other reason, the Borrowers shall pay upon demand by any Lender the amount required to compensate such Lender for any losses, costs or expenses which such Lender may reasonably and actually incur as a result of such payment or acceleration including, without limitation, any actual loss, cost or expense (as determined by such Lender, which determination shall be conclusive and binding absent manifest error) incurred by reason of the liquidation or reemployment of deposits or other funds actually or notionally acquired by such Lender to fund or maintain the Loan.

            SECTION 2.06. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under each Note not later than 11:00 a.m. (New York City time) on the day when due in United States Dollars in immediately available funds to the applicable Lender for the account of such Lender's Lending Office or to the Administrative Agent, as the case may be, in each case to be applied in accordance with the terms of this Agreement. Upon the acceptance by the Administrative Agent of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Borrowers shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder and under the Notes shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of payment of interest or any fee, as the case may be; provided, however, that if such extension would cause the payment of interest on or principal of the Loan to be made in the next following calendar month during such time as the Loan shall be bearing interest based on the LIBO Rate, such payment shall be made on the next preceding Business Day.

                  (d) To the fullest extent permitted by law, the Borrowers shall make all payments hereunder and under the Notes regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority and which may adversely affect the Borrowers' obligation to make, or the right of the holder of any Note, as the case may be, to receive, such payments.


                                      -26-
                                                            Loan Agreement

            SECTION 2.07. Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Loan shall be used by the Borrowers as set forth in Schedule 2.07, in the following order of priority, only (i) to pay the aggregate purchase price of the Shares purchased by the Purchaser in accordance with the Offer to Purchase, (ii) to fund the Securities Account pursuant to
Section 2.02(a), (iii) to pay the fees, costs and expenses incurred in connection with the Tender Offer and the financing thereof hereunder and (iv) to refinance certain existing Indebtedness of the Parent, provided that the Borrowers hereby authorize the Lenders and the Administrative Agent to apply directly $1,550,000 of the proceeds of the Loan to pay the fees due pursuant to
Section 2.04(c). Funds on deposit in the Securities Account shall be applied, upon the satisfaction of the conditions set forth in Section 3.02(a), to pay the cash consideration in connection with the Merger and to pay costs and expenses incurred in connection with the Merger.

            SECTION 2.08. Taxes. (a) Any and all payments by the Borrowers under the Loan Documents shall be made, in accordance with Section 2.06, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income or franchise by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or engaged in business (other than as a result of this transaction), (ii) in the case of each Lender, taxes imposed on its overall net income or franchise by the United States or any jurisdiction in which such Lender is engaged in business (other than as a result of this transaction) or any political subdivision thereof, and (iii) in the case of each Lender, taxes imposed by any jurisdiction solely as a result of such Lender's activities in or contact with such jurisdiction unrelated to this Loan Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments under the Loan Documents being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise taxes, charges or similar levies that arise from any payment made under the Loan Documents or from the execution, delivery or registration of, performing under, or otherwise with respect to, the Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers shall jointly and severally indemnify each Lender and the Administrative Agent for and hold such Persons harmless against the full amount of Taxes or Other Taxes imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or


                                      -27-
                                                            Loan Agreement
with respect thereto. This indemnification shall be made within 10 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 45 days after the date of any payment of Taxes pursuant to clause (iii) of the second sentence of Section 2.08(a), the Parent shall furnish to the Administrative Agent, at its address referred to in Section 8.02, documentary evidence reasonably satisfactory to the Administrative Agent of payment thereof, but only to the extent such evidence is furnished to the Borrowers by the relevant taxation authority or other authority.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrowers (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers with such properly and duly executed documentation prescribed by applicable law as will permit payments made under this Agreement to be made without withholding in respect of U.S. Federal income tax. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under Section 2.08(a) with respect to United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

                  (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form or document, if any, required under Section 2.08(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Section 2.08(e)), such Lender shall not be entitled to indemnification under Section 2.08(a) or Section 2.08(c) with respect to Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Each Lender agrees that it will (i) take all reasonable actions requested by the Borrowers to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty, statute, or existing administrative waiver) and (ii) to the extent reasonable and without material cost or risk to it, otherwise cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this Section 2.08, including the contest of any asserted tax liability if and to the extent not contrary to such Lender's internal policies or procedures.


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                                                            Loan Agreement

            SECTION 2.09. Increased Costs. (a) If, due to either (i) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority issued after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining its Pro Rata Share of the Loan (excluding for purposes of this Section 2.09 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.08 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or State under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon notice thereof and demand by such Lender therefor, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that prior to any requirement of the Borrowers to pay such additional amounts, such Lender shall have expended all reasonably commercial efforts to mitigate any increased costs relating to the foregoing (including, without limitation, using reasonable efforts to designate another lending office so long as such designation does not cause such Lender to suffer any economic, legal or regulatory disadvantage) if and to the extent not contrary to such Lender's internal policies or procedures. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be presumptive evidence of the amount due.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any Person controlling any Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers by such Lender shall be presumptive evidence of the amount due.

                  (c) If any Lender notifies the Borrowers that the LIBO Rate for any Interest Period will not adequately reflect the cost to such Lender of making, funding or maintaining its Pro Rata Share of the Loan bearing interest based upon the LIBO Rate for such Interest Period, (i) such Lender's Pro Rata Share of the Loan will automatically, on the last day of the then existing Interest Period therefor, convert from a LIBO Rate Loan into a Base Rate Loan and (ii) the obligation of such Lender to make or maintain its Pro Rata Share of the Loan bearing interest based upon the LIBO Rate shall be suspended until such Lender shall notify the Borrowers that it has determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make available its Pro


                                      -29-
                                                            Loan Agreement

Rata Share of the Loan bearing interest based upon the LIBO Rate or to continue to fund or maintain its Pro Rata Share of the Loan bearing interest based upon the LIBO Rate hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers, such Lender's Pro Rata Share of the Loan will automatically, upon such demand, convert from a LIBO Rate Loan into a Base Rate Loan until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

            SECTION 2.10. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Note held by it (other than pursuant to Section 2.05(a), 2.05(c), 2.08 or 2.09) in excess of its ratable share of payments on account of the Notes obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

            SECTION 2.11 Joint and Several Liability of the Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction between them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each of the Borrowers under the provisions of this Section 2.11 constitute the absolute and unconditional, full recourse obligations of each of


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                                                            Loan Agreement
the Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times with respect to any Default and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of either of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.11 afford grounds for terminating, discharging or relieving either of the Borrowers, in whole or in part, from any of its Obligations under this Section 2.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of the Borrowers under this Section 2.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 2.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers, the Lenders or the Administrative Agent.

                  (f) The provisions of this Section 2.11 are made for the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns, and may be enforced by it or them from time to time against either or both of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, any Lender or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against the other Borrower or to exhaust any remedies available to it or them against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 2.11 will forthwith be reinstated in effect, as though such payment had not been made.


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                                                            Loan Agreement

                  (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent for the benefit of the Lenders with respect to any of the Obligations or any collateral security therefor. Any claim which either Borrower may have against the other Borrower with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to either Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrower therefor.

                  (h) Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by either Borrower to the other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of the other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lenders and promptly paid over to the Administrative Agent for application to the Obligations.

            SECTION 2.12 Parent as Agent for Borrowers. Each Borrower hereby (i) irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers for all purposes hereunder, (ii) irrevocably authorizes the Parent
(A) to provide the Administrative Agent with all notices and instructions under this Agreement and the other Loan Documents and (B) to take such action as the Parent deems appropriate on its behalf to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents and (iii) agrees to be bound by the actions of the Parent pursuant to this Section 2.12.

                                   ARTICLE III

        CONDITIONS TO LENDING; RELEASE OF FUNDS IN SECURITIES ACCOUNT

            SECTION 3.01. Conditions Precedent to the Loan. The obligation of each Lender to make its Pro Rata Share of the Loan to the Borrowers on the Closing Date is subject to the satisfaction of the following conditions precedent:

                  (a) Documents. The Administrative Agent shall have received on or before the Closing Date the following documents, each dated such date, in form and substance


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                                                            Loan Agreement
reasonably satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                        (i) Loan Agreement. This Agreement, together with all Schedules and Exhibits, duly executed by the Parent, the Purchaser, the Administrative Agent, and the Lenders;

                        (ii) Notes. The Bridge Notes, made to the order of the respective Lenders (or their respective nominees) and executed by the Borrowers;

                        (iii) Guaranty. The Guaranty, duly executed by each Guarantor;

                        (iv) Borrower Security Agreement. The Borrower Security Agreement, duly executed by each Borrower;

                        (v) Guarantor Security Agreement. The Guarantor Security Agreement, duly executed by each Guarantor;

                        (vi) Borrower Pledge Agreement. The Borrower Pledge Agreement, duly executed by each Borrower;

                        (vii) Guarantor Pledge Agreement. The Guarantor Pledge Agreement, duly executed by each Guarantor;

                        (viii) Securities Account Agreement; Securities Account Security Agreement. The Securities Account Agreement and the Securities Account Security Agreement, duly executed by each of the parties thereto, together with evidence satisfactory to the Administrative Agent that the Warrants, duly executed by the Parent, and the Equity Registration Rights Agreement, duly executed by each of the parties thereto, have been duly delivered thereunder to the Securities Intermediary;

                        (ix) Financing Statements; Other Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Lenders, a perfected first priority Lien on the Collateral described therein, which shall be in proper form for filing, registration or recordation in each jurisdiction where the filing, registration or recordation thereof is so required or requested;

                        (x) Stock Certificates. The stock certificates representing all of the issued and outstanding Capital Stock referred to in the Borrower Pledge Agreement and the Guarantor Pledge Agreement, in each case accompanied by appropriate instruments of transfer or stock powers executed in blank (as appropriate), and completion of all other action, whether within or outside the United States, under the Security Documents to create, perfect or establish the first priority of the Lien in favor of the Administrative Agent created under such Security Documents;

                        (xi) Lien Search Reports.


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                                                            Loan Agreement

                              (A) Uniform Commercial Code, tax, and judgment Lien search reports, recently conducted by a Person reasonably satisfactory to the Administrative Agent listing all documentation on file against each Loan Party in each jurisdiction in which such Loan Party maintains any Collateral, the results of which shall be reasonably satisfactory to the Administrative Agent; and

                              (B) Federal tax lien search reports recently conducted by a Person reasonably satisfactory to the Administrative Agent with respect to each Loan Party, the results of which shall be reasonably satisfactory to the Administrative Agent;

                        (xii) Satisfaction of Outstanding Indebtedness. A termination agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by or on behalf of each of the holders of the Indebtedness referred to in Section 3.01(g), together with such UCC-3 termination statements and other documents as the Administrative Agent may reasonably request to terminate or release, or to evidence the termination or release, by such holders (or the collateral agent for such holders) of any Liens on Property of the Parent and its Subsidiaries;

                        (xiii) Form G-3. If requested by any Lender, a Federal Reserve Form G-3 for such Lender, properly completed and executed by the Borrowers;

                        (xiv) Resolutions; Authority. Resolutions of the board of directors (or similar governing body) of each Loan Party, certified by its Secretary or an Assistant Secretary and authorizing its execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

                        (xv) Organizational Documents. A copy of the
Organizational Documents of each Loan Party, together with each amendment thereto, certified by its Secretary or Assistant Secretary, and, in the case of the certificate of incorporation, certified as of a date reasonably close to the Closing Date by the Secretary of State of the jurisdiction of incorporation as being a true and correct copy thereof;

                        (xvi) Incumbency Certificate. A certificate of incumbency executed by the Secretary or an Assistant Secretary of each Loan Party and certifying the names of its officers (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the Transactions;

                        (xvii) Good Standing Certificates. A certificate of the Secretary of State of the jurisdiction of each Loan Party's incorporation or formation, dated a date reasonably close to the Closing Date, certifying that
(A) such Loan Party has paid all franchise taxes to the date of such certificate and (B) such Loan Party is duly incorporated or formed and in good standing under the laws of the state of the jurisdiction of its organization;


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                                                            Loan Agreement

                        (xviii) Foreign Qualification Certificates. Certificates of the appropriate Governmental Authorities of each state in which each Loan Party conducts business, other than the state of incorporation of such Loan Party, as to such Loan Party's qualification to do business and good standing in such state, all dated a date reasonably close to the Closing Date;

                        (xix) Officer's Certificate. A certificate of the Borrowers, signed on behalf of the Borrowers by a duly authorized senior officer of the Borrowers, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the truth of the representations and warranties made by the Loan Parties and contained in the Transaction Documents to which such Loan Party is a party as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which representations and warranties shall be true as of such specified date) and (B) the absence of any event occurring and continuing, or resulting or that will result from, the consummation of any of the Transactions that constitutes a Default or Event of Default;

                        (xx) Financial Statements. Copies of each of the financial statements described in Section 4.01(f);

                        (xxi) Consents. Copies of all consents, waivers or approvals referred to in Section 3.01(i), certified by an authorized officer of the Parent as true and correct copies of such documents as of the Closing Date;

                        (xxii) Insurance Policies. Certificates of insurance summarizing the insurance policies of each Loan Party as required by this Agreement or the Security Documents and reflecting the Administrative Agent as loss payee or additional insured, as applicable, under such policies;

                        (xxiii) Opinions of Counsel. Opinions, in form, scope and substance reasonably acceptable to the Administrative Agent, of Skadden, Arps, Slate, Meagher & Flom, LLP and, to the extent reasonably requested by the Administrative Agent, of other legal counsel, in each case as to such matters as the Administrative Agent may reasonably request;

                        (xxiv) Notice of Borrowing. A Notice of Borrowing complying with the requirements set forth in Section 2.02(a), duly executed by the Borrowers;

                        (xxv) Transaction Documents. Copies of the Tender Offer Documents and the Merger Documents, and all documents required to be delivered under the terms thereof as of the time of the consummation of the Tender Offer, each of which shall be reasonably satisfactory to the Administrative Agent, with all certificates and opinions delivered in connection with such documents to be addressed to the Administrative Agent and the Lenders or accompanied by a written authorization from the Person delivering such certificate or opinion stating that the Administrative Agent and the Lenders may rely on such certificate or opinion as though it were addressed to the Administrative Agent and the Lenders, respectively;

                        (xxvi) Solvency Certificate. A solvency certificate, substantially in the form of Exhibit P hereto, executed on behalf of the Parent by its chief financial officer,


                                      -35-
                                                            Loan Agreement
setting forth the conclusion that after giving effect to the Transactions, the Parent is, and the Parent and its Subsidiaries, taken as a whole, are, Solvent;

                        (xxvii) Contribution Agreement. The Contribution Agreement, duly executed by each Guarantor; and

                        (xxviii) Tax Matters. Such opinions of the Parent's accountants and such certificates of officers of the Parent and/or Collagen as the Administrative Agent may request with respect to certain federal and state tax matters relating to the Parent and the Transactions.

                  (b) Fees and Expenses. The Loan Parties shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders which the Loan Parties are required to pay under the Loan Documents.

                  (c) No Prohibitions; No Material Litigation. No requirement of any Governmental Authority shall prohibit the consummation of the Transactions. No order, judgment, ruling, injunction or decree of any Governmental Authority or arbitrator shall, and no action, suit, investigation, litigation or other proceeding shall be pending or, to the knowledge of the Borrowers, threatened which could or purports to (i) enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of any Transaction,
(ii) have a Material Adverse Effect, (iii) adversely affect the legality, validity or enforceability of any Transaction Document, or (iv) in the reasonable judgment of the Administrative Agent, impair the ability of the Parent to issue the securities as contemplated by Section 5.01(k).

                  (d) Adverse Change. No Material Adverse Change, or any event, development or occurrence reasonably likely to result in a Material Adverse Change, shall have occurred with respect to (i) the Parent and its Subsidiaries (taken as a whole but excluding Collagen and its Subsidiaries), since March 31, 1999 or (ii) Collagen and its Subsidiaries (taken as a whole) since March 31, 1999 other than as described in Section 4.01(f)(iv). No material adverse change shall have occurred in the United States high-yield debt markets, the financial, banking or capital markets generally or the market for outstanding Equity Securities of the Parent, from those in effect on the date hereof which could be expected in the reasonable opinion of the Administrative Agent to adversely affect the consummation of any of the Transactions.

                  (e) Consummation of Tender Offer. The Tender Offer shall have been consummated on or before the Closing Date pursuant to and in accordance with the terms the Tender Offer Documents (including at a price per Share of not more than $16.25), applicable law and regulatory approvals, except for payment for the tendered Shares. None of the Tender Offer Documents shall have been amended or otherwise modified or supplemented in any respect or any condition therein waived without the prior written consent of the Administrative Agent.

                  (f) Minimum Shares. After giving effect to the transactions contemplated by the Tender Offer Documents and as of the Closing Date, the Purchaser shall have acquired Shares constituting at least the Minimum Shares.


                                      -36-
                                                            Loan Agreement

                  (g) Satisfaction of Outstanding Indebtedness. All Indebtedness and other amounts owing with respect to the Parent's outstanding 10% Senior Secured Notes due September 1, 2000 and the Parent's outstanding 11% Junior Secured Notes due September 1, 2000 shall have been repaid in full and all indentures, agreements and other documents in respect of such Indebtedness and all guarantees with respect thereto shall have been terminated and of no further force and effect, and all Liens on Property owned by the Parent and its Subsidiaries and securing such Indebtedness shall have been terminated and released in full.

                  (h) Recommendation of Board of Directors. The board of directors of Collagen shall have notified the stockholders of Collagen that such board of directors has determined that the Tender Offer and the Merger are fair and in the best interests of Collagen and its stockholders and recommends that such stockholders accept the Tender Offer in accordance with the Offer to Purchase, and such recommendation shall not have been withdrawn or otherwise modified.

                  (i) Receipt of Consents; Expiration of Waiting Periods. All governmental and third party consents, waivers and approvals (including without limitation the approval of the Federal Trade Commission or the U.S. Department of Justice under the Hart-Scott-Rodino Anti-Trust Improvements Act) necessary or reasonably requested by the Administrative Agent in connection with any Transaction, including the execution, delivery and performance by the Loan Parties of the Transaction Documents, shall have been obtained (without the imposition of any conditions that are not acceptable to the Administrative Agent) and shall remain in effect. All applicable waiting periods shall have expired without any action being taken by any competent authority.

                  (j) Merger Agreement. The Merger Agreement shall be in full force and effect and shall not have been amended or otherwise modified or supplemented in any material respect or any condition therein waived without the prior written consent of the Administrative Agent, and the representations and warranties contained in the Merger Agreement shall be true and correct.

                  (k) Working Capital. After giving effect to the consummation of the Tender Offer, the repayment in full of the Indebtedness described in
Section 3.01(g) and the making of the Loan and the use of proceeds thereof, and without giving effect to the Merger or any cash or other Property of Collagen and its Subsidiaries, (i) on the Closing Date the Borrowers shall have not less than $5,000,000 in cash or Cash Equivalents, free and clear of any Lien, available for the working capital needs of the Parent and its Subsidiaries, and
(ii) the Parent and its Subsidiaries shall have sufficient cash flow from operations, on a historical basis since June 30, 1999 and on a pro forma basis in accordance with the Projections, to pay its expenses and other obligations (excluding the Refinancing of the Bridge Notes on the Maturity Date of the Bridge Notes but including anticipated Capital Expenditures) as and when the same become due at least during the period from June 1, 1999 through June 30, 2000.

                  (l) Representations and Warranties. The representations and warranties of each of the Loan Parties contained in this Agreement and each of the other Transaction Documents shall be true on the Closing Date, before and after giving effect to the making of the Loan and to the application of the proceeds thereof as contemplated by Section


                                      -37-
                                                            Loan Agreement

2.07 (except for such representations and warranties made as of a specified date, which representations and warranties shall be true as of such specified date).

                  (m) No Default. After giving effect to the making of the Loan and the application of the proceeds thereof as contemplated by Section 2.07, no Default or Event of Default shall have occurred and be continuing.

            SECTION 3.02 Conditions Precedent to Release of Funds in Securities Account. The obligation of the Administrative Agent to authorize, pursuant to the terms of the Securities Account Agreement, the release to the Borrowers of the proceeds of the Loan deposited in the Securities Account to the Borrowers in connection with the consummation of the Merger shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 3.02 on or prior to the Exchange Date:

                  (a) Consummation of Merger. The Merger shall have been, or shall be, consummated pursuant to and in accordance with the terms of the Merger Agreement and the other Merger Documents and in accordance with applicable law and regulatory approvals. None of the Merger Documents shall have been amended, or otherwise modified or supplemented in any material respect or any material condition therein waived without the prior written consent of the Administrative Agent. The Administrative Agent shall have received a copy of the Certificate of Merger, filed with the Secretary of State of the State of Delaware, evidencing that the Purchaser has merged with and into Collagen, with Collagen as the surviving corporation of the Merger.

                  (b) Merger Documents. The Administrative Agent shall have received fully executed copies of the Merger Documents, in each case certified as a true and complete copy by an authorized officer of the Parent, and all other certificates, filings, approvals, consents, board of directors resolutions, opinions and other documents required to be delivered under the terms thereof, each of which shall be reasonably satisfactory to the Administrative Agent, with all certificates and opinions delivered in connection with such documents to be addressed to the Administrative Agent and the Lenders or accompanied by a written authorization from the Person delivering such certificate or opinion stating that the Administrative Agent and the Lenders may rely on such certificate or opinion as though it were addressed to the Administrative Agent and the Lenders, respectively.

                  (c) Joinder Agreements. (i) Collagen shall have executed and delivered to the Administrative Agent the Collagen Joinder Agreement and such other documents as the Administrative Agent may reasonably request in connection with Collagen's succeeding to all rights, duties, indebtedness, liabilities, and obligations of the Purchaser under this Agreement and the other Loan Documents, and (ii) each Domestic Subsidiary of Collagen shall have executed a Subsidiary Joinder Agreement in favor of the Administrative Agent and such other documents as the Administrative Agent may reasonably request in connection with such Domestic Subsidiary being joined as a Guarantor hereunder.

                  (d) Notes. Collagen and the Parent shall have duly executed and delivered to the Administrative Agent new Bridge Notes to replace those Notes delivered pursuant to Section 3.01(a)(ii).


                                      -38-
                                                            Loan Agreement

                  (e) Guaranties; Security Documents. (A) Collagen shall have executed and delivered to the Administrative Agent a counterpart of the Borrower Security Agreement and the Borrower Pledge Agreement, and such other documents of the type described in Section 3.01 as the Administrative Agent may reasonably request and as Collagen would have had to deliver if Collagen were a Loan Party on the Closing Date; and (B) each Domestic Subsidiary of Collagen shall have executed and delivered to the Administrative Agent a counterpart of the Guaranty, the Guarantor Security Agreement, the Guarantor Pledge Agreement and the Contribution Agreement, and such other documents of the type described in
Section 3.01 as the Administrative Agent may reasonably request and as such Subsidiary would have had to deliver if it were a Loan Party on the Closing Date.

                  (f) Officer's Certificate. The Administrative Agent shall have received a certificate of the Parent, executed by a duly authorized senior officer of the Parent, dated the Merger Date (the statements made in which certificate shall be true on and as of the Merger Date), certifying as to (A) the truth in all material respects of the representations and warranties contained in the Transaction Documents as though made on and as of the Merger Date (except for such representations and warranties made as of a specified date, which representations and warranties shall be true in all material respects as of such specified date) and (B) the absence of any event occurring and continuing, or resulting or that will result from, the consummation of any of the Transactions that constitutes a Default or an Event of Default.

                  (g) Fees and Expenses. Each of the Loan Parties shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders which the Loan Parties are required to pay under the Loan Documents.

                  (h) No Prohibitions; No Material Litigation. No requirement of any Governmental Authority shall prohibit the consummation of the Merger or any other Transaction. No order, judgment, ruling, injunction, or decree of any Governmental Authority or arbitrator shall, and no action, suit, investigation, litigation or other proceeding shall be pending or overtly threatened which purports to, or could reasonably be expected to, (i) enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of the Merger or any other Transaction, (ii) have a Material Adverse Effect, (iii) adversely affect the legality, validity or enforceability of any Transaction Document or any document relating thereto, or (iv) in the reasonable judgment of the Administrative Agent, impair the ability of the Parent to issue the securities as contemplated by Section 5.01(k).

                  (i) Adverse Change. No Material Adverse Change, or any event, development or occurrence reasonably likely to result in a Material Adverse Change, shall have occurred with respect to the Parent and its Subsidiaries (taken as a whole but excluding Collagen and its Subsidiaries) since March 31, 1999, or with respect to Collagen and its Subsidiaries (taken as a whole) since March 31, 1999 except as described in Section 4.01(f)(iv). No material adverse change shall have occurred in the United States high-yield debt markets, the financial, banking or capital markets generally or the market for outstanding Equity Securities of the Parent, from those in effect on the date hereof which could be expected in the reasonable opinion of the Administrative Agent to adversely affect the consummation of the Transactions.


                                      -39-
                                                            Loan Agreement

                  (j) Representations and Warranties. The representations and warranties of each of the Loan Parties contained in this Agreement and each of the other Transaction Documents shall be true in all material respects on the Merger Date, before and after giving effect to the making of the Loan and to the application of the proceeds thereof as contemplated by Section 2.07 (except for such representations and warranties made as of a specified date, which representations and warranties shall be true as of such specified date).

                  (k) No Default. After giving effect to the Merger and the application of the proceeds thereof as contemplated by Section 2.07, no Default or Event of Default shall have occurred and be continuing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties. Each of the Borrowers hereby represents and warrants as follows:

                  (a) Organization; Power and Authority. The Parent and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Subsidiaries; Capitalization.

                        (i) After giving effect to the consummation of the Transactions, the Parent has no other Subsidiaries other than those listed in
Schedule 4.01(b). Schedule 4.01(b) sets forth the jurisdiction of incorporation or organization of the Parent and each of its Subsidiaries, the total authorized Capital Stock of each such Person, divided by class, and the percentage of the Parent's or a Subsidiary's (as applicable) ownership of the outstanding Voting Stock of each Subsidiary of the Parent. None of the Subsidiaries of the Parent listed in Schedule 4.01(b) and whose names are marked with an asterisk on such Schedule owns any material assets (other than certain intellectual property assets) or conducts any material business activities or has any employees, and the Parent is currently engaged in dissolving each such Person.

                        (ii) All of the outstanding Capital Stock of the Parent and its Subsidiaries has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. Except for the Warrants and the Equity Registration Rights Agreement and except as disclosed in Schedule 4.01(b), there are (A) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Parent or any of its Subsidiaries, and (B) no shareholder agreements, voting


                                      -40-
                                                            Loan Agreement
trusts, or similar agreements in effect and binding on any shareholder of the Parent or any of its Subsidiaries or the Capital Stock of the Parent or any of its Subsidiaries. All shares of Capital Stock of the Parent and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

                  (c) Authorization, Enforceability, Etc. The execution and delivery of the Transaction Documents by each Loan Party which is a party thereto, the performance by each of the Loan Parties of their respective obligations thereunder and the consummation by each of the Loan Parties of the Transactions have been duly authorized by all necessary action (including, without limitation, all necessary shareholder action). Each of the Transaction Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Authorization; Compliance with Law and Other Instruments, Etc. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is a party, and the consummation of the transactions contemplated thereby, are within such Loan Party's powers, and do not (i) contravene such Loan Party's Organizational Documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Loan Party or any of its Property, except for any such breach or default as to which requisite waivers or consents have been obtained or (iv) result in or require the creation or imposition of any Lien upon or with respect to any Property of any Loan Party. Neither the Parent nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

                  (e) Governmental Authorizations, Etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for (i) the due execution, delivery, recordation, filing or performance of any Transaction Document or for the legality, validity, binding effect or enforceability thereof, or for the consummation of any Transaction, or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(e) hereto all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Loan or the other Transactions.

                  (f) Financial Statements.


                                      -41-
                                                            Loan Agreement

                        (i) The consolidated balance sheets of the Parent and its Subsidiaries as of December 31, 1997 and December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for the fiscal years ended December 31, 1997 and December 31, 1998, in each case including the notes and schedules thereto and accompanied by an opinion of BDO Seidman LLP, independent certified public accountants of the Parent, and the consolidated balance sheets of the Parent and its Subsidiaries as of March 31, 1999 and June 30, 1999 and the related statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for the three-month period and the six-month period, respectively, ended on such dates, in each case duly certified by the chief financial officer of the Parent, copies of which have been furnished to the Administrative Agent and each of the Lenders, present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations and cash flows of the Parent and its Subsidiaries for the respective periods ended on such dates in accordance with GAAP applied consistently throughout the period involved, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements.

                        (ii) The consolidated balance sheets of Collagen and its Subsidiaries as of June 30, 1998, and the related consolidated statements of earnings, cash flows and stockholders' equity of Collagen and its Subsidiaries for the fiscal year ended on such date, including the notes and schedules thereto and accompanied by an opinion of Ernst & Young LLP, independent certified public accounts of Collagen, and the unaudited consolidated balance sheets of Collagen and its Subsidiaries as of June 30, 1999 and the related unaudited consolidated statements of earnings, cash flows and stockholders' equity of Collagen and its Subsidiaries for the fiscal year ended on such date, copies of which have been furnished to the Administrative Agent and each of the Lenders, present fairly the consolidated financial condition of Collagen and its Subsidiaries as at such dates and the consolidated results of operations and cash flows of Collagen and its Subsidiaries for the respective periods ended on such dates in accordance with GAAP applied consistently throughout the period involved, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements.

                        (iii) There are no liabilities or obligations of the Parent or any of its Subsidiaries of any nature whatsoever (including Indebtedness and whether absolute, contingent, accrued or otherwise and whether or not due), after giving effect to the Transactions that, either individually or in the aggregate, could reasonably be expected to be material to the Parent or any of its Subsidiaries, except for those liabilities and obligations that are fully disclosed in the financial statements referred to in subsection (i) above.

                        (iv) Since March 31, 1999, there has been no
Material Adverse Change with respect to the Parent and its Subsidiaries taken as a whole (excluding Collagen and its Subsidiaries) or with respect to Collagen and its Subsidiaries taken as a whole, provided that the Lenders acknowledge notice of, and agree that a Material Adverse Change has not occurred as of the Closing Date by reason of, the booking of a non-cash adjustment to the provision for discontinued operations of Lipomatrix Inc. and its breast implant business, not to exceed $11.5 million, in its financial statements for the fiscal year ended June 30, 1999.


                                      -42-
                                                            Loan Agreement

                        (v) The Projections have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Parent or any of its Subsidiaries to be misleading in any material respect or which fail to take into account any material information known to the Parent or any of its Subsidiaries. On the Closing Date, the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the periods covered by the Projections may differ from the projected results set forth in the Projections.

                  (g) Litigation.

                        (i) There is no action, suit, investigation, litigation or proceeding, including any Environmental Action, pending or, to the Borrowers' knowledge, threatened, affecting the Parent or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect the Transactions or the legality, validity or enforceability of any Transaction Document or the consummation of the Transactions.

            (ii) Schedule 4.01(g) lists and correctly describes all suits, actions, reissues, reexaminations, public protests, interferences, oppositions, cancellations or other proceedings currently pending concerning a claim that the Parent or any of its Subsidiaries has violated any patent, trademark or other intellectual property or proprietary right or breached any License, as defined in the Borrower Security Agreement (collectively, "Proceedings"). Other than as specified in Schedule 4.01(g), no Proceeding is currently pending and no such claim has been otherwise threatened or asserted against the Parent or any of its Subsidiaries. The Proceedings listed on Schedule 4.01(g) do not present liabilities which are material to the business of the Parent or any of its Subsidiaries. All opinions rendered by any counsel to the Parent or any of its Subsidiaries in respect of such Proceedings, including without limitation, the confidential opinion of counsel regarding non-infringement and unenforceability of U.S. Patent Nos. 4,889,744 and 5,007,929 dated October 28, 1994 prepared by Finnegan, Henderson, Farabow, Garrett & Dunner (the "Opinion"), are based on a reasonably diligent review and analysis of the relevant facts and law, are reasonably stated and are correct in all material respects. The Parent has provided the Administrative Agent and each Lender with a true, complete and correct copy of the Opinion. The Parent and its Subsidiaries have reasonably relied on such opinions in the conduct of their business. For the purposes of this Section 4.01(g)(ii), the term "License" shall include without limitation that certain License Agreement dated July 1, 1993 between Lubomyr I. Kuzmak and Inamed Development Co. (the "Kuzmak License"), and that certain Exclusive License Agreement dated December 17, 1986 between McGhan Medical Corporation and Bio-Cell (the "Bio-Cell License"), each as amended or otherwise modified. Neither the Kuzmak License nor the Bio-Cell License is material to the business of the Parent or any of its Subsidiaries nor are they required in order to conduct the business of the Parent and the Subsidiaries as currently conducted or as contemplated to be conducted.

                  (h) Licenses, Permits, Etc. Each of the Parent and its Subsidiaries owns or possesses all of the licenses, permits, franchises, authorizations, consents and approvals,


                                      -43-
                                                            Loan Agreement
and owns or has the legal right to use all of the patents, copyrights, service marks, trademarks and trade names (or other rights thereto), that are necessary to own or lease and operate its Property and to conduct its businesses as presently conducted, without known conflict with the rights of any other Person, except where and to the extent that the failure to so own, possess or have the legal right to use such licenses, permits, franchises, authorizations, consents, approvals, patents, copyrights, service marks, trademarks, trade names or other rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 4.01(h), no action, suit, investigation, litigation or proceeding of any Person is pending or, to the best knowledge of the Borrowers, is threatened challenging the use of any such license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right, or the validity or effectiveness thereof, except for any such action, suit, investigation, litigation or proceeding that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (i) Margin Stock. Neither the Parent nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, provided that the Purchaser is engaged in the Acquisition of the Shares pursuant to the Offer to Purchase. No proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U or Regulation X.

                  (j) Title to Property; Leases. Each of Parent and its Subsidiaries has good and sufficient title to, or a valid and enforceable leasehold interest in, all its Property, in each case free and clear of all Liens other than Liens permitted under Section 5.02(a). All leases under which the Parent or any of its Subsidiaries is a lessee are valid and subsisting and are in full force and effect, except where the failure of such lease to be valid and subsisting or in full force and effect could not reasonably be expected to have a Material Adverse Effect.

                  (k) Taxes. The Parent and each of its Subsidiaries has filed or caused to be filed all material tax returns and reports that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which such Person has received notice and all other taxes, assessments, levies, fees and other governmental charges imposed upon it or its Subsidiaries, or its property, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other charges have become due and payable and before they have become delinquent, except for taxes, assessments, levies, fees or other governmental charges (x) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Person has established reserves in accordance with GAAP or (y) the non-payment of which would not have a Material Adverse Effect.

                  (l) Compliance with ERISA. None of the Parent, its Subsidiaries or their respective ERISA Affiliates maintains or has an obligation to contribute to any Plan or any Multiemployer Plan. None of the Parent, its Subsidiaries or their respective ERISA Affiliates nor any fiduciary of any Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to have a



                                      -44-
                                                            Loan Agreement

Material Adverse Effect, (ii) taken or failed to take any action which would constitute or result in the termination of any Plan which could reasonably be expected to have a Material Adverse Effect, (iii) adopted any amendment that would require the granting of a security interest under Section 401(a)(29) of the Code, (iv) failed to pay any required installment or other payment required under Section 412 of the Code on or before the due date for such required installment or payment, (v) engaged in a transaction within the meaning of
Section 4069 of ERISA which can reasonably be expected to have a Material Adverse Effect, (vi) incurred any liability to the PBGC which remains outstanding other than the payments of premiums, and there are no premium payments which have become due which are unpaid, or (vii) made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan in either case which can reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the Borrowers, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan, or (iii) the Parent, its Subsidiaries or any ERISA Affiliate with respect to any Plan. No reportable event (as defined in Section 4043(c) of ERISA), other than a reportable event for which the 30-day notice provision has been waived, has occurred with respect to any Plan nor does any event or condition exist that is reasonably likely to result in a reportable event with respect to any Plan.

                  (m) Investment Company Act. Neither the Parent nor any of its Subsidiaries is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (n) No Burdensome Agreements. Neither the Parent nor any of its Subsidiaries is, after giving effect to the Transactions, a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

                  (o) Solvency. The Parent and each of its Subsidiaries is, both before and after giving effect to the Transactions and the other transactions contemplated by the Transaction Documents, Solvent.

                  (p) Existing Indebtedness; Material Contracts; Liens.

                        (i) Schedule 4.01(p) sets forth a complete and correct list as of the Closing Date, after giving effect to the Transactions, of all outstanding Indebtedness of the Parent and its Subsidiaries and each loan agreement, merger agreement, lease, indenture, mortgage or other agreement or instrument (other than the Loan Documents) to which the Parent or any of its Subsidiaries is a party to the extent that (A) the termination of such agreement or a default thereunder could reasonably be expected to have a Material Adverse Effect or (B) such agreement provides for Indebtedness or the purchase or other transfer of Property in excess of $500,000.

                        (ii) After giving effect to the Transactions, there are no Liens existing with respect to any Property of the Parent or any of its Subsidiaries other than Liens permitted under Section 5.02(a).


                                      -45-
                                                            Loan Agreement

                  (q) Environmental Matters. (i) After giving effect to the
Transactions: (A) the operations and Property of the Parent and its Subsidiaries comply with all Environmental Laws except for any non-compliance that could not be reasonably likely individually or in the aggregate to have a Material Adverse Effect, (B) all necessary Environmental Permits have been obtained and are in effect for the operations and Property of the Parent and its Subsidiaries, except for such Environmental Permits where the failure to obtain or maintain the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (C) the Parent and each of its Subsidiaries are in compliance with all such Environmental Permits except for any non-compliance that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect; (D) there are no Environmental Actions pending or, to the knowledge of the Parent and its Subsidiaries, threatened against the Parent or any of its Subsidiaries or any of their respective Property that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (E) to the Borrowers' knowledge, no circumstances exist that would be reasonably likely to (1) form the basis of an Environmental Action against the Parent or any of its Subsidiaries or any of their respective Property that could reasonably be expected to have a Material Adverse Effect or
(2) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

                        (ii) Except in compliance with applicable Environmental Laws, neither the Parent nor any of its Subsidiaries has generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any Property currently or formerly owned or operated by the Parent or any of its Subsidiaries, any Hazardous Material, and to the Borrower's knowledge no other Person has released Hazardous Material onto such Property, except for any such actions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Laws. Except with respect to environmental matters, which are addressed in Sections 4.01(g) and (q) above, the Parent and each of its Subsidiaries, both before and after giving effect to the Transactions, is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, other than those the noncompliance with which could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  (s) Insurance. The Parent and each of its Subsidiaries carries or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances and is consistent with comparable businesses, and all such insurance is in full force and effect, except when the failure of such insurance to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

                  (t) Labor Matters. There are no strikes pending or, to the Borrowers' knowledge, threatened against the Parent or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to


                                      -46-
                                                            Loan Agreement
the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Parent or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (u) Security Documents. When executed and delivered, each Security Document will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described in such Security Document and the proceeds thereof, and, when the financing statements in appropriate form are filed in the offices specified on Schedule 4.01(u) and the other perfection actions described in such Security Documents have been taken, each such Security Document shall grant a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Collateral and the proceeds thereof as security for the Obligations.

                  (v) Purposes of Loan. The proceeds of the Loan shall be used solely for the purposes set forth in Section 2.07 and for no other purpose.

                  (w) Disclosure. All of the information furnished in writing by or on behalf of the Parent or any of its Subsidiaries to the Administrative Agent or any Lender pursuant to or in connection with the Transactions and the Transaction Documents, taken as a whole, and all of the information contained in documents filed with the Securities and Exchange Commission by or on behalf of the Parent and its Subsidiaries or Collagen and its Subsidiaries, are complete in all material respects as of the date on which such information was so provided, and all such information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which any such statements were made, not misleading. All financial projections and forecasts that have been prepared by or on behalf of the Parent or any of its Subsidiaries and made available to the Administrative Agent or any Lender have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Administrative Agent or any Lender, such Person's best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).

                  (x) Transaction Documents. As of the Closing Date, the Borrowers have delivered to the Administrative Agent and the Lenders complete and correct copies of the Tender Offer Documents and the Merger Documents then existing. Each such Transaction Document is in full force and effect and no material term or condition thereof has been amended or otherwise waived except for such amendments and waivers approved by the Administrative Agent. None of the parties thereto has failed to perform any material obligation thereunder, and each of the representations and warranties given therein is true and correct in all material respects. After giving effect to the Loan hereunder, the Tender Offer will have been completed in accordance with the Tender Offer Documents.


                                      -47-
                                                            Loan Agreement
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                  (y) Accuracy of Representations and Warranties in Merger
Agreement. Each of the representations and warranties made by Collagen in the Merger Agreement are true and correct in all material respects.

                  (z) Broker's Fees. Except for fees described in Sections 5.24 and 6.06 of the Merger Agreement and fees payable to U.S. Bancorp Libra and disclosed in the letter agreement, dated July 23, 1999, between the Parent and Cerberus Capital Management, L.P., no broker's or finder's fee, commission, or similar compensation or commissions have been paid or will be payable by the Parent or any of its Subsidiaries with respect to the Transactions or for any other services rendered to the Parent or any of its Subsidiaries ancillary to the Transactions.

                  (aa) Year 2000 Compliance.

                        (i) Each of the Parent and its Subsidiaries have (A) undertaken a detailed review and assessment of all areas within their respective business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Parent or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (B) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (C) to date, implemented that plan in accordance with that timetable in all material respects. All computer applications of the Parent and its Subsidiaries that are material to their respective businesses and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant") except where any such non-performance could not reasonably be expected to have a Material Adverse Effect.

                        (ii) Each of the Parent and its Subsidiaries has made inquiry of its key suppliers, vendors, and customers as to whether such Persons will on a timely basis be Year 2000 Compliant and, on the basis of that inquiry, believes that all such Persons will be so compliant except where non-compliance could not reasonably be expected to result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of the Parent or any of its Subsidiaries the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

            SECTION 5.01. Affirmative Covenants. Each of the Borrowers covenants and agrees that, so long as any Loan or other amount is owing to any Lender or any Obligation is outstanding under any Note or any of the other Loan Documents, the Parent shall and shall cause each of its Subsidiaries to:

                  (a) Compliance with Laws, Etc. Comply with all laws, rules, regulations and orders (including, without limitation Environmental Laws and ERISA) to which it or any of its Property is subject, and obtain, comply with and maintain any and all licenses,


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approvals, notifications, registrations or permits required by such laws, rules, regulations and orders, except to the extent that such failure to comply, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its Property and (ii) all material lawful claims that, if unpaid, might become a Lien upon its Property; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained and (ii) the Borrowers provide the Administrative Agent with an opinion of counsel to the effect that it is more likely than not that the Borrowers will prevail with respect to such proceedings.

                  (c) Maintenance of Insurance. (i) Maintain insurance with financially sound, responsible and reputable insurance companies or associations in such amounts and covering such risks (including in any event, business interruption) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates; and (ii) furnish to each Lender, upon written request, full information as to the insurance carried.

                  (d) Preservation of Existence, Etc. Except as permitted by
Section 5.02(c), preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the board of directors of the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or any of the Lenders. None of the Subsidiaries of the Parent listed in Schedule 4.01(b) and whose names are marked with an asterisk on such Schedule shall engage in any material business activities or shall own any material assets (other than certain intellectual property assets) or shall have any employees, and each such Person that owns any material intellectual property assets shall transfer all such assets to one or more Wholly-Owned Subsidiaries of the Parent within 90 days of the Closing Date.

                  (e) Visitation Rights. From time to time, upon reasonable notice and, prior to the occurrence and during the continuance of a Default, during normal business hours, permit the Administrative Agent or any of the Lenders (through the Administrative Agent) or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the offices of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with GAAP.


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                  (g) Maintenance of Properties, Etc. Maintain and preserve all of its Properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) ERISA.

                        (i) Furnish to the Administrative Agent forthwith upon filing or receipt, as the case may be, a copy of (A) any notice by the Parent, any of its Subsidiaries or any ERISA Affiliate of a Plan termination sent to the PBGC under Section 4041 of ERISA or (B) any notice sent or received by the Parent, any of its Subsidiaries or any ERISA Affiliate under Section 4041, 4042, 4043, 4063 or 4068 of ERISA.

                        (ii) Notify the Administrative Agent within 10 Business Days after the Parent, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (as defined in Section 406 of ERISA and 4975 of the Code) has occurred with respect to a Plan, such notice to contain a statement of the chief financial officer of the Parent describing such transaction and the action which the Parent, any of its Subsidiaries or any ERISA Affiliate has taken or proposes to take with respect thereto.

                        (iii) Notify the Administrative Agent within 10 Business Days after receipt by the Parent, any of its Subsidiaries or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, such notice to be accompanied by a copy of such notice from such Multiemployer Plan.

                        (iv) Notify the Administrative Agent within 10 Business Days after the Parent, any of its Subsidiaries or any ERISA Affiliate sends notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees.

                        (v) Furnish to the Administrative Agent as soon as practicable upon filing a copy of each Annual Report (Form 5500) in respect of each Plan and notices required under Sections 4065 and 4066 of ERISA.

                  (i) Reporting Requirements. Furnish to the Administrative Agent in sufficient copies for each of the Lenders:

                        (i) as soon as possible and in any event within five days after a senior officer of the Parent or any of its Subsidiaries obtains knowledge of the occurrence of any Default, Event of Default or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of a senior officer of the Parent setting forth details of such Default, event, development or occurrence and the action that the Parent and each of its Subsidiaries has taken and proposes to take with respect thereto;

                        (ii) as soon as available and in any event within 30 days after the end of each month, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such month and consolidated and consolidating statements of


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income and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and consolidated and consolidating statements of income and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and accompanied by the signed statement of the chief financial officer of the Parent required pursuant to subsection (v) below;

                        (iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated and consolidating statements of income and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year for the Parent, all in reasonable detail and accompanied by the signed statement of the chief financial officer of the Parent required pursuant to subsection (v) below;

                        (iv) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of income and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by (A) an unqualified opinion of independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent (x) to the effect that such consolidated and consolidating financial statements have been prepared in accordance with GAAP in effect for such Fiscal Year and consistently applied and (y) that is not limited as to the scope of the audit or qualified as to the status of any of the entities examined as a going concern or otherwise qualified in any manner not reasonably acceptable to the Administrative Agent, and (B) the signed statement of the chief financial officer of the Parent required pursuant to subsection (v) below;

                        (v) together with the financial statements provided pursuant to Section 5.01(i)(ii)-(iv), a signed statement of the chief financial officer of the Parent, to the effect that: (x) all financial statements delivered or caused to be delivered to the Administrative Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Parent and its Subsidiaries for the respective periods ended on such respective dates; (y) the representations and warranties of the Parent and its Subsidiaries contained in this Agreement and the other Loan Documents to which such Person is a party are true and correct in all material respects on and as of


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                                                            Loan Agreement
the date of such certificate, as though made on and as of such date (except for such representations and warranties made as of a specified date, which representations and warranties shall be true as of such specified date), and (z) on the date of delivery of such certificate to the Lenders there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clause (w), (x), or (y), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Parent or any of its Subsidiaries has taken, is taking, or proposes to take with respect thereto);

                        (vi) promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent or any of its Subsidiaries and involving an amount in excess of $500,000;

                        (vii) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Parent or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange;

                        (viii) promptly upon receipt thereof, copies of all notices of default, termination or acceleration prior to the stated maturity received by the Parent or any of its Subsidiaries under or pursuant to any indenture, loan or credit or similar agreement relating to obligations of the Parent or any of its Subsidiaries of $500,000 or more;

                        (ix) promptly after the assertion or occurrence thereof, notice of (i) any Environmental Action against the Parent or any of its Subsidiaries or any noncompliance by the Parent or any of its Subsidiaries with any Environmental Law or Environmental Permit, and (ii) any release of any Hazardous Material into the environment, that could in the case of clause (i) or
(ii) reasonably be expected to have a Material Adverse Effect;

                        (x) as soon as practicable and in any event not later than 30 days prior to the end of each Fiscal Year, an annual budget of the Parent and its Subsidiaries consisting of (A) projected financial statements for the next succeeding Fiscal Year, accompanied by the statement of a chief financial officer of the Parent to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby and (B) such other projections and forecasted information as any Lender through the Administrative Agent may from time to time reasonably request;

                        (xi) promptly after the occurrence thereof or the request therefor, copies of any amendment, waiver or other modification of the terms of any of the Indebtedness of the Parent and its Subsidiaries, and any notice of default or other material notices delivered or received thereunder;

                        (xii) promptly upon entering into any tax sharing, cost allocation, overhead attribution or any similar contract or arrangement between the Parent and any of its Subsidiaries, a complete and accurate copy or detailed description thereof; and


                                      -52-
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

                        (xiii) any other information with respect to the financial condition, business and property of the Parent and its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.

                  (j) Material Obligations. Perform in a timely manner, all of its obligations under the terms of each loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting it, except where the failure to so perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (k) Loan Refinancing. Prior to the Maturity Date of the Bridge Notes, use its best efforts to effect an offering and sale of debt or equity securities ("Loan Refinancing Securities"), in each case reasonably acceptable in form and substance to the Administrative Agent, for the purpose of refinancing the aggregate outstanding principal of the Bridge Notes and paying interest accrued thereon and all fees, expenses, commissions and other amounts payable by the Borrowers under the Loan Documents and in connection with the Loan Refinancing.

                  (l) Exchange Indenture. (i) Upon the consummation of the Exchange if requested by the Required Lenders no less than 20 days prior to the Exchange Date, (ii) within 30 days of the request by the Required Lenders after the Exchange or (iii) as required under the TIA, (y) execute and deliver to the holders of the Notes an executed counterpart of the Exchange Indenture setting forth the terms and conditions that will govern the Exchange Securities in lieu of this Agreement and make all filings required in connection therewith, such terms and conditions of the Exchange Indenture to incorporate the provisions of Exhibit L hereto and to be in form and substance customary for indentures pursuant to which senior debt securities are issued in the United States high yield debt market and reasonably satisfactory to the Administrative Agent and the Required Lenders, and (z) appoint under the Exchange Indenture a trustee (the "Trustee") eligible to act as trustee under Section 310(a)(1) of the TIA. Upon the execution and delivery of the Exchange Indenture as provided in this
Section 5.01(l), all holders of the Bridge Notes or the Rollover Notes, as the case may be, shall surrender their Notes to the Borrowers in exchange for Exchange Securities issued pursuant to the Exchange Indenture.

                  (m) Registration Rights. Upon request by one or more Persons holding in the aggregate not less than 25% of the aggregate outstanding principal amount of the Rollover Notes or the Exchange Securities, as the case may be, from and after the Exchange Date, use their best efforts, and cause any other obligor under the Exchange Securities, if any, to use its best efforts, to file and have declared effective, at the expense of the Borrowers, a registration statement with respect to sales of the Exchange Securities by the holders thereof (a "Registration Demand") and make all filings required in connection therewith. Upon issuance of the Exchange Securities, the Parent shall deliver to each holder of Exchange Securities an executed counterpart of the Exchange Registration Rights Agreement providing for the foregoing registration rights and otherwise in form and substance satisfactory to the holders of a majority of the Exchange Securities.

                  (n) Year 2000 Compliance. Promptly notify the Administrative Agent in the event the Parent or any Subsidiary of the Parent discovers or determines that any computer application (including those of its suppliers and vendors) that is material to it or any of its


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business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                  (o) Consummation of Merger. Immediately after the consummation of the Tender Offer, use its best efforts to consummate the Merger in accordance with the Merger Documents and all applicable laws.

                  (p) Additional Security; Further Assurances. (i) Within 30 days after request therefor, grant, and cause each of its Domestic Subsidiaries to grant, to the Administrative Agent Liens on such Property of the Parent and its Subsidiaries as are not covered by the original Security Documents, and as may reasonably be requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such Liens shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid, enforceable, perfected first priority Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such places as are required by law to establish, perfect and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Security Documents.

                  (ii) Upon request within 30 days after request therefor, execute and deliver such further documentation and take such further action as may be reasonably requested by the Administrative Agent and the Required Lenders to carry out the provisions and purposes of the Loan Documents.

            SECTION 5.02. Negative Covenants. Each of the Borrowers covenants and agrees that, so long as any amount or Obligation is outstanding under any Note or any of the other Loan Documents, the Parent shall not, and shall cause its Subsidiaries not to, directly or indirectly:

                  (a) Limitations on Liens. Create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any of its Property of any character, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Parent or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), or to assign any accounts or other right to receive income.

                  (b) Limitations on Indebtedness. Create, incur, issue, assume, guarantee or suffer to exist, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, any Indebtedness other than:

                        (i) Indebtedness of the Loan Parties existing on the Closing Date and set forth on Schedule 5.02(b);

                        (ii) Indebtedness of the Parent and its Subsidiaries under the Loan Documents;


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                        (iii) Indebtedness owing to the Parent or any of its
Wholly-Owned Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Wholly-Owned Subsidiary of the Parent and (B) any sale or transfer of any such Indebtedness to a Person that is neither the Parent, or a Wholly-Owned Subsidiary of the Parent, shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Parent or such Subsidiary, as the case may be;

                        (iv) Permitted Refinancing Indebtedness of the Parent or any of its Subsidiaries with respect to Indebtedness that is permitted by another clause of this Section 5.02(b) other than clause (ii), (iii) or (vii);

                        (v) Indebtedness consisting of Contingent Obligations of the Borrowers or any of their Subsidiaries of the Indebtedness of the Parent or any of its Wholly-Owned Subsidiaries that is permitted by another clause of this
Section 5.02(b);

                        (vi) Indebtedness of the Parent and its Subsidiaries secured by Liens permitted by clause (viii) of the definition of the term "Permitted Liens";

                        (vii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding $2,000,000 at any time outstanding for all Foreign Subsidiaries; and

                        (viii) Indebtedness of the Parent and its Subsidiaries under Hedging Obligations entered into in the ordinary course of business with respect to obligations and on terms acceptable to the Administrative Agent and the Required Lenders;

                        (ix) Indebtedness of the Parent or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business and in no event in excess of $500,000 at any one time outstanding for all such Indebtedness; and

                        (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence.

                  (c) Limitations on Fundamental Changes, Asset Sales, Acquisitions, Etc. Wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), enter into any transaction of merger or consolidation or consolidate or merge, or sell, assign, transfer, lease, convey or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business or Property, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire whether in one transaction or a series of related transactions, any part of the business or Property of any Person (or agree to do any of the foregoing), except that:


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                        (i) any Wholly Owned Subsidiary of the Parent may merge
or consolidate with or into any other Subsidiary of the Parent so long as such Wholly Owned Subsidiary is the surviving corporation;

                        (ii) any Subsidiary of the Parent that is no longer actively engaged in any business or activities and does not have Property with an aggregate fair market value or book value in excess of $500,000 may be wound up, liquidated or dissolved by the Parent so long as such winding up, liquidation or dissolution is determined in good faith to be in the best interests of the Parent and its Subsidiaries by the board of directors of the Parent (as evidenced in a resolution set forth in an officer's certificate delivered to the Administrative Agent);

                        (iii) the Parent and its Subsidiaries may sell their respective inventory in the ordinary course of business;

                        (iv) the Parent and its Subsidiaries may enter into sale and leaseback transactions otherwise permitted to be entered into under Section 5.02(e), may make Restricted Payments otherwise permitted to be made under
Section 5.02(d), may make Investments otherwise permitted to be made under
Section 5.02(f), may sell shares of its Capital Stock otherwise permitted to be sold under Section 5.02(g) and may make Capital Expenditures otherwise permitted to be made under Section 5.02(n);

                        (v) the Parent and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any obsolete, worn out or surplus Property thereof that are no longer useful in the conduct of the Parent's or the applicable Subsidiary's business so long as the aggregate book value of all of the Property of the Parent and its Subsidiaries that are sold, leased, subleased, transferred or otherwise disposed of pursuant to this subsection (vi) does not exceed $500,000;

                        (vi) any Subsidiary of the Borrowers may sell, lease, sublease, transfer or otherwise dispose of all or any portion of its Property to the Parent or any of its Wholly-Owned Subsidiaries;

                        (vii) the Parent and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any of its Property, to the extent not otherwise permitted under this Section 5.02, at the fair market value thereof (as determined in good faith by the Parent ) and for cash; provided that the gross proceeds thereof do not exceed $500,000 in the aggregate in any Fiscal Year and the Net Proceeds from each such sale, lease, sublease, transfer or other disposition are applied to the prepayment of the Notes to the extent required under, and in accordance with the terms of, Section 2.05(b)(v);

                        (viii) the Parent and its Subsidiaries may purchase or otherwise acquire inventory, materials, equipment and intangible assets in the ordinary course of business; and

                        (ix) the Borrowers may consummate the Merger in accordance with the Merger Agreement.


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                  (d) Limitations on Restricted Payments. (i) Declare or pay any
dividend or make any other payment or distribution on account of the Parent's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent), or allow its Subsidiaries so to do, other than (A) dividends or other payments or distributions payable in Capital Stock (other than Disqualified Stock) of the Parent, (B) dividends or other payments or distributions payable to the Parent or any of its Wholly-Owned Subsidiaries, or (C) dividends or other payments or distributions payable by a Subsidiary of the Parent to (1) a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (2) a Person that is an Affiliate of NovaMed Inc. in connection with the strategic alliance between the Parent and NovaMed Inc. described in Section 5.02(f)(x), provided that each such dividend or other payment or distribution under this clause (C) is made to such Person concurrently with a dividend or other payment or distribution, as the case may be, to the Parent or any of its Wholly-Owned Subsidiaries on a pro rata basis in accordance with their respective ownership of the applicable Equity Interests in the Subsidiary making such dividend or other payment or distribution; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any of its Subsidiaries (other than (A) any such Equity Interests owned by the Parent or a Wholly-Owned Subsidiary of the Parent and (B) any such Equity Interests held by employees or directors of the Parent or any of its Subsidiaries pursuant to any employee or director equity subscription agreement, stock option agreement or stock ownership arrangement described in Schedule 5.02(d) and purchased, redeemed or otherwise acquired or retired for value by the Parent or a Wholly-Owned Subsidiary of the Parent pursuant to obligations arising under any arrangement described in Schedule 5.02(d); (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Loan; or (iv) make any Investment (other than an Investment permitted by Section 5.02(f)) (all such payments and other actions set forth (and not excepted) in clauses (i) through
(iv) above being collectively referred to as "Restricted Payments").

                  (e) Limitations on Sale-Leaseback Transactions. Become liable as lessee or as a guarantor or surety with respect to any lease (including, without limitation, any Capitalized Lease) of any Property, whether now owned or hereafter acquired, that the Parent or any of its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer in a transaction with such assumption of liability to any other Person other than the Parent or any of its Wholly-Owned Subsidiaries.

                  (f) Limitations on Investments, Etc. Make or commit or agree to make any Investment, except that:

                        (i) the Parent and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

                        (ii) the Parent and its Subsidiaries may acquire and hold Cash Equivalents;

                        (iii) the Parent and its Subsidiaries may make Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of


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                                                            Loan Agreement
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delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by the Parent or its applicable Subsidiary;

                        (iv) the Parent may make capital contributions and, to the extent permitted by Section 5.02(c), loans to its Wholly-Owned Subsidiaries and Subsidiaries of the Parent may make Restricted Payments to the Parent to the extent permitted by Section 5.02(d);

                        (v) the Borrowers may consummate the Tender Offer and the Merger in accordance with the Offer to Purchase and the Merger Agreement;

                        (vi) the Parent may make loans to officers of the Parent or any of its Subsidiaries, provided that the aggregate outstanding principal amount thereof shall not exceed $500,000 at any one time outstanding;

                        (vii) the Parent or any of its Subsidiaries may incur Hedging Obligations permitted under Section 5.02(b);

                        (viii) the Parent and its Subsidiaries may maintain Investments existing on the Closing Date and described in Schedule 5.02(f);

                        (ix) the Parent and its Subsidiaries may make Investments in an aggregate amount not to exceed $5,000,000 pursuant to the strategic alliance between the Parent and Advanced Tissue Sciences, Inc. set forth in the heads of agreement dated as of May 10, 1999 between Advanced Tissue Sciences, Inc. and the Parent;

                        (x) the Parent and its Subsidiaries may make Investments in an aggregate amount not to exceed $2,500,000 pursuant to the strategic alliance between the Parent and NovaMed Inc. set forth in the letter agreement dated March 25, 1999 between NovaMed Inc. and the Parent; and

                        (xi) the Parent and its Subsidiaries may make other Investments in an aggregate amount not to exceed $1,000,000.

                  (g) Limitations on Issuances and Sales of Equity Interests in Subsidiaries. (i) Transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Parent to any Person (other than the Parent or a Wholly-Owned Subsidiary of the Parent), or (ii) permit any Subsidiary of the Parent to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Parent or a Wholly-Owned Subsidiary of the Parent.

                  (h) Limitations on Dividends and other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions to the Parent or any of its Subsidiaries on its Equity Interests, (ii) pay or prepay any Indebtedness owed to the Parent or any of its Subsidiaries, (iii) make loans or advances to the Parent or any of its Subsidiaries, (iv) transfer any of its Property to the Parent or any of its Subsidiaries, (v) grant Liens on the Property of the Parent or such Subsidiary as


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collateral security for any Obligations owing to the Administrative Agent or any
Lender under the Loan Documents or (vi) guarantee any of the Obligations owing to the Administrative Agent or any Lender under the Loan Documents or any renewals, refundings or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) agreements (including the Transaction Documents) in effect as of the Closing Date and set forth in
Schedule 5.02(h), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to restrictions of the types referred to in clauses (i) through (vi) above than those contained in the agreements as in effect on the Closing Date, (B) applicable law, (C) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Borrowers or any of their Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or incurred or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Property of any Person, other than the Person or the Property of the Person, so acquired, (D) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (E) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type described in clause (iv) above on the Property so acquired, (F) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted
Refinancing Indebtedness are no more restrictive with respect to restrictions of the types referred to in clauses (i) to (vi) of this Section 5.02(h) than those contained in the agreements governing the Indebtedness being refinanced, and (G) restrictions of the type described in clause (iii) above on Property subject to Permitted Liens, pursuant to the terms and conditions of such Permitted Liens.

                  (i) Limitations on Transactions with Affiliates. Sell, lease, transfer or otherwise dispose of any of its Property, or purchase any Property, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing actions, considered separately, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrowers or such Subsidiary with an unrelated Person and (ii) the Parent delivers to the Administrative Agent (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the board of directors of each such Loan Party set forth in a certificate of a senior officer of the Parent certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of such Loan Party or, if there are no such disinterested members, unanimously by all members of the board of directors of such Loan Party, and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, an opinion as to the fairness to the Parent or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an unaffiliated nationally recognized accounting, appraisal or investment banking firm; provided that Affiliate Transactions shall not include (x) transactions between or among the Borrowers and their Wholly-Owned Subsidiaries not otherwise prohibited by this Agreement, (y) loans or advances


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to employees in the ordinary course of business of the Borrowers or their
Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, and (z) existing agreements with Affiliates specified on Schedule 5.02(i).

                  (j) Limitations on Accounting Changes, Etc. Make or permit any change in accounting policies or reporting practices, except as required or permitted by GAAP, or change its Fiscal Year.

                  (k) Limitations on Changes in Nature of Business. Engage, as a major line of business, in any line or lines of business activity other than the business activities in which they are engaged (including lines of business in which Collagen and its Subsidiaries are engaged ) on the date hereof or a business reasonably related or incidental thereto. From the Closing Date until the Merger Date, the Purchaser shall not engage in any business activity other than those activities related to the Transactions.

                  (l) Investment Company Act of 1940. Become an "investment company" registered under the Investment Company Act of 1940.

                  (m) Limitations on Modifications of Indebtedness; Organizational Document Amendments. (i) Amend or otherwise modify (or permit the amendment or other modification in any manner of) any of the provisions of any Indebtedness of the Parent or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any merger agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment or other modification would shorten the Weighted Average Life to Maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect; (ii) except for the Notes and the other Obligations of the Borrowers and their Subsidiaries under the Loan Documents and except for the prepayment of Indebtedness existing on the Closing Date made pursuant to Section
2.07 hereof, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Parent or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or Equity Interests or similar event, or give any notice with respect to any of the foregoing; or (iii) amend any of its Organizational Documents other than such changes which could not be reasonably likely to have a Material Adverse Effect or otherwise be adverse or prejudicial to the Lenders.

                  (n) Limitations on Capital Expenditures. Make any Capital Expenditures (including, without limitation, installment purchases or Capitalized Leases) that would cause the aggregate amount of all such Capital Expenditures made by the Parent and its Subsidiaries during the period commencing on the date hereof and ending on June 1, 2000, to exceed $10,000,000.


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                  (o) Creation of Subsidiaries and Entering into Partnerships and Joint Ventures. (i) Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders. In connection with the establishment, creation or acquisition of any Subsidiary, it is understood that the Required Lenders shall, unless they otherwise affirmatively indicate, require that such new Subsidiary (other than a Foreign Subsidiary) (x) execute and deliver to the Administrative Agent a counterpart of the Guaranty and the Security Agreement, and (y) execute and deliver or cause to be executed and delivered to the Administrative Agent all other relevant documentation of the type described in Section 3.01 as such Subsidiary would have to deliver if such new Subsidiary were a Loan Party on the Closing Date; or (ii) enter into any partnerships or joint ventures, except to the extent permitted by Section 5.02(f).

                  (p) ERISA. (i) Engage or permit any ERISA Affiliate to engage, in any transaction described in Section 4069(a) of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor which can reasonably be expected to have a Material Adverse Effect; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law, except to the extent the accumulated benefit obligation as determined in accordance with Financial Accounting Standard Statement No. 106 does not exceed $500,000; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which can reasonably be expected to have a Material Adverse Effect; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment which can reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrowers shall fail to pay the outstanding principal of the Loan on the Maturity Date or (ii) the Borrowers shall fail to pay any other required payment of principal or any payment of interest on the Loan, or any other payment under any Loan Document, in each case under this clause (ii), within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or


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                  (c) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in Section 2.03(b)(iii)(D), 2.03(b)(iii)(E), 5.01(d), 5.01(i), 5.01(k), 5.01(l), 5.01(m), 5.01(o) or Section 5.02; or

                  (d) the Borrowers shall fail to perform or observe any term, covenant or agreement contained herein (which is not referred to in subsection
(a) or (c) above), or any of the Borrowers or other Loan Parties shall fail to perform or observe any other term, covenant or agreement contained in any other Loan Document, on its part to be performed or observed if such failure shall remain unremedied for a period of 15 Business Days after the earlier of the date on which (i) an officer of the Parent becomes aware of such failure or (ii) written notice thereof shall have been given to the Parent by the Administrative Agent or any Lender; or

                  (e) the Parent or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness that is outstanding in a principal amount of at least $500,000 either individually or in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature, or any such Indebtedness shall be declared to be due and payable or required to be redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Parent or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Parent or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Parent or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Parent or any of its Subsidiaries and remains unpaid and


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either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against the Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Article III shall for any reason cease to be valid and binding on or enforceable against the Parent or any of its Subsidiaries or the Parent or any of its Subsidiaries shall so state in writing; or

                  (j) any Lien created or purported to be created by any Security Document shall for any reason cease or fail to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby; or

                  (k) a Change of Control shall occur; or

                  (l) the Parent or the Purchaser shall take any action to terminate the Merger Agreement or shall elect for any reason not to consummate the Merger;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, (x) the obligation of the Lenders to make the Loan shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall


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be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

            SECTION 7.02. Administrative Agent's Reliance, Etc.. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as determined in a non-appealable decision of a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note or, in the case of a Registered Note, the Person in whose name such Note is registered in the Register, as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an assignee of such Lender, as provided in
Section 8.07; (b) may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest, if any, created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Administrative Agent in its Individual Capacity. With respect to its Pro Rata Share of the Loan made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent or any of its Subsidiaries and any Person who may do business with or own securities of the Parent or any such Subsidiary, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lenders.


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            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06. Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000 or any investment bank or investment fund having a minimum net worth of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent


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

shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders do any of the following at any time: (A) change the number of Lenders or the percentage of the aggregate unpaid principal amount of the Loan that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (B) amend this Section 8.01, or (C) limit the liability of the Borrowers under any of the Loan Documents and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender affected by such amendment, waiver or consent, (A) subject such Lender to any additional obligations, (B) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (C) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy) and mailed, telecopied or delivered, if to the Borrowers, to the Parent at its address at 1120 Avenue of the Americas, 4th Floor, New York, NY 10036, Telecopier No. (212) 626-6799, Attention: General Counsel; if to any initial Lender, at its Lending Office specified below its name on the signature pages hereto; if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 450 Park Avenue, 28th Floor, New York, NY 10022, Telecopier No. (212) 935-2874, Attention: Mark A. Neporent, Esq.; or as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or


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

waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs, Expenses.

                  (a) The Borrowers jointly and severally agree to pay on demand
(i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, amendment and other modification of the Loan Documents (including, without limitation, (A) all reasonable due diligence, syndication, transportation, computer, duplication, appraisal, audit, insurance and consultant fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Parent or with other creditors of the Parent or any of its Subsidiaries arising out of any Default with respect to any Loan Party or any events or circumstances that may give rise to a Default with respect to any Loan Party and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the other Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each other Lender with respect thereto) whether or not the transactions contemplated hereby are consummated.

                  (b) The Borrowers jointly and severally agree to indemnify and hold harmless the Administrative Agent, each Lender and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same is incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Transactions, including the Loan, the actual or proposed use of the proceeds of the Loan, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or (ii) the actual or alleged presence of Hazardous Materials on any real property or any Environmental Action relating in any way to any real property, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful



                                      -67-
                                                            Loan Agreement
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misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrowers, their shareholders, their Affiliates, or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Borrower also agrees not to assert any claim against the Administrative Agent or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated thereby. The foregoing Indemnity and Agreement not to assert claims expressly applies, without limitation, to the negligence (but not gross negligence or willful misconduct) of the indemnified parties.

                  (c) If the Borrowers fail to pay when due any costs, expenses or other amounts payable by them under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrowers by the Administrative Agent or any Lender, in its sole discretion, whereupon the amount so paid shall be an Obligation of the Borrowers hereunder.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 8.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement and the Notes, irrespective of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Parent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.


                                      -68-
                                                            Loan Agreement

            SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees, or with the written consent of each of the Administrative Agent and the Borrowers, which consents shall not be unreasonably withheld or delayed, any other Person, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Pro Rata Share of the Loan owing to it and the Note held by
it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Pro Rata Share of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien, if any, created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received from the assigning Lender a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(f), such financial statements theretofore delivered pursuant to
Section 5.01(i) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) unless otherwise agreed to by the Administrative Agent and the Borrowers in



                                      -69-
                                                            Loan Agreement
accordance with Section 8.07(a), such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Pro Rata Share of the Loan owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any of the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee in accordance with Section 8.07(a), together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers. No assignment of a Registered Note shall be effective for any purpose hereunder unless and until such assignment is recorded in the Register. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Lender's assignee in an amount equal to the outstanding principal balance of the Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of the outstanding principal balance of the Loan hereunder, a new Note to the order of the assigning Lender in an amount equal to the portion of the Loan, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of Exhibit A-1 or A-2 hereto, as the case may be.

                  (f) Each Lender may sell participations to one or more Persons (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Pro Rata Share of the Loan owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this


                                      -70-
                                                            Loan Agreement

Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

                  (h) In the event that a Lender sells participations in the Registered Loan held by such lender, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loan held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, its Pro Rata Share of the Loan owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.09. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such


                                      -71-
                                                            Loan Agreement
action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.10. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 8.11. Treatment of Certain Information; Confidentiality. Each of the Borrowers acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Parent or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or the Administrative Agent or by one or more Subsidiaries or Affiliates of such Lender or the Administrative Agent and each Borrower hereby authorizes each Lender and the Administrative Agent to share any information delivered to such Lender or the Administrative Agent by the Parent or any of its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender and the Administrative Agent to enter into this Agreement, to any such Subsidiary or Affiliate. Such authorization shall survive the repayment of the Loan and the termination of the Commitments.

            SECTION 8.12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOAN OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            SECTION 8.13. Headings. Article, Section and Subsection headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 8.14. Severability. Any provision of this Agreement, or of any other Loan Document to which any Loan Party is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.



                                      -72-
                                                            Loan Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

                              Borrowers:

                              INAMED CORPORATION

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                              INAMED ACQUISITION CORPORATION

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                              Administrative Agent:

                              ABLECO FINANCE LLC,
                                as Administrative Agent

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                      -73-
                                                            Loan Agreement

                              Initial Lenders:

                              ABLECO FINANCE LLC

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                      -74-
                                                            Loan Agreement

                              U.S. BANCORP INVESTMENTS, INC.

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                      -75-
                                                            Loan Agreement

                             WILLIAM E. SIMON & SONS
                               SPECIAL SITUATION PARTNERS, L.P.

                             By:   William E. Simon & Sons
                                   Special Situation Partners, LLC,
                                   its General Partner

                                   By:
                                         --------------------------------------
                                         Name:  John E. Klinge
                                         Title: Authorized Signatory


                                      -76-
                                                            Loan Agreement

                              CONTINENTAL CASUALTY COMPANY

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                      -77-
                                                            Loan Agreement

                              FOOTHILL CAPITAL CORPORATION

                              By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                      -78-
                                                            Loan Agreement

                              THE BROWN & WILLIAMSON MASTER RETIREMENT TRUST

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -79-
                                                            Loan Agreement

                              MACKAY-SHIELDS DOMESTIC HEDGE FUND, L.P.

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -80-
                                                            Loan Agreement

                              EA CAYMAN UNIT TRUST-EA/MACKAY HIGH YIELD UNIT
                              TRUST

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -81-
                                                            Loan Agreement

                              HIGHBRIDGE CAPITAL CORPORATION

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -82-
                                                            Loan Agreement

                              POLICE OFFICERS PENSION SYSTEM OF THE CITY OF HOUSTON

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -83-
                                                            Loan Agreement

                              THE 1199 HEALTH CARE EMPLOYEES PENSION FUND

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -84-
                                                            Loan Agreement

                              TEACHERS' RETIREMENT SYSTEM OF LOUISIANA

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -85-
                                                            Loan Agreement

                              RETIREMENT SYSTEM OF THE CITY OF MEMPHIS

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -86-
                                                            Loan Agreement

                              MEZZACAPPA CAPITAL PARTNERS, L.P.

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -87-
                                                            Loan Agreement

                              THE MAINSTAY FUNDS, on behalf of its High Yield Corporate Bond Fund Series

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director


                                      -88-
                                                            Loan Agreement

                              MACKAY-SHIELD OFFSHORE HEDGE FUND, LTD.

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -89-
                                                            Loan Agreement

                              MAINSTAY VP SERIES FUND, INC., on behalf of its High Yield Corporate Bond Portfolio

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -90-
                                                            Loan Agreement

                              EMPLOYEES RETIREMENT FUND OF THE CITY OF FORT
                              WORTH

                              By: Mellon Bank, N.A., solely in its capacity as Trustee for the Employees Retirement Fund of the City of Fort Worth as Directed by MacKay- Shields Financial Corporation, and not in its individual capacity

                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                      -91-
                                                            Loan Agreement

                              ANCHUTZ FOUNDATION

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -92-
                                                            Loan Agreement

                              401K SAVINGS PLAN OF THE CHASE MANHATTAN BANK HIGH YIELD BOND FUND

                              By:   MacKay-Shields Financial Corporation,
                                    its Investment Adviser

                                    By:
                                          -------------------------------------
                                          Name:  Robert A. Nisi
                                          Title: Director



                                      -93-
                                                            Loan Agreement

                                   EXHIBIT A-1

                                   BRIDGE NOTE

                                                      New York, New York
                                                      Dated: September __, 1999
$___________

            FOR VALUE RECEIVED, the undersigned, INAMED CORPORATION, a Delaware corporation (the "Parent"), and INAMED ACQUISITION CORPORATION, a Delaware corporation (the "Purchaser", and together with the Parent, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY _______________ (the "Payee") or registered assigns on the Maturity Date (this and other capitalized terms that are not defined herein have the respective meanings specified therefor in the Loan Agreement referred to below) the principal amount of $______ or, if less, the aggregate principal amount of the Lender's Pro Rata Share of the Loan made by the Lenders to the Borrowers pursuant to the Loan Agreement which is outstanding on the Maturity Date.

            The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified below.

            Interest on the unpaid balance of the principal amount of this Note shall accrue at a rate per annum, fluctuating monthly, which is equal to the LIBO Rate (as defined below) plus a margin (the "Applicable Margin") over the LIBO Rate, which is equal to 600 basis points per annum, from and including the date hereof until such unpaid balance shall be paid in full (whether at maturity or upon acceleration thereof or otherwise), payable in arrears on the first Business Day of each month and on the Maturity Date and thereafter on demand; provided, however, that (i) on each of [December __], 1999, and [March __], 2000, the Applicable Margin shall be increased by 100 basis points, (ii) at all times after June [__], 2000 and upon the occurrence and during the continuance of any Event of Default, the Borrowers shall pay interest on such unpaid principal amount at a rate equal at all times to 200 basis points in excess of the rate of interest otherwise in effect, (iii) the Lender's Pro Rata Share of the Loan shall convert to, and be maintained as, a Base Rate Loan at such times as such conversion and maintenance is required under Section 2.09(c) or (d) of the Loan Agreement, and (iv) in no event shall the rate of interest on this Note be greater than the maximum rate of interest permitted by law.

            "LIBO Rate" means, for any Interest Period (as hereinafter defined), an interest rate per annum equal at all times during each Interest Period to the rate per annum obtained by dividing (i) the quotation (expressed as percentage per annum) appearing on Telerate Page 3750 as of 11:00 a.m., New York time, two Business Days before the first day of such Interest Period (the "Determination Date") for U.S. Dollar deposits for periods of one month in the London interbank market (rounded upward, if necessary, to the nearest 1/100th of a percentage point) by (ii) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest


                                                            Loan Agreement

Period. Notwithstanding the foregoing, if no such rate appears on Telerate Page 3750, then the LIBO Rate for such Interest Period shall be determined using the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of a percentage point) of the rates quoted at approximately 11:00 a.m., London time, on such Determination Date, by three banks in the London interbank market, selected by the Administrative Agent, to prime banks in the London interbank market for U.S. Dollar deposits for the relevant Interest Period commencing on the first day of such Interest Period and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, provided that, if fewer than three such quotations are provided as requested, the rate of interest that is in effect on such Determination Date will be the LIBO Rate for the immediately preceding Interest Period.

            The period between the date hereof and the date of payment in full of the principal amount hereof and all interest and other amounts payable hereunder shall be divided into successive periods, each such period being an "Interest Period". The initial Interest Period shall begin on the date hereof and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period. The duration of each Interest Period shall be one month or otherwise determined in accordance with the terms of the Loan Agreement; provided, however, that the initial Interest Period shall end on October 1, 1999 and provided, further, that (i) no Interest Period shall end after the Maturity Date, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day (unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day), and (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "LIBO Rate Reserve Percentage" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the LIBO Rate is determined) having a term equal to such Interest Period.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent for the account of the Lender in immediately available funds. Such payments shall be made by wire transfer to the Administrative Agent's Account.


                                      -2-
                                                            Loan Agreement

The Lender is authorized but not required to record the date and amount of each payment of principal hereof on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information so recorded. Prior to any transfer of this Note, the Lender shall record the foregoing on such schedule or continuation thereof; provided, however, that the Lender's failure so to record shall not limit the obligations of the Borrowers hereunder and under the Loan Agreement to repay the actual outstanding principal of and interest on the Loan.

            This Note is one of the Bridge Notes referred to in, and is entitled to the benefits of, the Loan Agreement dated as of September 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Borrowers, the Lenders parties thereto, and Ableco Finance LLC, as Administrative Agent. The Loan Agreement, among other things, (i) provides for the making of a single loan by the Lenders to the Borrowers in an aggregate amount equal to $155,000,000, the indebtedness of the Borrowers resulting from such Loan being evidenced by this Note and the other Bridge Notes issued concurrently herewith to the other Lenders, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein and (iii) contains provisions for the making of payments whenever any payment hereunder shall be stated to be due on a day other than a Business Day.

            To the fullest extent permitted by applicable law, the Borrowers, for themselves and their respective successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

            If any provision of this Note shall be prohibited or invalid in any jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of the Lender or the Administrative Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any Default, nor shall any single or partial exercise by the Lender or the Administrative Agent of any right or remedy preclude any other right or remedy. The Lender or the Administrative Agent, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against either Borrower, any guarantor of the Indebtedness evidenced hereby or any other Property or Indebtedness due or to become due to either Borrower. The Borrowers agree that, without releasing or impairing the Borrowers' liability hereunder, the Lender or the Administrative Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the Indebtedness evidenced by this Note.

            This Note is a Registered Note and, as provided in and subject to the terms of the Loan Agreement, this Note may be transferred in whole or in part only upon surrender of


                                      -3-
                                                            Loan Agreement
this Note to the Administrative Agent for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Note. Reference in this Note to a "holder" shall mean the person or entity in whose name this Note is at the time registered in the register maintained by the Administrative Agent as provided in Section 8.07(d) of the Loan Agreement.

            THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    INAMED CORPORATION

                                    By
                                      -------------------------------------
                                        Name:
                                        Title:

                                    INAMED ACQUISITION CORPORATION

                                    By
                                      -------------------------------------
                                        Name:
                                        Title:


                                      -4-
                                                            Loan Agreement

                         LOAN AND PAYMENTS OF PRINCIPAL

=====================================================================
         AMOUNT OF PRINCIPAL    UNPAID PRINCIPAL      NOTATION
 DATE      PAID OR PREPAID          BALANCE            MADE BY
=====================================================================
---------------------------------------------------------------------

---------------------------------------------------------------------

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=====================================================================


                                                            Loan Agreement

                                   EXHIBIT A-2

                                  ROLLOVER NOTE

                                                        New York, New York
$ _____________                                         Dated: _______ ___,___

            FOR VALUE RECEIVED, the undersigned, INAMED CORPORATION, a Delaware corporation (the "Parent"), and [INAMED ACQUISITION CORPORATION] [COLLAGEN AESTHETICS, INC.], a Delaware corporation (together with the Parent, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY _______ (the "Payee") or registered assigns on the Maturity Date (this and other capitalized terms that are not defined herein have the respective meanings specified therefor in the Loan Agreement referred to below) the principal amount of $_______ [the aggregate principal amount of the Lender's Pro Rata Share of the Loan made by the Lenders to the Borrowers pursuant to the Loan Agreement which is outstanding on the Maturity Date for the Bridge Note], together with all interest which is capitalized and added to the principal hereof as provided below.

            The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified below.

            Interest on the unpaid balance of the principal amount of this senior secured Note shall accrue at a rate per annum which is equal to the Applicable Rate (as defined below) from and including the date of this Note, until such unpaid balance shall be paid in full (whether at maturity or upon acceleration thereof or otherwise). Interest shall be payable semiannually, in arrears, on _______________ __ and ____________ __ of each year, commencing
_____________ __, ________, and on the Maturity Date and thereafter on demand; provided, however, that (i) upon the occurrence and during the continuance of any Event of Default, the Borrowers shall pay interest on such unpaid principal at a rate equal at all times to 200 basis points per annum in excess of the rate of interest otherwise in effect and (ii) in no event shall the rate of interest on this Note be greater than the maximum rate of interest permitted by law.

            The "Applicable Rate" means an interest rate per annum equal to 15%.

            Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent for the account of the Lender in immediately available funds; provided, however, that (i) 80% of the amount of interest payable on each interest payment date shall be paid in lawful money of the United States of America to the Administrative Agent for the account of the Lender in immediately available funds, and (ii) 20% of the amount of interest payable on such date shall be capitalized on such date and added to the outstanding principal amount of this Note. The cash portion of each interest payment and each principal payment shall be made by wire transfer to the Administrative Agent's Account. The Lender is authorized but not required to record the date and amount of each payment of principal hereof and the date and amount of each portion of interest that is capitalized and added to the


                                                            Loan Agreement
principal amount evidenced hereby on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information so recorded. Prior to any transfer of this Note, the Lender shall record the foregoing on such schedule or continuation thereof; provided, however, that the Lender's failure so to record shall not limit the obligations of the Borrowers hereunder and under the Loan Agreement to repay the actual outstanding principal of and interest on the Loan.

            This Note is one of the Rollover Notes referred to in, and is entitled to the benefits of, the Loan Agreement dated as of September 1, 1999 (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement"), among the Borrowers, the Lenders parties thereto, and Ableco Finance LLC, as Administrative Agent. The Loan Agreement, among other things,
(i) provides for the making of a single loan by the Lenders to the Borrowers in an aggregate amount not to exceed $155,000,000, the indebtedness of the Borrowers resulting from such Loan being evidenced by this Note and the other Rollover Notes issued concurrently herewith to the other Lenders, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein and (iii) contains provisions for the making of payments whenever any payment hereunder shall be stated to be due on a day other than a Business Day.

            To the fullest extent permitted by applicable law, the Borrowers, for themselves and their respective successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

            If any provision of this Note shall be prohibited or invalid in any jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of the Lender or the Administrative Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any Default, nor shall any single or partial exercise by the Lender or the Administrative Agent of any right or remedy preclude any other right or remedy. The Lender or the Administrative Agent, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against either Borrower, any guarantor of the Indebtedness evidenced hereby or any other Property or Indebtedness due or to become due to either Borrower. The Borrowers agree that, without releasing or impairing the Borrowers' liability hereunder, the Lender or the Administrative Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the Indebtedness evidenced by this Note.

            This Note is a registered Note and, as provided in and subject to the terms of the Loan Agreement, this Note may be transferred in whole or in part only upon surrender of this Note to the Administrative Agent for registration of transfer, duly endorsed or


                                      -2-
                                                            Loan Agreement
accompanied by a written instrument of transfer, duly executed by the registered holder of this Note. Reference in this Note to a "holder" shall mean the person or entity in whose name this Note is at the time registered in the register maintained by the Administrative Agent as provided in Section 8.07(d) of the Loan Agreement.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    INAMED CORPORATION

                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    [INAMED ACQUISITION CORPORATION]
                                    [COLLAGEN AESTHETICS, INC.]

                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                         LOAN AND PAYMENTS OF PRINCIPAL

=====================================================================
          AMOUNT OF
          PRINCIPAL      AMOUNT OF        UNPAID
           PAID OR       INTEREST        PRINCIPAL      NOTATION
 DATE      PREPAID      CAPITALIZED       BALANCE        MADE BY
=====================================================================

---------------------------------------------------------------------

---------------------------------------------------------------------

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=====================================================================

                                    EXHIBIT B

                               NOTICE OF BORROWING

                                                              September __, 1999

Ableco Finance LLC
450 Park Avenue, 28th Floor
New York, New York 10022
Attention:  Mark A. Neporent, Esq.

Ladies and Gentlemen:

            The undersigned, Inamed Corporation and Inamed Acquisition Corporation, refer to the Loan Agreement, dated as of September 1, 1999 (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement", the terms defined therein being used herein as therein defined), among the undersigned (the "Borrowers"), the Lenders party thereto, and Ableco Finance LLC, as Administrative Agent, and hereby give you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement that the Borrowers hereby request the Loan under the Loan Agreement, and in that connection set forth below the information relating to the Loan (the "Proposed Loan") as required by Section
2.02 of the Loan Agreement:

                  (i) The Business Day of the Proposed Loan is _____ __ , 1999, which date shall be the date on which the Tender Offer is consummated.

                  (ii) The amount of the Proposed Loan is $155,000,000.

                  (iii) (A) $______ of the Proposed Loan shall be used to purchase ______ Shares pursuant to the Tender Offer, at a price of $16.25 per share, representing approximately _____% of the total number of outstanding Shares, (B) $_____ of the Proposed Loan shall be used to fund the Securities Account, (C) $_____ of the Proposed Loan shall be used to pay for expenses incurred in connection with the Tender Offer and the financing thereof, (D) $_____ of the Proposed Loan shall be used to repay existing Indebtedness of the Parent, all as set forth on Schedule 2.07, provided that the Borrowers hereby authorize the Lenders and the Administrative Agent to apply directly $1,550,000 of the proceeds of the Loan to pay the fees due pursuant to Section 2.04(c).

            The proceeds of the Proposed Loan shall be disbursed in accordance with the payment instructions set forth on Schedule I hereto.

            The undersigned hereby certify that the following statements are true on the date hereof and will be true on the date of the Proposed Loan:

                        (A) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date (except for such representations and warranties made as of a specified date, which representations and warranties are correct as of such specified date); and

                        (B) no event has occurred and is continuing, or would result from such Proposed Loan or from the application of proceeds therefrom, that constitutes a Default or an Event of Default.

                                    Very truly yours,

                                    INAMED CORPORATION

                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    INAMED ACQUISITION CORPORATION

                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   Schedule I

                              Payment Instructions

                                    [TO COME]

                                EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Loan Agreement dated as of September 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among Inamed Corporation, a Delaware corporation (the "Parent"), Inamed Acquisition Corporation, a Delaware corporation (the "Purchaser", and together with the Parent, collectively, the "Borrowers"), the Lenders party thereto, and Ableco Finance LLC, as Administrative Agent. Terms defined in the Loan Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all such rights and obligations of the Assignor under the Loan Agreement. After giving effect to such sale and assignment, the Assignee's Pro Rata Share of the Loan and the Assignor's Pro Rata Share of the Loan will be as set forth on Schedule I hereto.

            2. The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the [BRIDGE] [ROLLOVER] Note held by the Assignor and requests that the Administrative Agent exchange such Note for (A) a new [BRIDGE] [ROLLOVER] Note payable to the order of the Assignee in an amount equal to the amount of the Assignee's Pro Rata Share of the Loan owing to the Assignee pursuant hereto and (B) if the Assignor has retained any interest in the Loan, a new [BRIDGE] [ROLLOVER] Note payable to the order of the Assignor in an amount equal to the amount of the Assignor's Pro Rata Share of the Loan owing to the Assignor pursuant hereto, in each case as specified on
      Schedule I hereto.

            3. The Assignee: (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 4.01(f) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) unless otherwise agreed to in writing by the Administrative Agent and the Borrowers, confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender; and (vi) attaches any tax forms required under Section 2.08 of the Loan Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance and recordation hereof by the Administrative Agent, unless otherwise specified on Schedule I hereto.

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the [BRIDGE] [ROLLOVER] Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the [BRIDGE] [ROLLOVER] Notes for periods prior to the Effective Date directly between themselves.

            7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule I

                                       to

                            Assignment and Acceptance

      Percentage interest assigned:                                    %
                                                                  -----

      Aggregate outstanding principal amount of Loan assigned:    $
                                                                   -----------

      Principal amount of [BRIDGE] [ROLLOVER] Note
payable to Assignee:                                              $
                                                                   -----------

      Pro Rata Share of Assignee:                                      %
                                                                  -----

Principal amount of [BRIDGE] [ROLLOVER] Note
payable to Assignor:                                              $
                                                                   -----------

      Pro Rata Share of Assignor:                                      %
                                                                  -----

      Effective Date* :                ,
                          -------------  -------

                                          [NAME OF ASSIGNOR], as Assignor

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          Dated:                    ,
                                                  ------------------  ----

                                          [NAME OF ASSIGNEE], as Assignee

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          Lending Office:
                                                [ADDRESS]

--------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted this      day of           ,       .
              ----        ----------  ------

ABLECO FINANCE LLC,
  as Administrative Agent

By:
   ------------------------------
    Name:
    Title:

                                    EXHIBIT D

                          SECURITIES ACCOUNT AGREEMENT

            SECURITIES ACCOUNT AGREEMENT dated as of September 1, 1999 (this "Agreement") by and among INAMED CORPORATION, a Delaware corporation (the "Parent"), COLLAGEN AESTHETICS, INC. (successor by merger to INAMED ACQUISITION CORPORATION), a Delaware corporation (the "Purchaser", and together with the Parent, the "Borrowers"), ABLECO FINANCE LLC, as administrative agent under the Loan Agreement (as defined below) for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), and THE BANK OF NEW YORK, as securities intermediary (in such capacity, together with its successors and assigns in such capacity, the "Securities Intermediary").

                             W I T N E S S E T H:

            WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

            WHEREAS, pursuant to Section 2.02 of the Loan Agreement, any portion of the Loan which is not used on the Closing Date (as defined in the Loan Agreement) (i) to pay the aggregate purchase price of the Shares (as defined in the Loan Agreement) to be acquired by the Purchaser pursuant to the consummation of the Tender Offer (as defined in the Loan Agreement), (ii) to pay the costs and expenses incurred in connection with the Tender Offer, or (iii) to refinance certain existing indebtedness of the Parent, is required to be funded to the Securities Account (as defined in the Loan Agreement) to be held and distributed pursuant to the terms of this Agreement;

            WHEREAS, pursuant to Section 3.01(a)(viii) of the Loan Agreement, the Parent is required to deliver to the Securities Intermediary a Warrant (as defined in the Loan Agreement) and an Equity Registration Rights Agreement (as defined in the Loan Agreement) for the account of each Lender or its nominee to be held and distributed pursuant to the terms of this Agreement;

            NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan

Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            2. Appointment of Securities Intermediary; Establishment of Securities Account. The Borrowers and the Administrative Agent hereby appoint The Bank of New York as Securities Intermediary for the purposes set forth herein and the Securities Intermediary accepts such appointment. The Securities Intermediary shall establish, at its principal corporate trust office located at 101 Barclay Street, New York, New York 10286, the Securities Account for any amounts received by it hereunder.

            3. Deposit of Collateral Amount and Equity Documents. Concurrently with the execution of this Agreement:

            (a) the Administrative Agent is depositing with the Securities Intermediary, and the Securities Intermediary hereby acknowledges the receipt of either (i) a wire transfer, or (ii) a bank check of immediately available funds, in the amount of Ten Million Four Hundred Fifty Eight Thousand Four Hundred Sixty Eight Dollars ($10,458,468) (the "Collateral Amount"); and

            (b) the Parent is depositing with the Securities Intermediary, and the Securities Intermediary hereby acknowledges the receipt of (i) a Warrant in favor of each Person named on Schedule I hereto (the "Initial Holders") representing the right to purchase that percentage of shares of common stock of the Parent ("Warrant Shares") set forth opposite the name of such Initial Holder on such Schedule I, and (ii) an Equity Registration Rights Agreement in favor of each Initial Holder representing the right of such Initial Holder to register such Warrant Shares. (The Warrants and the Equity Registration Rights Agreement are hereinafter referred to as the "Equity Documents").

            4. Investment of Collateral Amount.

            (a) At any time when the Securities Intermediary is holding the Collateral Amount, it shall invest such Collateral Amount pursuant to the joint written instructions from the Administrative Agent and the Borrowers, in any one or more of the following:

                        (i) certificates of deposit in any national bank or
            trust company insured by the Federal Deposit Insurance Corporation
            (FDIC), organized under the laws of the United States of America or any state thereof, which has combined capital and surplus of at least five hundred million dollars ($500,000,000) (a "Qualifying Bank"); or

                        (ii) direct obligations of the United States of America,
            provided that as to principal and interest, such obligations constitute full faith and credit obligations of the United States of America; or

                        (iii) deposits, including time and demand deposits, in a
            Qualifying Bank; or

                        (iv) any open-end or closed end management type
            investment company or investment trust registered under the Investment Company Act of 1940, as amended, which invests primarily in obligations described in clause (ii) above.

            (b) In the event no instructions are received from the Administrative Agent and the Borrowers as provided in Section 4(a) above, the Securities Intermediary shall invest the Collateral Amount in the securities set forth on Schedule III hereto, which constitutes an investment of the type described in subparagraph (iv) above. Such securities shall in each case have a maturity not exceeding one (1) year from date of purchase.

            (c) The Securities Intermediary shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Agreement. The Securities Intermediary in its capacity as securities intermediary hereunder shall not have any liability for any loss sustained as a result of any investment or reinvestment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Securities Intermediary instructions to invest or reinvest the Collateral Amount or any earnings thereon, except in the case of the gross negligence or willful misconduct of the Securities Intermediary.

            5. Distribution of the Collateral Amount. The Securities Intermediary shall distribute the Collateral Amount together with any interest earned thereon (together, the "Collateral Funds") as follows:

            (a) upon receipt by the Securities Intermediary of a certificate from the Borrowers certifying to the Securities Intermediary that (i) the portion of the Collateral Funds to be used to pay for the Shares tendered for Guaranteed Delivery (as defined in the Offer to Purchase) is due and payable, then such portion of the Collateral Funds held in the Securities Account shall be released by the Securities Intermediary to the Borrowers as specified in such certificate, to be used as set forth in such certificate, (ii) the portion of the Collateral Funds required to pay the Merger Consideration for the Shares not tendered pursuant to the Tender Offer is due and payable, then such portion of the Collateral Funds held in the Securities Account shall be released by the Securities Intermediary to the Borrowers as specified in such certificate, to be used as set forth in such certificate, and (iii) that the portion of the Collateral Funds to be used to pay appraisal rights in connection with the Merger is due and payable, then such portion of the Collateral Funds held in the Securities Account shall be released by the Securities Intermediary to the Borrowers as specified in such certificate, to use as set forth in such certificate.

            (b) upon receipt by the Securities Intermediary of a certificate from the Administrative Agent certifying to the Securities Intermediary that an Event of Default has occurred and is continuing under the Loan Agreement, and the Administrative Agent has, by notice to the Borrowers, declared the Notes, all interest thereon and all other amounts payable under the Loan Agreement and the other Loan Documents to be forthwith due and payable, then, all Collateral Funds held in the Securities Account shall be released by the Securities Intermediary to the Administrative Agent, as specified in the certificate, for application by the Administrative Agent in accordance with the terms of the Loan Agreement.

            6. Distribution of the Equity Documents. The Securities Intermediary shall distribute the Equity Documents as follows:

            (a) upon receipt by the Securities Intermediary of a certificate from the Administrative Agent and the Borrowers certifying to the Securities Intermediary that the Loan Refinancing has occurred as contemplated by Section 5.01(k) of the Loan Agreement on or prior to June 1, 2000, the Securities Intermediary shall release and deliver the Equity Documents to the Borrowers, as specified in the certificate, for cancellation.

            (b) upon receipt by the Securities Intermediary of a certificate from the Administrative Agent certifying to the Securities Intermediary that the Loan Refinancing has not occurred as contemplated by Section 5.01(k) of the Loan Agreement on or prior to June 1, 2000, the Securities Intermediary shall release and deliver the Equity Documents to the Administrative Agent, as specified in the certificate, for distribution to the Holder (as defined in the Equity Documents);

            7. No Rights Under Warrants. Notwithstanding any other provision of this Agreement, the Loan Agreement, the Warrants, the Equity Registration Rights Agreement or any other Loan Document, neither the Administrative Agent nor any Holder shall have any rights under or with respect to the Warrants or the Equity Registration Rights Agreement unless and until such documents are delivered to the Administrative Agent for distribution to the Holders in accordance with
Section 6(b) hereof.

            8. Warrant Transfers. If any Lender assigns or otherwise transfers all or any of its Pro Rata Share of the Loan (including by selling participations therein) to any Person, such Lender shall request that (i) a number of Warrants held by such Lender or its nominee be canceled on the date of such assignment and transfer and (ii) a like number of Warrants be issued by the Parent to the Person to whom such Pro Rata Share of the Loan is being assigned or otherwise transferred. In such event, the Administrative Agent shall give notice thereof to the Securities Intermediary and the Parent, together with (i) a copy of the Assignment and Acceptance pursuant to which such Notes were transferred and (ii) all documentation required under the terms of the Warrants in connection with transfer thereof including an assignment in the form attached as Exhibit B to the Warrants (such notice and the documentation contemplated by clauses (i) and (ii), collectively, the "Assignment Documentation"). Upon receipt of Assignment Documentation, the Securities Intermediary shall deliver a copy thereof to the Borrowers, together with the original Warrants subject to the proposed transfer, for cancellation of such original Warrants and the issuance by the Parent of new Warrants in favor of the transferee(s) thereof. The Parent shall execute and deliver new Warrants in the name(s) of the transferee(s) thereof and in the denominations specified in the Assignment Documentation and a new Warrant in the name of the transferor thereof evidencing the portion of the Warrants, if any, not so transferred, all in accordance with the terms of the Warrants. The Securities Intermediary shall give written notice to the Administrative Agent of its receipt of the new Warrant(s), with a copy of such notice delivered simultaneously to the Borrowers (as set forth in Section 10 hereof) and the transferee(s) (as set forth in the Assignment Documentation).

            9.Securities Intermediary.

            (a) General. The Securities Intermediary shall act as securities intermediary and hold and distribute the Collateral Funds and Equity Documents pursuant to the terms and conditions of this Agreement. Its duties under this Agreement shall cease upon the distribution of both the Collateral Funds and the Equity Documents pursuant to Sections 5 and 6.

            (b) Limited Duties. The Securities Intermediary undertakes to perform only such duties as are expressly set forth in this Agreement and no duties or obligations shall be inferred or implied. Nevertheless, the Securities Intermediary may consult with counsel of its own choice in connection with entering into and/or performing under this Agreement. The Securities Intermediary shall not be subject to, nor required to comply with, any other agreement between or among any or all of the other parties hereto or to which any such party is a party, even though reference thereto may be made herein. The Securities Intermediary shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

            (c) Reliance on Notices. The Securities Intermediary may conclusively rely and shall be fully protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (d) Limitation of Liability. The Securities Intermediary shall not be liable for any action or omission in connection with this Agreement in good faith and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

            (e) Resignation. The Securities Intermediary may resign and be discharged from its duties or obligations hereunder at any time by giving notice of such resignation to the Borrowers and the Administrative Agent specifying a date upon which such resignation shall take effect, whereupon a successor securities intermediary, which shall be a bank or trust company with a combined capital and surplus of not less than $500,000,000 (an "Eligible Bank or Trust"), shall be appointed by the Administrative Agent. If no successor securities intermediary is appointed pursuant to the immediately preceding sentence on or before the date on which the Securities Intermediary's resignation is to take effect, the Securities Intermediary may, at the expense of the Borrowers, petition a court of competent jurisdiction for the appointment of a successor securities intermediary. Upon execution by the Securities Intermediary and the successor securities intermediary of any agreements, documents or instruments reasonably requested by the Administrative Agent, the Securities Intermediary shall be entitled to deliver the Collateral Funds and the Equity Documents to any successor securities intermediary so appointed.

            (f) Disputes. The parties agree that to the extent the Securities Intermediary receives conflicting instructions with respect to a matter not addressed by the provisions of this agreement, the Securities Intermediary, after 5 Business Days' written notice to the Borrowers, shall be entitled to act upon the written instructions of the Administrative Agent; provided that as between the Borrowers and the Administrative Agent the foregoing shall not constitute a waiver of any right or obligation owing to any party. The Borrowers and the Administrative Agent hereby agree that the Securities Intermediary shall be entitled to rely on and shall act on such written instructions without further question and shall have no liability as a result thereof.

            (g) Indemnification. The Borrowers hereby jointly and severally agree to indemnify the Securities Intermediary for, and to hold it harmless against, any loss, liability, damage or expense incurred on the part of the Securities Intermediary arising out of or in connection with its entering into and/or performing under this Agreement, including the reasonable fees and expenses of counsel and the cost and expense (including, but not limited to, reasonable attorneys' fees) of investigating and defending itself against any claim or liability, but excluding any loss, liability, damage or expense resulting from the Securities Intermediary's gross negligence or willful misconduct.

            (h) Compensation of Securities Intermediary. The Borrowers jointly and severally agree to pay to the Securities Intermediary for its services hereunder the compensation set forth on Schedule II attached hereto.

            (i) Certain Rights of the Securities Intermediary.

                  (i) If at any time the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral Funds or the Equity Documents (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral Funds or the Equity Documents), the Securities Intermediary is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Securities Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                  (ii) The Securities Intermediary shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Securities Intermediary be liable
            (x) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any party hereto or any entity acting on behalf of any such party in accordance with the terms of this Agreement or (y) for any consequential, punitive or special damages.

                  (iii) The Securities Intermediary shall not incur any
            liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Securities Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

            10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested, or by overnight courier), telecopied or delivered, if to the Borrowers, to the Parent, at its address at 1120 Avenue of the Americas, 4th Floor, New York, New York 10036, Attention: General Counsel, Fax No.: 212-626-6799; if to the Administrative Agent, to it at its address at 450 Park Avenue, 28th Floor, New York, NY 10022, Telecopier No. 212-935-2874,
Attention: Mark A. Neporent, Esq.; or if to the Securities Intermediary, to it at its address at 101 Barclay Street, Insurance Trust and Escrow, Floor 21W, New York, New York 10286, Attention: Marie Ladolcetta, Fax No.: 212-815-7181. All such notices and other communications shall be effective (a) if mailed, when received or three days after mailing, (b) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, and
(c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

            11. Consent to Jurisdiction, Etc.

            (a) Each of the Borrowers and the Administrative Agent each irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any document related thereto, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Borrowers and the Administrative Agent each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

            (b) Each of the Borrowers and the Administrative Agent each irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any documents related thereto in any New York State or federal court. Each of the Borrowers and the Administrative Agent each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            13. Miscellaneous.

            (a) No amendment or waiver of any provision of this Agreement and no consent to any departure by any of the parties therefrom shall be effective unless it is in writing and signed by each of the parties hereto, and in the case of a waiver or consent, shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

            (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS
LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

            (d) The section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

            (e) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            (f) This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally. No party may assign any rights or delegate any of its duties under this Agreement, but this

Agreement shall be binding upon and inure to the benefit of any successor securities intermediary appointed in accordance with Section 9(e) hereof.

            (g) Each of the Borrowers and the Administrative Agent hereby represents and warrants (i) that this Securities Account Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Securities Account Agreement by it do not and will not violate any applicable law or regulation.

            14. Tax Reports. The Securities Intermediary does not have any interest in the Collateral Amount or the Equity Documents deposited hereunder but is serving as securities intermediary only and having only possession thereof. The Borrowers shall pay or reimburse the Securities Intermediary upon request for any transfer taxes or other taxes relating to the Collateral Amount and the Equity Documents incurred in connection herewith and shall indemnify and hold harmless the Securities Intermediary any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Securities Account shall be subject to withholding regulations then in force with respect to United States taxes. The Borrowers will provide the Securities Intermediary with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Securities Intermediary shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Collateral Amount and is not responsible for any other reporting. This Section 14 and Section 9(g) shall survive notwithstanding any termination of this Securities Account Agreement or the resignation of the Securities Intermediary.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

                                    INAMED CORPORATION

                                    By
                                      -------------------------------
                                      Name:
                                      Title:

                                    COLLAGEN AESTHETICS, INC.

                                    By
                                      -------------------------------
                                      Name:
                                      Title:

                                    ABLECO FINANCE LLC
                                      as Administrative Agent

                                    By
                                      -------------------------------
                                      Name:
                                      Title:

                                    THE BANK OF NEW YORK,
                                       as Securities Intermediary

                                    By
                                      -------------------------------
                                      Name:
                                      Title:

                                                                      Schedule I

                          Schedule of Initial Holders:

                                                                     Schedule II

                      Securities Intermediary Compensation

                                                                    Schedule III

                                   Investments

                                    EXHIBIT E

                         SECURITY AND CONTROL AGREEMENT

            SECURITY AND CONTROL AGREEMENT dated as of September 1, 1999 (this "Agreement") among INAMED CORPORATION (the "Parent"), COLLAGEN AESTHETICS, INC. (successor by merger to INAMED ACQUISITION CORPORATION) (the "Purchaser", and together with the Parent, the "Borrowers"), ABLECO FINANCE LLC, as administrative agent for the Lenders (as hereinafter defined) under the Loan Agreement referred to below (in such capacity, together with its successors and assigns in such capacity the "Administrative Agent") and THE BANK OF NEW YORK, as securities intermediary (in such capacity, together with its successors and assigns in such capacity the "Securities Intermediary").

                             W I T N E S S E T H:

            WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

            WHEREAS, pursuant to the Loan Agreement, the Borrowers, the Administrative Agent and the Securities Intermediary have entered into a Securities Account Agreement, dated as of the date hereof (the "Securities Account Agreement") relating to the escrow of the Warrants, the Equity Registration Rights Agreement and any portion of the Loan required to be funded to the Securities Account pursuant to Section 2.02 of the Loan Agreement; and

            WHEREAS, it is a condition precedent to the making and maintaining by the Lenders of the Loan pursuant to the Loan Agreement that each of the parties hereto shall have executed and delivered to the Administrative Agent this Security and Control Agreement in order to grant and perfect a valid and enforceable Lien in favor of the Administrative Agent in the Borrowers' interest in the Securities Account and the Borrowers' rights under the Securities Account Agreement;

            NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto hereby agree as follows:

            Section 1. Definitions. Reference is hereby made to the Securities Account Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Securities Account Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "UCC") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            Section 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations, each of the Borrowers hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent a continuing security interest in, all of such Borrower's right, title and interest in and to the following (the "Pledged Collateral"):

            (a) account number 066715, together with any successor or replacement accounts (together with such successor and replacement accounts, the "Securities Account"), maintained by the Borrowers with the Securities Intermediary pursuant to the Securities Account Agreement, all amounts which may now or hereafter be on deposit in the Securities Account and all certificates and instruments, if any, from time to time representing or evidencing the Securities Account;

            (b) all investments now or hereafter held in or credited to the Securities Account, including, without limitation, cash and cash equivalents, investment property, financial assets, security entitlements, capital stock, stock options, other equity interests (excluding the Warrants and all options and other rights, contractual and otherwise, in respect thereof (including the Equity Registration Rights Agreement)), commodity contracts, notes, debentures, bonds, promissory notes and other evidences of indebtedness and all other securities and other assets now or hereafter deposited in or credited to the Securities Account, together with all certificates and instruments, if any, from time to time representing or evidencing such investments;

            (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Collateral;

            (d) all security entitlements of the Borrowers in any and all of the foregoing; and

            (e) all proceeds of any and all of the foregoing;

in each case, howsoever its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, any Pledged Collateral which is released from the Securities Account in accordance with the terms of this Agreement shall be released to the Borrowers free and clear of any security interest in favor of the Administrative Agent created pursuant to this Agreement.

            Section 3. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

            (a) The Securities Intermediary has established the Securities Account as account number 066715 in the name of "Inamed Corporation Escrow", and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Administrative Agent;

            (b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Borrowers, payable to the order of the Borrowers or specially indorsed to the Borrowers except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

            (c) All property delivered to the Securities Intermediary pursuant to the Securities Account Agreement will be promptly credited to the Securities Account; and

            (d) The Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement and the Securities Account Agreement, treat the Borrowers as entitled to exercise the rights that comprise any financial asset credited to the account, except that the Borrowers shall have no right whatsoever to remove or withdraw from the Securities Account any financial asset, cash or other property now or hereafter credited to the Securities Account without the prior or concurrent written consent of the Administrative Agent (which consent shall be deemed to have been given with respect to any certificate delivered pursuant to Section 5(a) of the Securities Account Agreement).

            Section 4. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            Section 5. Entitlement Orders. If at any time the Securities Intermediary shall receive any written order (an "Entitlement Order") from the Administrative Agent directing transfer or redemption of any financial asset or other item relating to the Securities Account, the Securities Intermediary shall comply with such Entitlement Order, without further consent by the Borrowers or any other person.

            Section 6. Subordination of Lien; Waiver of Set-Off. If the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent. The financial assets and other items deposited in the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Administrative Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account, and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

            Section 7. Choice of Law. Both this Agreement and the Securities Account shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

            Section 8. Conflict with other Agreements. There are no other agreements among the Securities Intermediary, the Administrative Agent and the Borrowers with respect to the Securities Account except for the Securities Account Agreement. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            Section 9. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

            Section 10. Assignments. Each party hereto agrees that it shall not assign its rights hereunder, and any purported or attempted assignment of rights hereunder shall be null and void and of no effect.

            Section 11. Adverse Claims. Except for the claims and interests of the Administrative Agent (acting on behalf of itself and the other Lenders) and of the Borrowers in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Administrative Agent and the Borrowers thereof. The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any of the financial assets credited thereto pursuant to which it agrees or has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such person.

            Section 12. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

            (a) The Securities Account has been established as set forth in
Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

            (b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

            Section 13. Successors. Subject to the provisions of Section 10, the terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

            Section 14. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested, or by overnight courier), telecopied or delivered, if to the Borrowers, to the Parent, at its address at 1120 Avenue of the Americas, 4th Floor, New York, New York 10036, Attention:
General Counsel, Fax No.: 212-626-6799; if to the Administrative Agent, to it at its address at 450 Park Avenue, 28th Floor, New York, NY 10022, Telecopier No. 212-935-2874, Attention: Mark A. Neporent, Esq.; or if to the Securities Intermediary, to it at its address at 101 Barclay Street, Insurance Trust and Escrow, Floor 21W, New York, New York 10286, Attention: Marie Ladolcetta, Fax
No.: 212-815-7181. All such notices and other communications shall be effective
(a) if mailed, when received or three days after mailing, (b) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, and (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

            Section 15. Termination. The rights and powers granted herein to the Administrative Agent have been granted in order to perfect its security interests in the Securities Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Borrowers nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the termination of the Securities Account Agreement and the Administrative Agent has notified the Securities Intermediary of such termination in writing.

            Section 16. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

            Section 17. Concerning the Securities Intermediary. The Securities Intermediary shall be entitled hereunder to all of the rights, privileges, protections and immunities afforded to it under the Securities Account Agreement (including, without limitation, its rights under Section 9(g) thereof) with the same force and effect as if the same were set forth in full herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

                                          INAMED CORPORATION

                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

                                          COLLAGEN AESTHETICS, INC.

                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

                                          ABLECO FINANCE LLC, as
                                          Administrative Agent

                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

                                          THE BANK OF NEW YORK,
                                          as Securities Intermediary

                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT F

                            BORROWER PLEDGE AGREEMENT

            PLEDGE AND SECURITY AGREEMENT, dated September __, 1999 (this "Agreement"), made by INAMED CORPORATION, a Delaware corporation (the "Parent"), and COLLAGEN AESTHETICS, INC. (successor by merger to INAMED ACQUISITION CORPORATION), a Delaware corporation (the "Purchaser", and together with the Parent, each a "Pledgor" and collectively, the "Pledgors"), in favor of ABLECO FINANCE LLC, as administrative agent for the Lenders (as hereinafter defined) under the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                             W I T N E S S E T H:

            WHEREAS, the Pledgors, the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Pledgors in the principal amount of $155,000,000 (the "Loan");

            WHEREAS, it is a condition precedent to the making and maintaining by the Lenders of the Loan pursuant to the Loan Agreement that each of the Pledgors shall have executed and delivered to the Administrative Agent a pledge and security agreement providing for the pledge to the Administrative Agent of, and the grant to the Administrative Agent for the benefit of itself and the Lenders of a security interest in, the outstanding shares of capital stock from time to time owned by such Pledgor of certain of its subsidiaries now or hereafter existing; and

            WHEREAS, each of the Pledgors has determined that the execution, delivery and performance by such Pledgor of this Agreement directly benefit, and are within the corporate purposes and in the best interest of, such Pledgor;

            NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Administrative Agent and the Lenders to enter into the Loan Agreement and the Lenders to make and maintain the Loan pursuant to the Loan Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

            SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Administrative Agent for the benefit of itself and the Lenders, and grants to the Administrative Agent for the benefit of itself and the Lenders a continuing security interest in, all of such Pledgor's right, title and interest in the following property (the "Pledged Collateral"):

            (a) the indebtedness described in Schedule I hereto (the "Initial Pledged Debt");

            (b) the indebtedness (the "Additional Pledged Debt", and together with the Initial Pledged Debt, the "Pledged Debt") described in a Pledge Amendment (Debt), duly executed by such Pledgor, in substantially the form of
Schedule II hereto (a "Pledge Amendment (Debt)");

            (c) the promissory notes evidencing the Pledged Debt and all securities, money, instruments, investment property, financial assets and other Property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Debt;

            (d) the shares of Capital Stock described in Schedule III hereto (the "Initial Pledged Shares") issued by the Persons described in such Schedule III (the "Initial Pledged Subsidiaries");

            (e) the shares of Capital Stock (the "Additional Pledged Shares") described in a Pledge Amendment (Stock), duly executed by such Pledgor, in substantially the form of Schedule IV hereto (a "Pledge Amendment (Stock)", and together with a Pledge Amendment (Debt), collectively, a "Pledge Amendment") and issued by the Persons described in such Pledge Amendment (the "Additional Pledged Subsidiaries", and together with the Initial Pledged Subsidiaries, collectively the "Pledged Subsidiaries" and individually a "Pledged Subsidiary");

            (f) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Loan Documents, in the event of any consolidation or merger in which a Pledged Subsidiary is not the surviving corporation, all shares of each class of the Capital Stock of the successor entity (unless such successor entity is such Pledgor itself) formed by or resulting from such consolidation or merger which are then owned by such Pledgor (the "Successor Shares");

            (g) all additional shares of Capital Stock from time to time acquired by such Pledgor of any Pledged Subsidiary (the "Additional Shares"), and together with the Initial Pledged Shares, the Additional Pledged Shares and the Successor Shares, the "Pledged Shares");

            (h) all certificates and instruments representing the Pledged Shares, all warrants, options and other rights, contractual or otherwise, in respect thereof and all shares, securities, money, instruments, investment property, financial assets and other Property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares;

            (i) all security entitlements of such Pledgor in any of the Property of such Pledgor described in this Section 3; and

            (j) all proceeds of and, to the extent related to any Property described in this Section 3, all books, correspondence, credit files, records, invoices and other papers;

in each case, whether now owned or hereafter acquired by such Pledgor, whether now in existence or hereafter coming into existence and howsoever such Pledgor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise); provided, however, that at no time shall the shares of Capital Stock of any Pledged Subsidiary not organized under the laws of the United States or any state thereof pledged to the Administrative Agent pursuant to this Agreement (each, a "Foreign Pledged Subsidiary") exceed 65% of the issued and outstanding shares of Capital Stock of such Foreign Pledged Subsidiary.

            SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (the "Obligations"):

            (a) the prompt payment by each of the Pledgors, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by such Pledgor under the Notes, the Loan Agreement and the other Loan Documents to which such Pledgor is a party, whether for principal, interest, premiums, indemnities, fees, expenses or otherwise, and whether accruing before or subsequent to the filing of a petition initiating a bankruptcy, reorganization, liquidation or similar proceeding affecting such Pledgor (notwithstanding the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code); and

            (b) the due performance and observance by each of the Pledgors of all of such Pledgor's other obligations from time to time existing in respect of this Agreement and the other Loan Documents to which such Pledgor is a party.

            SECTION 4. Delivery of the Pledged Collateral.

            (a) All promissory notes currently evidencing the Initial Pledged Debt and all certificates and instruments currently representing the Initial Pledged Shares shall be delivered to the Administrative Agent on or prior to the execution and delivery of this Agreement. All other promissory notes evidencing Pledged Debt and all other certificates and instruments representing Pledged Shares or other Pledged Collateral from time to time or otherwise required to be pledged to the Administrative Agent pursuant to the terms of the Loan Agreement or the terms of this Agreement (the "Additional Collateral") shall be delivered to the Administrative Agent within 5 days of receipt thereof by or on behalf of any of the Pledgors. All such promissory notes, certificates and instruments shall be held by or on behalf of the Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Within 5 days of the receipt by a Pledgor of the Additional Collateral, a Pledge Amendment
(Debt), in the case of Pledged Debt, or a Pledge

Amendment (Stock), in the case of Pledged Shares, in each case duly executed by such Pledgor, shall be delivered to the Administrative Agent in respect of the Additional Collateral which is to be pledged pursuant to this Agreement and the Loan Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of this Agreement. The Pledgors hereby authorize the Administrative Agent to attach each Pledge Amendment to this Agreement and agree that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgors shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

            (b) If any Pledged Collateral consists of uncertificated securities, the Pledgors shall (i) cause the Administrative Agent to become the registered holder thereof, (ii) cause either the Securities Intermediary or another securities intermediary, acceptable to the Administrative Agent, to become the registered holder thereof, provided that such securities intermediary has agreed in writing that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by the Pledgors, or (iii) cause each issuer of such securities to agree that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by the Pledgors. If any Pledged Collateral consists of security entitlements, the Pledgors shall transfer such security entitlements to the Administrative Agent, or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Administrative Agent without further consent by the Pledgors. The Pledgors further agree to execute such other documents and to take such other actions as the Administrative Agent deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies hereunder.

            (c) If a Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or other distributions payable in cash (except such dividends permitted to be retained by the Pledgors pursuant to Section 7 hereof) or in securities or other property or
(iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Administrative Agent in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

            SECTION 5. Representations and Warranties. Each of the Pledgors represents and warrants to the Lenders and the Administrative Agent as follows:

            (a) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms.

            (b) The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and constitute 100% of the issued shares of Capital Stock of the Pledged Subsidiaries, except (i) in the case of each Foreign Pledged Subsidiary, in which case such Pledged Shares constitute 65% of the issued shares of Capital Stock of such Foreign Pledged Subsidiary, and (ii) in the case of Collagen Aesthetics, Inc., a Delaware corporation and a Subsidiary of the Purchaser ("Collagen"), in which case such Pledged Shares constitute __% of the issued Shares of Capital Stock of Collagen. All other shares of Capital Stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, and fully paid and nonassessable.

            (c) The exercise by the Administrative Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting any of the Pledgors or the Pledged Subsidiaries or any of their respective properties, except where such contravention would not reasonably be expected to have a Material Adverse Effect, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of their properties.

            (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, or any other Person, is required for (i) the due delivery and performance by the Pledgors of this Agreement, (ii) the grant by the Pledgors, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or (iii) the exercise by the Administrative Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

            (e) This Agreement creates valid security interests in favor of the Administrative Agent in the Pledged Collateral as security for the Obligations. The Administrative Agent's having possession of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares and all other certificates, instruments and money constituting Pledged Collateral from time to time results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, the Administrative Agent's security interest therein will be perfected upon the transfer of such securities to the Administrative Agent, or upon the agreement of each issuer that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Administrative Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the applicable Pledgor, or upon the agreement of the applicable securities intermediary to comply with entitlement orders by the Administrative Agent without further consent by such Pledgor. Such security interest is, or in the case of Pledged Collateral in which any Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest subject only to Permitted Liens. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Administrative Agent's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof and obtaining control of uncertificated securities and security entitlements constituting Pledged Collateral after the date hereof.

            SECTION 6. Covenants as to the Pledged Collateral. So long as any Obligations shall remain outstanding, each of the Pledgors will, unless the Administrative Agent shall otherwise consent in writing:

            (a) keep adequate records concerning the Pledged Collateral pledged by such Pledgor hereunder and permit the Administrative Agent, or any of its agents or representatives at any time or from time to time, to examine and make copies of and abstracts from such records pursuant to the terms of Section 5.01(e) of the Loan Agreement;

            (b) at the Pledgors' joint and several expense, promptly deliver to the Administrative Agent a copy of each material notice or other communication received by any Pledgor in respect of Pledged Collateral;

            (c) at the Pledgors' joint and several expense, defend the Administrative Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

            (d) at the Pledgors' joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Administrative Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

            (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein, except as permitted by Section 7(a)(i) hereof and Section 5.02(c) of the Loan Agreement;

            (f) not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction (foreign or domestic), any financing statement, notice of lien or like instrument with respect to the Pledged Collateral, except for a financing statement, notice of lien or like instrument which is filed pursuant hereto or any other Loan Document;

            (g) not permit the issuance of (i) any additional shares of any class of Capital Stock of any Pledged Subsidiary unless such Capital Stock is pledged to the Administrative

Agent in accordance with this Agreement, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock, (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock or (iv) any indebtedness to any Subsidiary, unless such indebtedness (A) is evidenced by a promissory note which is delivered to the Administrative Agent in accordance with Section 4(a) hereof and (B) is not otherwise prohibited by Section 5.02 of the Loan Agreement;

            (h) without at least 30 days' prior written notice to the Administrative Agent, not (i) maintain any of its books and records with respect to the Pledged Collateral at any office or maintain its principal place of business at any place other than at the address on Schedule V hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto; and

            (i) not take or fail to take any action which would in any manner impair the enforceability of the Administrative Agent's security interest in any Pledged Collateral.

            SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

            (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral to which such Pledgor is entitled for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or the other Loan Documents; provided, however, that (A) such Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Administrative Agent gives it notice that, in the Administrative Agent's reasonable judgment, such action would cause a Material Adverse Effect, and (B) such Pledgor will give the Administrative Agent at least 5 Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which could reasonably be expected to cause a Material Adverse Effect;

                  (ii) each Pledgor may receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, in exchange for, or upon the sale of, any Pledged Collateral, shall be, and shall forthwith be delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by any of the Pledgors, be received in trust for the benefit of the Administrative Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Administrative Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations; and

                  (iii) the Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as any such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

            (b) Upon the occurrence and during the continuance of an Event of Default and to the extent not inconsistent with the Loan Agreement:

                  (i) all rights of any of the Pledgors to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest payments which such Pledgor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Administrative Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                  (ii) without limiting the generality of the foregoing, the Administrative Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Subsidiary, or upon the exercise by any Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                  (iii) all dividends and interest payments which are received by the Pledgors contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

            SECTION 8. Additional Provisions Concerning the Pledged Collateral.

            (a) Each of the Pledgors hereby authorizes the Administrative Agent to file, without the signature of such Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

            (b) Each of the Pledgors hereby irrevocably appoints the Administrative Agent the Pledgors' attorney-in-fact and proxy, with full authority in the place and stead of such

Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, upon the occurrence of an Event of Default to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

            (c) If any Pledgor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgors pursuant to Section 10 hereof.

            (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgors or to the Parent on behalf of the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

            (e) The Administrative Agent may at any time in its discretion upon notice to the Pledgors, (i) transfer or register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgors under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

            (a) The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted); and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable. The Pledgors agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Parent on behalf of the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) In the event that the Administrative Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to subsection (a) of this Section 9, the Pledgors will, at the Pledgors' expense and upon request by the Administrative Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or "Blue Sky" laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent, (iii) cause each Pledged Subsidiary to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. The Pledgors agree that a breach of any of the covenants contained in this Section 9(b) will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9(b) shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement.

            (c) Notwithstanding the provisions of Section 9(b) hereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agree that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or any other applicable law. The Pledgors further acknowledge and agree that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Administrative Agent may, in such event, bid for the purchase of such securities.

            (d) In addition to the other rights of the Administrative Agent set forth in this Section 9, (i) the Administrative Agent shall have the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if it were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right), (ii) the Administrative Agent in its discretion may, in its name or in the name of any of the Pledgors or otherwise, demand, sue for, collect or receive any money or Property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall have no obligation to do so, and (iii) the Administrative Agent may make any compromise or settlement it deems desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Collateral.

            (e) Any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10 hereof) in whole or in part by the Administrative Agent against, all or any part of the Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

            (f) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Pledgors shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Loan Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent and the Lenders to collect such deficiency.

            SECTION 10. Indemnity and Expenses.

            (a) The Pledgors agree, jointly and severally, to indemnify and hold the Administrative Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, reasonable legal fees, costs and expenses) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Administrative Agent's gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

            (b) The Pledgors agree, jointly and severally, to pay to the Administrative Agent upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Administrative Agent's counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (iv) the failure by any of the Pledgors to perform or observe any of the provisions hereof, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgors in respect of the Pledged Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

            SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested or by overnight courier), telecopied or delivered, if to any of the Pledgors, to such Pledgor at its address specified in Schedule V hereto or to the Parent, on behalf of such Pledgor, at its address specified in the Loan Agreement, if to the Administrative Agent, to it at its address specified in the Loan Agreement, or as to any of the parties, to such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, and (iii) if delivered, when delivered, provided same is on a business Day and, if not, on the next Business Day.

            SECTION 12. Parent Appointed Agent. The Purchaser hereby designates and appoints the Parent as the agent for the Purchaser, and the Purchaser hereby authorizes the Parent, to execute notices, receive notices, receive summons of process and take possession of Pledged Collateral on behalf of the Purchaser, in each case in accordance with the terms hereof.

            SECTION 13. Consent to Jurisdiction, Etc.

            (a) Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any document related thereto, or for recognition or enforcement of any judgment, and each of the Pledgors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Pledgors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement or any document related thereto in the courts of any jurisdiction.

            (b) Each of the Pledgors hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action or proceeding. Each Pledgor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Pledgor, or to the Parent on behalf of such Pledgor, at its address specified in Section 11 hereof.

            (c) Each of the Pledgors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any documents related thereto in any New York State or federal court. Each of the Pledgors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 14. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PLEDGORS AND THE ADMINISTRATIVE AGENT (BY ACCEPTING THIS AGREEMENT) IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            SECTION 15. Joint and Several. All of the obligations of the Pledgors hereunder are joint and several. The Administrative Agent may, in its sole and absolute discretion, enforce the provisions hereof against one or more of the Pledgors and shall not be required to proceed against all of the Pledgors jointly or seek payment from the Pledgors ratably. In addition, the

Administrative Agent may, in its sole and absolute discretion, select the Pledged Collateral of one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral owned by all of the Pledgors. The release or discharge of any Pledgor by the Administrative Agent shall not release or discharge the other Pledgors from the obligations of such released or discharged Pledgor hereunder.

            SECTION 16. Miscellaneous.

            (a) Except as provided in Section 4(a) hereof with respect to a Pledge Amendment, no amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each of the Pledgors and the Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Administrative Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent to exercise any of its rights under any other Loan Document against such party or against any other person.

            (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on the Pledgors and their respective successors and assigns, and shall inure, together with all rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its rights and obligations under this Agreement to any other Person pursuant to the terms of the Loan Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Administrative Agent shall mean the assignee of the Administrative Agent. None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent, and any such assignment or transfer shall be null and void.

            (e) (i) Upon any sale or other disposition of any Pledged Collateral permitted by the Loan Agreement, (A) the security interest created hereby in such Pledged Collateral shall terminate and all rights to such Pledged Collateral shall revert to the Pledgors, and (B) the Administrative Agent will, upon the Pledgors' request and at the Pledgors' joint and several expense, promptly (x) return to the Parent on behalf of the Pledgors the Pledgors' Pledged Collateral to be sold or disposed of and (y) execute and deliver to any of the Pledgors, without any recourse, representation or warranty whatsoever, such documents as the Pledgors shall reasonably request to evidence such termination.

                  (ii) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors, and (ii) the Administrative Agent will, upon the Pledgors' request and at the Pledgors' joint and several expense, promptly (A) return to the Parent on behalf of the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to any of the Pledgors, without recourse, representation or warranty, such documents as such Pledgor shall reasonably request to evidence such termination.

            (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS
LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (g) The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            (h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                    PLEDGORS:

                                    INAMED CORPORATION

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    COLLAGEN AESTHETICS, INC.

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                 SCHEDULE I TO PLEDGE AND SECURITY AGREEMENT

                                  Pledged Debt

                                                                Principal Amount
                                                               Outstanding as of
Name of Payee        [Description]      Interest Rate
-------------        -------------      -------------          -----------------

                 SCHEDULE II TO PLEDGE AND SECURITY AGREEMENT

                             PLEDGE AMENDMENT (DEBT)

            This Pledge Amendment, dated ___________________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September ___, 1999, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the "Pledge Agreement"), and that the indebtedness listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.

                                  Pledged Debt

                                                                Principal Amount
                                                               Outstanding as of
Name of Payee        [Description]      Interest Rate
-------------        -------------      -------------          -----------------


                                          [PLEDGOR]

                                          By:
                                                ------------------------------
                                                 Name:
                                                 Title:

                SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT

                                 Pledged Shares

                 SCHEDULE IV TO PLEDGE AND SECURITY AGREEMENT

                                PLEDGE AMENDMENT

            This Pledge Amendment, dated ___________________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September ___, 1999, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the "Pledge Agreement"), and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.

                                 Pledged Shares

                                            Number              Certificate
Name of Issuer          Jurisdiction      of Shares     Class   No.(s)
--------------          ------------      ---------     -----   -----------

                                          [PLEDGOR]

                                          By:
                                                ------------------------------
                                                 Name:
                                                 Title:

                 SCHEDULE V TO PLEDGE AND SECURITY AGREEMENT

                Executive Office/Location of Books and Records

                                    EXHIBIT G

                           BORROWER SECURITY AGREEMENT

            SECURITY AGREEMENT, dated September __, 1999 (this "Agreement"), made by INAMED CORPORATION, a Delaware corporation (the "Parent"), and COLLAGEN AESTHETICS, INC., a Delaware corporation (the "Purchaser", and together with the Parent, each a "Grantor" and collectively, the "Grantors"), in favor of ABLECO FINANCE LLC, as administrative agent for the Lenders (as hereinafter defined) party to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                            W I T N E S S E T H :

            WHEREAS, the Grantors, the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Grantors in the principal amount of $155,000,000 (the "Loan");

            WHEREAS, it is a condition precedent to the making and maintaining of the Loan by the Lenders pursuant to the Loan Agreement that each of the Grantors shall have executed and delivered to the Administrative Agent a security agreement providing for the grant to the Administrative Agent, for the benefit of itself and the Lenders, of a security interest in all personal property of the Grantors; and

            WHEREAS, each of the Grantors has determined that the execution, delivery and performance by such Grantor of this Agreement directly benefit, and are within the corporate purposes and in the best interest of, such Grantor.

            NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Administrative Agent and the Lenders to enter into the Loan Agreement and the Lenders to make and maintain the Loan pursuant to the Loan Agreement, the Grantors hereby agree with the Administrative Agent as follows:

            SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the

Administrative Agent for the benefit of itself and the Lenders, and grants to the Administrative Agent for the benefit of itself and the Lenders a continuing security interest in, all personal property and fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, all of such Grantor's right, title and interest in and to the following:

            (a) all equipment of any kind (including, without limitation, all furniture, fixtures and machinery and all motor vehicles, tractors and other like property, whether or not the title thereto is governed by a certificate of title or ownership (such motor vehicles, tractors and other like property hereinafter collectively referred to as the "Motor Vehicles"), wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith (hereinafter collectively referred to as the "Equipment");

            (b) all inventory of any kind wherever located and whether now or hereafter existing and whether now owned or hereafter acquired (including, without limitation, all types of inventory, merchandise, goods, tangible personal property and other assets that are held by such Grantor for sale, lease or other disposition in the ordinary course of such Grantor's business or to be furnished under a contract for services, whether such inventory, merchandise, goods, tangible personal property and other assets are raw, in process and finished, and materials used or consumed in the business of such Grantor, and goods returned to or repossessed by such Grantor and goods in which such Grantor has an interest in mass or in joint or other interest or right of any kind including consigned goods and goods being processed), and all accessions thereto and products thereof and all packing and shipping materials (hereinafter collectively referred to as the "Inventory");

            (c) (i) all present and future accounts, contract rights, chattel paper, documents, general intangibles, instruments and other obligations of any kind, whether now or hereafter existing and whether now owned or hereafter acquired, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise; (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Administrative Agent or any Lender from or for such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of such Grantor's claims against the Administrative Agent or any Lender at any time existing; (iii) all rights, remedies, security and liens, in, to and in respect of any credit insurance, accounts (including, without limitation, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party), guaranties or other contracts of suretyship with respect to accounts, and deposits or other security for the obligation of any account debtor; (iv) all rights relating to the sale or other transfer of property to, or the construction, renovation or other improvement of property by or for such Grantor; (v) all right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any accounts, and all returned, reclaimed or repossessed goods; and (vi) all rights now or hereafter existing in and to all security agreements, leases and other contracts now or hereafter existing and securing or otherwise relating to any accounts, contract rights, chattel paper, instruments, documents, or other rights or obligations (any and all such accounts, contract rights, chattel paper, instruments, documents, and rights and obligations being hereinafter referred to as the "Receivables" and any and all such security agreements, leases and other contracts being hereinafter referred to as the "Related Contracts");

            (d) (i) all general intangibles; (ii) all rights, interest, choses in action, causes of actions, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all corporate and other business records, all loans, royalties, and all other forms of obligations receivable whatsoever (other than Receivables); (iii) all trademarks, patents, trade secrets, copyrights, goodwill, inventions, designs, registrations, permits; (iv) all computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence, and advertising materials; (v) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights; (vi) all interests in partnerships and joint ventures, including all moneys due from time to time in respect thereof; (vii) all federal, state and local tax refunds and federal, state and local tax refund claims; (viii) all right, title and interest under leases, subleases and concessions and other agreements relating to personal property, including all moneys due from time to time in respect thereof; (ix) all payments due or made to such Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person or Governmental Authority; (x) all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any depository or other accounts maintained by such Grantor with the Administrative Agent or any Lender and all funds on deposit thereon and the accounts set forth in Schedule IV hereto; (xi) all credits with and other claims against third parties (including carriers and shippers) (other than Receivables); (xii) all rights to indemnification; (xiii) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; (xiv) all proceeds of insurance, including credit insurance, of which such Grantor is the beneficiary; (xv) all letters of credit, guaranties, liens, security interests and other security held by or granted to such Grantor; and
(xvi) all other intangible property, whether or not similar to the foregoing, in each instance, however and wherever arising (hereinafter collectively referred to as "General Intangibles");

            (e) (i) all trademarks, service marks, trade names, business names, trade dress, designs, logos and other source or business identifiers and all general intangibles of like nature, and all rights concerning the foregoing, whether now or hereafter owned, adopted, acquired or used by such Grantor (including, without limitation, all trademarks, service marks, trade names, business names, trade dress, designs, logos and other source or business identifiers described in Schedule I or V hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of such Grantor relating to the distribution of products and services in connection with which any of such marks are used, and all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past and future infringements or other violations thereof and the right to sue for past, present and future infringements and other violations thereof (hereinafter referred to collectively as the "Trademarks"); and (ii) all licenses, contracts or other agreements, whether written or oral, naming or otherwise positioning such Grantor as licensor or licensee and providing for the grant of any right to use any Trademark, including, without limitation, all agreements described in Schedule I hereto, together with any goodwill connected with and symbolized by any such trademark licenses or agreements and the right to prepare for sale and sell any and all Inventory now or hereafter owned by such Grantor and now or hereafter covered by such licenses (hereinafter referred to collectively as the "Trademark Licenses");

            (f) (i) all letters patent, design patents and utility patents, and all copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae and other general intangibles of like nature, and all rights concerning the foregoing, whether now existing or hereafter acquired (including, without limitation, all letters patent, design patents and utility patents described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof (hereinafter referred to collectively as the "Patents"); and (ii) all licenses, contracts or other agreements, whether written or oral, naming or otherwise positioning such Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by, or of any right to otherwise exploit, any Patent, including, without limitation, all agreements set forth in
Schedule II hereto (hereinafter referred to collectively as the "Patent Licenses" and together with the Trademark Licenses, the "Licenses");

            (g) (i) all investment property, securities (other than shares of voting stock of each class of any Foreign Subsidiary in excess of 65% of the total issued and outstanding shares of the voting stock of such class), securities accounts, financial assets and all securities entitlements of such Grantor in any of the foregoing;

            (h) all rights of such Grantor in, to and under the Tender Offer Documents and the Merger Documents;

            (i) the books and records of such Grantor relating to any of the foregoing Collateral, including, without limitation, all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing any of the Collateral; and

            (j) all cash and non-cash proceeds of any and all of the foregoing Collateral (including without limitation, (i) damages for past and future infringements of the Trademarks or the Patents and (ii) the right to sue for past, present and future infringements of the Trademarks or the Patents) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; in each case, however such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

            Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; and provided that the Collateral shall include (y) any and all proceeds of such item of Collateral to the extent that the assignment or encumbering of such proceeds is not so restricted, and (z) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of Collateral being obtained, thereafter such item of Collateral as well as any proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term Collateral.

            SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

            (a) the prompt payment by each of the Grantors, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by such Grantor under the Notes, the Loan Agreement and the other Loan Documents to which such Grantor is a party, whether for principal, interest, premiums, indemnities, fees, expenses or otherwise, and whether accruing before or subsequent to the filing of a petition initiating a bankruptcy, reorganization, liquidation or similar proceeding affecting such Pledgor (notwithstanding the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code); and

            (b) the due performance and observance by each of the Grantors of all of such Grantor's other obligations from time to time existing in respect of this Agreement and the other Loan Documents to which such Grantor is a party.

            SECTION 4. Representations and Warranties. Each of the Grantors represents and warrants to the Lenders and the Administrative Agent as follows:

            (a) All Equipment and Inventory now existing is, and except as otherwise provided in Section 5(b) hereof, all Equipment and Inventory hereafter existing will be, located at the addresses specified therefor in Schedule III hereto beneath the name of each Grantor. Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its records concerning Receivables and all originals of all chattel paper which constitute Receivables are located at the addresses specified therefor in Schedule III hereto beneath the name of such Grantor. None of the Receivables is evidenced by a promissory note or other instrument. Set forth in Schedule V hereto is a complete and correct list of each trade name used by each Grantor. Set forth in
Schedule IV hereto is a complete and correct list of each bank and securities account of each Grantor, together with the address of such institution, the account number and the type of account.

            (b) Each Grantor has delivered to the Administrative Agent complete and correct copies of each material Trademark License described in Schedule I hereto beneath such Grantor's name and each material Patent License described in
Schedule II hereto beneath such Grantor's name, including all schedules and exhibits thereto. Each Related Contract and License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its Affiliates in respect thereof. Each Related Contract and License now existing is, and each other Related Contract and License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default thereunder by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

            (c) Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks and Patents which it purports to grant a security interest in pursuant to Section 2 hereof, which are the only trademarks, patents or other intellectual property or proprietary rights necessary to conduct its business in substantially the same manner as conducted as of the date hereof.
Schedule I hereto sets forth a true and complete list of all material, registered, issued or applied for Trademarks and Trademark Licenses owned or used by such Grantor as of the date hereof beneath such Grantor's name. Schedule II hereto sets forth a true and complete list of all material, registered, issued or applied for Patents and Patent Licenses owned or used by such Grantor as of the date hereof beneath such Grantor's name. All of such Patents and Trademarks are subsisting and in full force and effect, have not been adjudged invalid or unenforceable, are, to such Grantor's knowledge, valid and enforceable, and have not been abandoned in whole or in part. Except as set forth in Schedule I or II hereto, none of such Patents or Trademarks is the subject of any licensing or franchising agreement. None of the Grantors has knowledge of any conflict with the rights of others to any Trademark or Patent and, to the best knowledge of each Grantor, none of the Grantors is now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of such Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by any Grantor.

            (d) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement or any other Security Document and with respect to Permitted Liens.

            (e) The exercise by the Administrative Agent of any of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or otherwise affecting any Grantor or any of such Grantor's properties except where such contravention could not reasonably be expected to have a Material Adverse Effect and will not result in or require the creation of any Lien upon or with respect to any of such Grantor's properties.

            (f) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, or any other Person, is required for (i) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in any Collateral or (ii) the exercise by the Administrative Agent of any of its rights and remedies hereunder, except (A) with respect to the perfection of the security interest created hereby in United States Trademarks and Patents, for the recording of the Assignment for Security (Trademarks) and Assignment for Security (Patents) referred to in Section 5(h) hereof in the United States Patent and Trademark Office, (B) the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements in the filing offices described in Schedule VII hereto, all of which financing statements have been duly filed and are in full force and effect, (C) with respect to the perfection of the security interest created hereby in foreign Trademarks and Patents, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to Patents, Trademarks, Patent Licenses and Trademark Licenses, or (D) with respect to the perfection of the security interest created hereby in Motor Vehicles, for the submission of an appropriate application, together with the certificate of title, with respect to each Motor Vehicle, to the appropriate state agency.

            (g) This Agreement creates valid security interests in favor of the Administrative Agent in the Collateral which each Grantor purports to grant a security interest in pursuant to Section 2 hereof, as security for the Obligations. The Administrative Agent's having possession of all instruments and cash constituting Collateral from time to time, the recording of the Assignment for Security (Patents) and the Assignment for Security (Trademarks) executed pursuant hereto in the United States Patent and Trademark Office, the filing of the financing statements described in Schedule VII hereto and, with respect to Patents and Trademarks hereafter existing and not covered by such Assignment for Security (Patents) or such Assignment for Security (Trademarks), the recording in the United States Patent and Trademark Office of appropriate instruments of assignment, result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to the security interests and other encumbrances described in
Schedule VI hereto, any other Permitted Liens and the recording of such instruments of assignment. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for the Administrative Agent's having possession of instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in Section 4(h) hereof.

            SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Administrative Agent shall otherwise consent in writing:

            (a) Further Assurances. The Grantors will, at their joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Administrative Agent may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously each chattel paper included in the Receivables and each License and Related Contract and, at the reasonable request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such chattel paper, License, Related Contract or Collateral is subject to the security interest created hereby, (B) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Administrative Agent hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent, (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Administrative Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail, and (E) upon the acquisition after the date hereof by any Grantor of any Equipment with a fair market value in excess of $75,000 covered by a certificate of title or ownership, cause the Administrative Agent to be listed as the lienholder on such certificate of title and within 60 days of the acquisition thereof deliver evidence of the same to the Administrative Agent.

            (b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than used Equipment and Inventory sold in the ordinary course of business in accordance with Section 5.02(c) of the Loan Agreement and Equipment and Inventory in transit) at the locations specified therefor in Section 4(a) hereof, or, upon not less than 30 Business Days' prior written notice to the Administrative Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect, provided that (i) all action has been taken to grant the Administrative Agent a perfected, first priority security interest in such Equipment and Inventory, subject to Permitted Liens and (ii) the Administrative Agent's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory are not adversely affected.

            (c) Insurance.

                  (I) EACH GRANTOR WILL, AT ITS OWN EXPENSE, MAINTAIN INSURANCE (INCLUDING, WITHOUT LIMITATION, COMPREHENSIVE GENERAL LIABILITY AND HAZARD INSURANCE) WITH RESPECT TO THE EQUIPMENT AND INVENTORY OWNED BY IT IN SUCH AMOUNTS, AGAINST SUCH RISKS, IN SUCH FORM AND WITH SUCH INSURERS AS IS GENERALLY CARRIED BY COMPANIES ENGAGED IN SIMILAR BUSINESSES AS THOSE ENGAGED IN BY THE GRANTORS. EACH POLICY FOR LIABILITY INSURANCE SHALL PROVIDE FOR ALL LOSSES TO BE PAID ON BEHALF OF THE ADMINISTRATIVE AGENT AND SUCH GRANTOR AS THEIR RESPECTIVE INTERESTS MAY APPEAR, AND EACH POLICY FOR PROPERTY DAMAGE INSURANCE SHALL PROVIDE FOR ALL LOSSES (EXCEPT FOR LOSSES OF LESS THAN $100,000 PER OCCURRENCE) TO BE ADJUSTED WITH, AND PAID DIRECTLY TO, THE ADMINISTRATIVE AGENT. EACH SUCH POLICY SHALL IN ADDITION (A) NAME SUCH GRANTOR AND THE ADMINISTRATIVE AGENT AS INSURED PARTIES THEREUNDER (WITHOUT ANY REPRESENTATION OR WARRANTY BY OR OBLIGATION UPON THE ADMINISTRATIVE AGENT) AS THEIR INTERESTS MAY APPEAR, (B) CONTAIN THE AGREEMENT BY THE INSURER THAT ANY LOSS THEREUNDER SHALL BE PAYABLE TO THE ADMINISTRATIVE AGENT ON ITS OWN ACCOUNT NOTWITHSTANDING ANY ACTION, INACTION OR BREACH OF REPRESENTATION OR WARRANTY BY ANY GRANTOR, (C) PROVIDE THAT THERE SHALL BE NO RECOURSE AGAINST THE ADMINISTRATIVE AGENT FOR PAYMENT OF PREMIUMS OR OTHER AMOUNTS WITH RESPECT THERETO, AND (D) PROVIDE THAT AT LEAST 30 DAYS' PRIOR WRITTEN NOTICE OF CANCELLATION OR OF LAPSE SHALL BE GIVEN TO THE ADMINISTRATIVE AGENT BY THE INSURER. EACH GRANTOR WILL, IF SO REQUESTED BY THE ADMINISTRATIVE AGENT, DELIVER TO THE ADMINISTRATIVE AGENT ORIGINAL OR DUPLICATE POLICIES OF SUCH INSURANCE AND, AS OFTEN AS THE ADMINISTRATIVE AGENT MAY REASONABLY REQUEST, A REPORT OF A REPUTABLE INSURANCE BROKER WITH RESPECT TO SUCH INSURANCE. EACH GRANTOR WILL ALSO, AT THE REQUEST OF THE ADMINISTRATIVE AGENT, EXECUTE AND DELIVER INSTRUMENTS OF ASSIGNMENT OF SUCH INSURANCE POLICIES AND USE REASONABLE EFFORTS TO CAUSE THE RESPECTIVE INSURERS TO ACKNOWLEDGE NOTICE OF SUCH ASSIGNMENT.

                  (II) REIMBURSEMENT UNDER ANY LIABILITY INSURANCE MAINTAINED BY A GRANTOR PURSUANT TO THIS SECTION 5(C) MAY BE PAID DIRECTLY TO THE PERSON WHO SHALL HAVE INCURRED LIABILITY COVERED BY SUCH INSURANCE. IN THE CASE OF ANY LOSS INVOLVING DAMAGE TO EQUIPMENT OR INVENTORY AS TO WHICH PARAGRAPH (III) OF THIS
SECTION 5(C) IS NOT APPLICABLE, EACH GRANTOR WILL MAKE OR CAUSE TO BE MADE THE NECESSARY REPAIRS TO OR REPLACEMENTS OF SUCH EQUIPMENT OR INVENTORY, AND ANY PROCEEDS OF INSURANCE MAINTAINED BY SUCH GRANTOR PURSUANT TO THIS SECTION 5(C) SHALL BE PAID BY THE ADMINISTRATIVE AGENT TO SUCH GRANTOR AS REIMBURSEMENT FOR THE COSTS OF SUCH REPAIRS OR REPLACEMENTS.

                  (III) UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT OR UPON THE ACTUAL OR CONSTRUCTIVE TOTAL LOSS (IN EXCESS OF $100,000 PER OCCURRENCE) OF ANY EQUIPMENT OR INVENTORY, ALL INSURANCE PAYMENTS IN RESPECT OF SUCH EQUIPMENT OR INVENTORY SHALL BE PAID TO THE ADMINISTRATIVE AGENT AND APPLIED AS SPECIFIED IN SECTION 7(B) HEREOF.

            (D) PROVISIONS CONCERNING THE RECEIVABLES, THE RELATED CONTRACTS AND THE LICENSES.

                  (I) EACH GRANTOR WILL (A) GIVE THE ADMINISTRATIVE AGENT AT LEAST 30 DAYS' PRIOR WRITTEN NOTICE OF ANY CHANGE IN SUCH GRANTOR'S NAME, IDENTITY OR ORGANIZATIONAL STRUCTURE, (B) KEEP ITS CHIEF PLACE OF BUSINESS AND

CHIEF EXECUTIVE OFFICE AND ALL ORIGINALS OF ALL CHATTEL PAPER WHICH CONSTITUTE RECEIVABLES AT THE LOCATION(S) SPECIFIED THEREFOR BENEATH SUCH GRANTOR'S NAME IN
SCHEDULE III HEREOF, AND (C) KEEP ADEQUATE RECORDS CONCERNING THE RECEIVABLES AND SUCH CHATTEL PAPER AND PERMIT REPRESENTATIVES OF THE ADMINISTRATIVE AGENT AT ANY TIME UPON REASONABLE NOTICE AND, PRIOR TO THE OCCURRENCE AND CONTINUANCE OF A DEFAULT, DURING NORMAL BUSINESS HOURS TO INSPECT AND MAKE ABSTRACTS FROM SUCH RECORDS AND CHATTEL PAPER.

                  (II) EACH GRANTOR WILL DULY PERFORM AND OBSERVE ALL OF ITS OBLIGATIONS UNDER EACH RELATED CONTRACT AND LICENSE, EXCEPT AS OTHERWISE PROVIDED IN THIS SUBSECTION (F), CONTINUE TO COLLECT, AT ITS OWN EXPENSE, ALL AMOUNTS DUE OR TO BECOME DUE UNDER THE RECEIVABLES. IN CONNECTION WITH SUCH COLLECTIONS, EACH GRANTOR MAY (AND, AT THE ADMINISTRATIVE AGENT'S DIRECTION,
WILL) TAKE SUCH ACTION AS SUCH GRANTOR OR THE ADMINISTRATIVE AGENT MAY DEEM NECESSARY OR ADVISABLE TO ENFORCE COLLECTION OR PERFORMANCE OF THE RECEIVABLES; PROVIDED, HOWEVER, THAT, THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT AT ANY TIME, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO NOTIFY THE ACCOUNT DEBTORS OR OBLIGORS UNDER ANY RECEIVABLES OF THE ASSIGNMENT OF SUCH RECEIVABLES TO THE ADMINISTRATIVE AGENT AND TO DIRECT SUCH ACCOUNT DEBTORS OR OBLIGORS TO MAKE PAYMENT OF ALL AMOUNTS DUE OR TO BECOME DUE TO A GRANTOR THEREUNDER DIRECTLY TO THE ADMINISTRATIVE AGENT OR ITS DESIGNATED AGENT, UPON SUCH NOTIFICATION AND AT THE EXPENSE OF SUCH GRANTOR AND TO THE EXTENT PERMITTED BY LAW, TO ENFORCE COLLECTION OF ANY SUCH RECEIVABLES AND TO ADJUST, SETTLE OR COMPROMISE THE AMOUNT OR PAYMENT THEREOF, IN THE SAME MANNER AND TO THE SAME EXTENT AS SUCH GRANTOR MIGHT HAVE DONE. AFTER RECEIPT BY A GRANTOR OF A NOTICE FROM THE ADMINISTRATIVE AGENT THAT THE ADMINISTRATIVE AGENT HAS NOTIFIED OR INTENDS TO NOTIFY THE ACCOUNT DEBTORS OR OBLIGORS UNDER ANY RECEIVABLES AS REFERRED TO IN THE PROVISO TO THE IMMEDIATELY PRECEDING SENTENCE, (A) ALL AMOUNTS AND PROCEEDS (INCLUDING INSTRUMENTS) RECEIVED BY SUCH GRANTOR IN RESPECT OF THE RECEIVABLES SHALL BE RECEIVED IN TRUST FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT HEREUNDER, SHALL BE SEGREGATED FROM OTHER FUNDS OF SUCH GRANTOR AND SHALL BE FORTHWITH PAID OVER TO THE ADMINISTRATIVE AGENT IN THE SAME FORM AS SO RECEIVED (WITH ANY NECESSARY ENDORSEMENT) TO BE HELD AS CASH COLLATERAL AND EITHER (1) RELEASED TO SUCH GRANTOR SO LONG AS NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING OR (2) IF ANY DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, APPLIED AS SPECIFIED IN
SECTION 7(B) HEREOF, AND (B) SUCH GRANTOR WILL NOT ADJUST, SETTLE OR COMPROMISE THE AMOUNT OR PAYMENT OF ANY RECEIVABLE OR RELEASE WHOLLY OR PARTLY ANY ACCOUNT DEBTOR OR OBLIGOR THEREOF OR ALLOW ANY CREDIT OR DISCOUNT THEREON, EXCEPT IN THE ORDINARY COURSE OF BUSINESS, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING. IN ADDITION, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO NOTIFY THE UNITED STATES POSTAL SERVICE AUTHORITIES TO CHANGE THE ADDRESS FOR DELIVERY OF MAIL ADDRESSED TO THE GRANTORS AT SUCH ADDRESS AS THE ADMINISTRATIVE AGENT MAY DESIGNATE AND TO DO ALL OTHER ACTS AND THINGS NECESSARY TO CARRY OUT THIS AGREEMENT.

                  (III) UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY BREACH OR DEFAULT UNDER ANY RELATED CONTRACT OR ANY LICENSE REFERRED TO IN
SCHEDULE I OR II HERETO BY ANY PARTY THERETO OTHER THAN A GRANTOR, (A) EACH GRANTOR WILL, PROMPTLY AFTER OBTAINING KNOWLEDGE THEREOF, GIVE THE

ADMINISTRATIVE AGENT WRITTEN NOTICE OF THE NATURE AND DURATION THEREOF, SPECIFYING WHAT ACTION, IF ANY, IT HAS TAKEN AND PROPOSES TO TAKE WITH RESPECT THERETO, (B) SUCH GRANTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT, DECLARE OR WAIVE ANY SUCH BREACH OR DEFAULT OR AFFIRMATIVELY CONSENT TO THE CURE THEREOF, AND (C) SUCH GRANTOR WILL, UPON WRITTEN INSTRUCTIONS FROM THE ADMINISTRATIVE AGENT AND AT SUCH GRANTOR'S EXPENSE, TAKE SUCH ACTION AS THE ADMINISTRATIVE AGENT MAY DEEM NECESSARY OR ADVISABLE IN RESPECT THEREOF.

                  (IV) EACH GRANTOR WILL, AT ITS EXPENSE, PROMPTLY DELIVER TO THE ADMINISTRATIVE AGENT A COPY OF EACH NOTICE OR OTHER COMMUNICATION RECEIVED BY IT BY WHICH ANY OTHER PARTY TO ANY RELATED CONTRACT SPECIFIED BY THE ADMINISTRATIVE AGENT FROM TIME TO TIME OR ANY LICENSE REFERRED TO IN SCHEDULE I OR II HERETO PURPORTS TO EXERCISE ANY OF ITS MATERIAL RIGHTS OR ADVERSELY AFFECT ANY OF ITS OBLIGATIONS THEREUNDER, TOGETHER WITH A COPY OF ANY REPLY BY SUCH GRANTOR THERETO.

                  (V) EACH GRANTOR WILL EXERCISE PROMPTLY AND DILIGENTLY EACH AND EVERY RIGHT WHICH IT MAY HAVE UNDER EACH LICENSE (OTHER THAN ANY RIGHT OF TERMINATION) AND WILL DULY PERFORM AND OBSERVE IN ALL RESPECTS ALL OF ITS OBLIGATIONS UNDER EACH LICENSE AND WILL TAKE ALL ACTION NECESSARY TO MAINTAIN ALL LICENSES NECESSARY FOR THE OPERATION OF ITS BUSINESS IN FULL FORCE AND EFFECT. NO GRANTOR WILL, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT, CANCEL, TERMINATE, AMEND OR OTHERWISE MODIFY IN ANY RESPECT, OR WAIVE ANY PROVISION OF, ANY RELATED CONTRACT OR ANY LICENSE REFERRED TO IN SCHEDULE I OR II HERETO, EXCEPT WHERE SUCH CANCELLATION, TERMINATION, AMENDMENT, MODIFICATION OR WAIVER WOULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT; PROVIDED, HOWEVER, THAT A COPY OF EACH SUCH CANCELLATION, TERMINATION, AMENDMENT, MODIFICATION OR WAIVER SHALL BE DELIVERED TO THE ADMINISTRATIVE AGENT PROMPTLY AFTER ITS EXECUTION.

            (e) Trademarks and Patents.

                  (I) EACH GRANTOR WHICH IS THE OWNER OF, OR POSSESSES ANY OTHER RIGHTS IN OR WITH RESPECT TO, ANY TRADEMARKS OR PATENTS HAS DULY EXECUTED AND DELIVERED THE ASSIGNMENT FOR SECURITY (TRADEMARKS) AND THE ASSIGNMENT FOR SECURITY (PATENTS) IN THE FORMS ATTACHED HERETO AS EXHIBITS A AND B, RESPECTIVELY. EACH SUCH GRANTOR (EITHER ITSELF OR THROUGH LICENSEES) WILL, AND WILL USE COMMERCIALLY REASONABLE EFFORTS TO CAUSE EACH LICENSEE THEREOF TO, TAKE ALL ACTION NECESSARY TO MAINTAIN ALL OF THE TRADEMARKS AND PATENTS IN FULL FORCE AND EFFECT, INCLUDING, WITHOUT LIMITATION, USING THE PROPER TRADEMARK AND PATENT STATUTORY NOTICES AND MARKINGS, AND USING THE TRADEMARKS ON EACH APPLICABLE TRADEMARK CLASS OF GOODS IN ORDER TO SO MAINTAIN THE TRADEMARKS IN FULL FORCE FREE FROM ANY CLAIM OF ABANDONMENT FOR NON-USE, AND NO GRANTOR WILL (NOR WILL IT PERMIT ANY LICENSEE THEREOF TO) DO ANY ACT OR KNOWINGLY OMIT TO DO ANY ACT WHEREBY ANY TRADEMARK MAY BECOME INVALIDATED; PROVIDED, HOWEVER, THAT SO LONG AS NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, THE GRANTORS SHALL HAVE NO OBLIGATION TO USE OR TO MAINTAIN ANY TRADEMARK, TRADEMARK APPLICATION OR PATENT APPLICATION (A) THAT RELATES SOLELY TO ANY PRODUCT THAT HAS BEEN, OR IS IN THE PROCESS OF BEING, DISCONTINUED, ABANDONED OR TERMINATED,
(B) THAT IS BEING REPLACED WITH A TRADEMARK SUBSTANTIALLY SIMILAR TO THE TRADEMARK THAT MAY BE ABANDONED OR OTHERWISE BECOME INVALID, SO LONG AS SUCH


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REPLACEMENT TRADEMARK IS SUBJECT TO THE SECURITY INTEREST PURPORTED TO BE
CREATED BY THIS AGREEMENT, (C) THAT IS SUBSTANTIALLY THE SAME AS ANOTHER TRADEMARK THAT IS IN FULL FORCE, SO LONG AS SUCH OTHER TRADEMARK IS SUBJECT TO THE LIEN AND SECURITY INTEREST CREATED BY THIS AGREEMENT OR (D) THAT SUCH GRANTOR DETERMINES, IN ITS REASONABLE BUSINESS JUDGMENT, IS NO LONGER MATERIAL TO THE CONDUCT OF ITS BUSINESS. EACH GRANTOR WILL CAUSE TO BE TAKEN ALL NECESSARY STEPS IN ANY PROCEEDING BEFORE THE UNITED STATES PATENT AND TRADEMARK OFFICE TO MAINTAIN EACH REGISTRATION OF THE TRADEMARKS AND THE PATENTS (OTHER THAN THOSE TRADEMARKS DESCRIBED IN CLAUSES (A), (B), (C) OR (D) OF THE PROVISO TO THE IMMEDIATELY PRECEDING SENTENCE), INCLUDING, WITHOUT LIMITATION, FILING OF RENEWALS, AFFIDAVITS OF USE, AFFIDAVITS OF INCONTESTABILITY AND OPPOSITION, INTERFERENCE AND CANCELLATION PROCEEDINGS AND PAYMENT OF TAXES. IF ANY TRADEMARK OR PATENT IS INFRINGED, MISAPPROPRIATED OR DILUTED IN ANY MATERIAL RESPECT BY A THIRD PARTY, EACH GRANTOR SHALL (X) UPON LEARNING OF SUCH INFRINGEMENT, MISAPPROPRIATION OR DILUTION, PROMPTLY NOTIFY THE ADMINISTRATIVE AGENT AND (Y) TO THE EXTENT SUCH GRANTOR SHALL DEEM APPROPRIATE UNDER THE CIRCUMSTANCES, PROMPTLY SUE FOR INFRINGEMENT, MISAPPROPRIATION OR DILUTION, SEEK INJUNCTIVE RELIEF WHERE APPROPRIATE AND RECOVER ANY AND ALL DAMAGES FOR SUCH INFRINGEMENT, MISAPPROPRIATION OR DILUTION, OR TAKE SUCH OTHER ACTIONS AS SUCH GRANTOR SHALL DEEM APPROPRIATE UNDER THE CIRCUMSTANCES TO PROTECT SUCH TRADEMARK OR PATENT. EACH GRANTOR SHALL FURNISH TO THE ADMINISTRATIVE AGENT FROM TIME TO TIME (BUT, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NO MORE FREQUENTLY THAN ANNUALLY) STATEMENTS AND SCHEDULES FURTHER IDENTIFYING AND DESCRIBING THE PATENTS AND THE TRADEMARKS AND SUCH OTHER REPORTS IN CONNECTION WITH THE PATENTS AND THE TRADEMARKS AS THE ADMINISTRATIVE AGENT MAY REASONABLY REQUEST, ALL IN REASONABLE DETAIL AND PROMPTLY UPON REQUEST OF THE ADMINISTRATIVE AGENT, FOLLOWING RECEIPT BY THE ADMINISTRATIVE AGENT OF ANY SUCH STATEMENTS, SCHEDULES OR REPORTS, EACH GRANTOR SHALL MODIFY THIS AGREEMENT BY AMENDING SCHEDULES I OR II HERETO, AS THE CASE MAY BE, TO INCLUDE ANY PATENT OR TRADEMARK WHICH BECOMES PART OF THE COLLATERAL UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT NO GRANTOR MAY ABANDON OR OTHERWISE PERMIT A TRADEMARK OR PATENT TO BECOME INVALID WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT, AND IF ANY TRADEMARK OR PATENT IS INFRINGED, MISAPPROPRIATED OR DILUTED IN ANY MATERIAL RESPECT BY A THIRD PARTY, SUCH GRANTOR WILL TAKE SUCH ACTION AS THE ADMINISTRATIVE AGENT SHALL DEEM APPROPRIATE UNDER THE CIRCUMSTANCES TO PROTECT SUCH TRADEMARK OR PATENT.

                  (II) IN NO EVENT SHALL ANY GRANTOR, EITHER ITSELF OR THROUGH ANY AGENT, EMPLOYEE, LICENSEE OR DESIGNEE, FILE AN APPLICATION FOR THE REGISTRATION OF ANY TRADEMARK OR THE ISSUANCE OF ANY PATENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE (OR IN ANY SIMILAR OFFICE OR AGENCY OF THE UNITED STATES, AND ANY STATE THEREOF OR ANY OTHER COUNTRY OR ANY OTHER POLITICAL SUBDIVISION THEREOF), UNLESS IT GIVES THE ADMINISTRATIVE AGENT PRIOR WRITTEN NOTICE THEREOF. UPON REQUEST OF THE ADMINISTRATIVE AGENT, EACH GRANTOR SHALL EXECUTE AND DELIVER ANY AND ALL ASSIGNMENTS, AGREEMENTS, INSTRUMENTS, DOCUMENTS AND PAPERS AS THE ADMINISTRATIVE AGENT MAY REASONABLY REQUEST TO EVIDENCE THE ADMINISTRATIVE AGENT'S SECURITY INTEREST HEREUNDER IN SUCH TRADEMARK OR PATENT AND THE GENERAL INTANGIBLES OF SUCH GRANTOR RELATING THERETO OR REPRESENTED THEREBY, AND EACH GRANTOR HEREBY CONSTITUTES THE ADMINISTRATIVE AGENT ITS ATTORNEY-IN-FACT TO EXECUTE AND FILE ALL SUCH WRITINGS FOR THE FOREGOING PURPOSES, ALL ACTS OF SUCH ATTORNEY BEING

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HEREBY RATIFIED AND CONFIRMED, AND SUCH POWER (BEING COUPLED WITH AN INTEREST)
SHALL BE IRREVOCABLE UNTIL THE TERMINATION OF THE LOAN AGREEMENT, THE REPAYMENT OF ALL OF THE OBLIGATIONS IN FULL AND THE TERMINATION OF EACH OF THE LOAN DOCUMENTS.

                  (III) IF ANY GRANTOR SHALL AT ANY TIME OWN, USE OR POSSESS THE RIGHT TO ANY REGISTERED COPYRIGHT, SUCH GRANTOR SHALL PROMPTLY NOTIFY THE ADMINISTRATIVE AGENT THEREOF AND SHALL EXECUTE SUCH DOCUMENTS (INCLUDING ANY COPYRIGHT REGISTRATIONS AND ASSIGNMENTS FOR SECURITY OF COPYRIGHTS TO BE FILED WITH THE UNITED STATES COPYRIGHT OFFICE) AND DO SUCH ACTS AS SHALL BE NECESSARY OR, IN THE JUDGMENT OF THE ADMINISTRATIVE AGENT, DESIRABLE TO SUBJECT SUCH COPYRIGHT RIGHTS TO THE LIEN OF THIS AGREEMENT.

            (f) Financial Assets. If any financial assets, investment property or other property pledged by a Grantor under clause (i) of Section 2(g) hereof are received by such Grantor, forthwith (i) transfer and deliver to the Administrative Agent such financial assets, investment property or other property (together with certificates for any securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) received by such Grantor, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral, (ii) establish a securities account for such financial assets and execute and deliver a securities account control agreement among the Grantor, the Administrative Agent and a securities intermediary, acceptable to the Administrative Agent, for the purpose of perfecting the security interest granted pursuant hereto in such Collateral or (iii) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the security interest created hereunder in such Collateral;

            (g) Motor Vehicles.

                  (I) EACH GRANTOR SHALL DELIVER TO THE ADMINISTRATIVE AGENT WITHIN 60 DAYS AFTER THE CLOSING DATE ORIGINALS OF THE CERTIFICATES OF TITLE OR OWNERSHIP FOR THE MOTOR VEHICLES OWNED BY IT AND WITH A FAIR MARKET VALUE IN EXCESS OF $75,000 WITH THE ADMINISTRATIVE AGENT LISTED AS LIENHOLDER.

                  (II) UPON THE ACQUISITION AFTER THE DATE HEREOF BY ANY GRANTOR OF ANY MOTOR VEHICLE WITH A FAIR MARKET VALUE IN EXCESS OF $75,000, SUCH GRANTOR SHALL DELIVER TO THE ADMINISTRATIVE AGENT WITHIN 60 DAYS AFTER SUCH ACQUISITION ORIGINALS OF THE CERTIFICATES OF TITLE OR OWNERSHIP FOR SUCH MOTOR VEHICLE, TOGETHER WITH THE MANUFACTURER'S STATEMENT OF ORIGIN, WITH THE ADMINISTRATIVE AGENT LISTED AS LIENHOLDER; PROVIDED, HOWEVER, THAT IF THE MOTOR VEHICLE TO BE ACQUIRED IS SUBJECT TO A PURCHASE MONEY SECURITY INTEREST (OTHER THAN A PURCHASE MONEY SECURITY INTEREST IN FAVOR OF A LOAN PARTY OR AN AFFILIATE OF A LOAN PARTY) THE ADMINISTRATIVE AGENT SHALL BE LISTED AS A JUNIOR LIENHOLDER TO THE PERSON HOLDING SUCH PURCHASE MONEY SECURITY INTEREST.

                  (III) EACH GRANTOR HEREBY APPOINTS THE ADMINISTRATIVE AGENT AS ITS ATTORNEY-IN-FACT, EFFECTIVE THE DATE HEREOF AND TERMINATING UPON THE TERMINATION OF THIS AGREEMENT, FOR THE PURPOSE OF (I) EXECUTING ON BEHALF OF SUCH GRANTOR TITLE OR OWNERSHIP APPLICATIONS FOR FILING WITH APPROPRIATE STATE AGENCIES TO ENABLE MOTOR VEHICLES NOW OWNED OR HEREAFTER ACQUIRED BY SUCH GRANTOR TO BE RETITLED AND THE ADMINISTRATIVE AGENT LISTED AS LIENHOLDER THEREOF, (II) FILING SUCH APPLICATIONS WITH SUCH STATE AGENCIES AND (III) EXECUTING SUCH OTHER DOCUMENTS AND INSTRUMENTS ON BEHALF OF, AND TAKING

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SUCH OTHER ACTION IN THE NAME OF, THE GRANTOR AS THE ADMINISTRATIVE AGENT MAY
DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES HEREOF (INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSE OF CREATING IN FAVOR OF THE ADMINISTRATIVE AGENT A PERFECTED LIEN ON THE MOTOR VEHICLES AND EXERCISING THE RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT HEREUNDER). THIS APPOINTMENT AS ATTORNEY-IN-FACT IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

                  (IV) ANY CERTIFICATES OF TITLE OR OWNERSHIP DELIVERED PURSUANT TO THE TERMS HEREOF SHALL BE ACCOMPANIED BY ODOMETER STATEMENTS FOR EACH MOTOR VEHICLE COVERED THEREBY.

                  (V) SO LONG AS NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, UPON THE REQUEST OF A GRANTOR, THE ADMINISTRATIVE AGENT SHALL EXECUTE AND DELIVER TO SUCH GRANTOR SUCH INSTRUMENTS AS SUCH GRANTOR SHALL REASONABLY REQUEST TO REMOVE THE NOTATION OF THE ADMINISTRATIVE AGENT AS LIENHOLDER ON ANY CERTIFICATE OF TITLE FOR ANY MOTOR VEHICLE; PROVIDED THAT ANY SUCH INSTRUMENTS SHALL BE DELIVERED, AND THE RELEASE EFFECTIVE, ONLY UPON RECEIPT BY THE ADMINISTRATIVE AGENT OF A CERTIFICATE FROM SUCH GRANTOR, STATING THAT THE MOTOR VEHICLE THE LIEN ON WHICH IS TO BE RELEASED IS TO BE SOLD OR HAS SUFFERED A CASUALTY LOSS (WITH TITLE THERETO PASSING TO THE CASUALTY INSURANCE COMPANY THEREFOR IN SETTLEMENT OF THE CLAIM FOR SUCH LOSS) AND ANY PROCEEDS OF SUCH SALE OR CASUALTY LOSS IN EXCESS OF $100,000 BEING PAID TO THE ADMINISTRATIVE AGENT HEREUNDER TO BE APPLIED TO THE OBLIGATIONS THEN OUTSTANDING IN THE MANNER CONTEMPLATED BY SECTION 7(B) HEREOF.

            SECTION 6. Additional Provisions Concerning the Collateral.

            (a) Each Grantor hereby authorizes the Administrative Agent to file, without the signature of such Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

            (b) Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's reasonable discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 5(c) hereof, (ii) upon the occurrence of an Event of Default to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) upon the occurrence of an Event of Default to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) upon the occurrence of an Event of Default to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any Collateral, and (v) upon the occurrence of an Event of Default to notify the post office authorities to change the address for delivery of a Grantor's mail to an address designated by the Administrative Agent, to receive and open all mailed addressed to any Grantor, and to retain all mail relating to the Collateral and forward all other mail to the appropriate Grantor.

            (c) For the purpose of enabling the Administrative Agent to exercise rights and remedies hereunder at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent assignable and until this Agreement is terminated, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Patents or Trademarks now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Loan Agreement that limits the right of the Grantors to dispose of their property and Section 5(e) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Patents or Trademarks in the ordinary course of the business of such Grantor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the such Grantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Patents or Trademarks). Further, upon the payment in full of all of the Obligations, the Administrative Agent (subject to Section 10(e) hereof) shall transfer to the Grantors all of the Administrative Agent's right, title and interest in and to the Patents, Trademarks and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Administrative Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Administrative Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Administrative Agent's gross negligence or willful misconduct as determined by the final non-appealable decision of a court of competent jurisdiction.

            (d) If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Administrative Agent, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantors pursuant to Section 8 hereof.

            (e) The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

            (f) Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under the Related Contracts and Licenses to which it is a party and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Related Contracts and Licenses or otherwise in respect of the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Related Contracts and Licenses or with respect to any of the other Collateral, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of a Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

            (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York (whether or not the Code applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place or places to be designated by the Administrative Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Administrative Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which any Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. In addition to the foregoing, (i) upon written notice from the

Administrative Agent, each Grantor shall cease any use of the Trademarks or any mark similar thereto for any purpose described in such notice, (ii) the Administrative Agent may, at any time and from time to time, upon 10 days' prior notice to the Grantors, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Trademarks and Patents, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine, and (iii) the Administrative Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence of an Event of Default), execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks and Patents (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

            (b) Any cash held by the Administrative Agent as Collateral and all proceeds received by the Administrative Agent in respect of any sale or collection from, or other realization upon, all or any part the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any part of the Obligations as follows:

                  (I) FIRST, TO THE PAYMENT OF THE COSTS AND EXPENSES OF SUCH SALE, COLLECTION OR OTHER REALIZATION, INCLUDING THE OUT-OF-POCKET COSTS AND EXPENSES OF THE ADMINISTRATIVE AGENT AND THE REASONABLE FEES, COSTS AND EXPENSES OF COUNSEL EMPLOYED IN CONNECTION THEREWITH, TO THE PAYMENT OF ALL ADVANCES MADE BY THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF ANY GRANTOR HEREUNDER AND TO THE PAYMENT OF ALL REASONABLE COSTS AND EXPENSES INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE ADMINISTRATION AND ENFORCEMENT OF THIS AGREEMENT;

                  (II) SECOND, AT THE OPTION OF THE ADMINISTRATIVE AGENT, TO THE PAYMENT OR OTHER SATISFACTION OF ANY LIENS AND OTHER ENCUMBRANCES UPON ANY OF THE COLLATERAL;

                  (III) THIRD, TO THE PAYMENT OF ALL OTHER OBLIGATIONS THEN DUE AND PAYABLE IN ACCORDANCE WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS;

                  (IV) FOURTH, TO THE PAYMENT OF ANY OTHER AMOUNTS REQUIRED BY APPLICABLE LAW (INCLUDING, WITHOUT LIMITATION, SECTION 9-504(1)(C) OF THE CODE IN EFFECT IN THE STATE OF NEW YORK OR ANY SUCCESSOR OR SIMILAR, APPLICABLE STATUTORY PROVISION); AND

                  (V) FIFTH, TO GRANTORS, OR TO THE PARENT ON BEHALF OF THE GRANTORS, OR TO WHOMSOEVER SHALL BE LAWFULLY ENTITLED TO RECEIVE THE SAME OR AS A COURT OF COMPETENT JURISDICTION SHALL DIRECT.

            (C) IN THE EVENT THAT THE PROCEEDS OF ANY SUCH SALE, COLLECTION OR REALIZATION ARE INSUFFICIENT TO PAY ALL AMOUNTS TO WHICH THE ADMINISTRATIVE AGENT IS LEGALLY ENTITLED, THE GRANTORS SHALL BE JOINTLY AND SEVERALLY LIABLE FOR THE DEFICIENCY, TOGETHER WITH INTEREST THEREON AT THE

HIGHEST RATE SPECIFIED IN ANY APPLICABLE LOAN DOCUMENT FOR INTEREST ON OVERDUE PRINCIPAL THEREOF OR SUCH OTHER RATE AS SHALL BE FIXED BY APPLICABLE LAW, TOGETHER WITH THE COSTS OF COLLECTION AND THE REASONABLE FEES, COSTS AND EXPENSES OF ANY ATTORNEYS EMPLOYED BY THE ADMINISTRATIVE AGENT TO COLLECT SUCH DEFICIENCY.

            SECTION 8. INDEMNITY AND EXPENSES.

            (A) THE GRANTORS AGREE, JOINTLY AND SEVERALLY, TO INDEMNIFY AND HOLD THE ADMINISTRATIVE AGENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, PENALTIES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES, COSTS AND EXPENSES) TO THE EXTENT THAT THEY ARISE OUT OF OR OTHERWISE RESULT FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING SOLELY AND DIRECTLY FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY THE FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. THE ADMINISTRATIVE AGENT MAY EMPLOY AGENTS AND ATTORNEYS-IN-FACT IN CONNECTION HEREWITH AND SHALL NOT BE RESPONSIBLE FOR THE NEGLIGENCE OR MISCONDUCT OF ANY SUCH AGENTS OR ATTORNEYS-IN-FACT SELECTED BY IT IN GOOD FAITH.

            (B) THE GRANTORS AGREE TO PAY TO THE ADMINISTRATIVE AGENT UPON DEMAND (I) THE AMOUNT OF ANY AND ALL REASONABLE COSTS AND EXPENSES, INCLUDING THE REASONABLE FEES, COSTS AND EXPENSES OF COUNSEL FOR THE ADMINISTRATIVE AGENT AND OF ANY EXPERTS AND AGENTS (INCLUDING, WITHOUT LIMITATION, ANY PERSON WHICH MAY ACT AS AGENT OF THE ADMINISTRATIVE AGENT), WHICH THE ADMINISTRATIVE AGENT MAY INCUR IN CONNECTION WITH (A) THE PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, RECORDATION, ADMINISTRATION, AMENDMENT, WAIVER OR OTHER MODIFICATION OR TERMINATION OF THIS AGREEMENT, OR (B) THE CUSTODY, PRESERVATION, USE OR OPERATION OF, COLLECTION FROM, OR OTHER REALIZATION UPON THE COLLATERAL, AND
(II) THE AMOUNT OF ANY AND ALL COSTS AND EXPENSES, INCLUDING THE REASONABLE FEES, COSTS AND EXPENSES OF COUNSEL FOR THE ADMINISTRATIVE AGENT AND OF ANY EXPERTS AND AGENTS (INCLUDING, WITHOUT LIMITATION, ANY PERSON WHICH MAY ACT AS AGENT OF THE ADMINISTRATIVE AGENT), WHICH THE ADMINISTRATIVE AGENT MAY INCUR IN CONNECTION WITH (A) THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY COLLATERAL, (B) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF THE ADMINISTRATIVE AGENT HEREUNDER, OR (C) THE FAILURE BY A GRANTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HEREOF, INCLUDING, WITHOUT LIMITATION, ALL MANNER OF PARTICIPATION IN OR OTHER INVOLVEMENT WITH (W) PERFORMANCE BY THE ADMINISTRATIVE AGENT OF ANY OBLIGATIONS OF THE GRANTORS IN RESPECT OF THE COLLATERAL THAT THE GRANTORS HAVE FAILED OR REFUSED TO PERFORM, (X) BANKRUPTCY, INSOLVENCY, RECEIVERSHIP, FORECLOSURE, WINDING UP OR LIQUIDATION PROCEEDINGS, OR ANY ACTUAL OR ATTEMPTED SALE, OR ANY EXCHANGE, ENFORCEMENT, COLLECTION, COMPROMISE OR SETTLEMENT IN RESPECT OF ANY OF THE COLLATERAL, AND FOR THE CARE OF THE COLLATERAL AND DEFENDING OR ASSERTING RIGHTS AND CLAIMS OF THE ADMINISTRATIVE AGENT IN RESPECT THEREOF, BY LITIGATION OR OTHERWISE, INCLUDING EXPENSES OF INSURANCE, (Y) JUDICIAL OR REGULATORY PROCEEDINGS AND (Z) WORKOUT, RESTRUCTURING OR OTHER NEGOTIATIONS OR PROCEEDINGS (WHETHER OR NOT THE WORKOUT, RESTRUCTURING OR TRANSACTION CONTEMPLATED THEREBY IS CONSUMMATED).

            SECTION 9. NOTICES, ETC. ALL NOTICES AND OTHER COMMUNICATIONS PROVIDED FOR HEREUNDER SHALL BE IN WRITING AND SHALL BE MAILED (BY CERTIFIED


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MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED, OR BY OVERNIGHT COURIER),
TELECOPIED OR DELIVERED, IF TO ANY OF THE GRANTORS, AT THEIR RESPECTIVE ADDRESSES SET FORTH IN PART II OF SCHEDULE III HERETO OR TO THE PARENT, ON BEHALF OF SUCH GRANTOR, AT ITS ADDRESS SPECIFIED IN THE LOAN AGREEMENT, IF TO THE ADMINISTRATIVE AGENT, TO IT AT ITS ADDRESS SPECIFIED IN THE LOAN AGREEMENT, OR AS TO ANY SUCH PERSON, AT SUCH OTHER ADDRESS AS SHALL BE DESIGNATED BY SUCH PERSON IN A WRITTEN NOTICE TO SUCH OTHER PERSON COMPLYING AS TO DELIVERY WITH THE TERMS OF THIS SECTION 9. ALL SUCH NOTICES AND OTHER COMMUNICATIONS SHALL BE EFFECTIVE (I) IF MAILED, WHEN RECEIVED OR THREE DAYS AFTER MAILING, (II) IF TELECOPIED, WHEN TRANSMITTED, PROVIDED SAME IS ON A BUSINESS DAY AND, IF NOT, ON THE NEXT BUSINESS DAY, AND (III) IF DELIVERED, UPON DELIVERY, PROVIDED SAME IS ON A BUSINESS DAY AND, IF NOT, ON THE NEXT BUSINESS DAY.

            SECTION 10. Parent Appointed Agent. Each Grantor hereby designates and appoints the Parent as an agent for such Grantor, and each Grantor hereby authorizes the Parent, to execute notices, receive notices, receive summons of process and take possession of Collateral on behalf of such Grantor, in each case in accordance with the terms hereof.

            SECTION 11. Consent to Jurisdiction, Etc.

            (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any document related thereto, or for recognition or enforcement of any judgment, and each of the Grantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Grantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement or any document related thereto in the courts of any jurisdiction.

            (b) Each of the Grantors hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action or proceeding. Each Grantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Grantor, or to the Parent on behalf of such Grantor, at its address specified in Section 9 hereof.

            (c) Each of the Grantors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any documents related thereto in any New York State or federal court. Each of the Grantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE GRANTORS AND THE ADMINISTRATIVE

AGENT (BY ACCEPTING THIS AGREEMENT) IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            SECTION 13. Joint and Several. All of the obligations of the Grantors hereunder are joint and several. The Administrative Agent may, in its sole and absolute discretion, enforce the provisions hereof against one or more of the Grantors and shall not be required to proceed against all of the Grantors jointly or seek payment from the Grantors ratably. In addition, the Administrative Agent may, in its sole and absolute discretion, select the Collateral of one or more of the Grantors for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Administrative Agent shall not release or discharge the other Grantors from the obligations of such released or discharged Grantor hereunder.

            SECTION 14.  Miscellaneous.

            (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Administrative Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent to exercise any of its rights under any other Loan Document against such party or against any other Person.

            (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on each Grantor and its successors and assigns and shall inure, together with all rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its respective successors, transferees and assigns. Without limiting the generality of clause
(ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its rights under this Agreement to any other Person pursuant to the terms of the Loan Agreement and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Administrative Agent shall mean the assignee of the Administrative Agent. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent, and any such assignment or transfer shall be null and void.

            (e) (i) Upon any sale or other disposition of any Collateral permitted by the Loan Agreement, (A) the security interest created hereby in such Collateral shall terminate and all rights to such Collateral shall revert to the Grantors, and (B) the Administrative Agent will, upon the Grantors' request and at the Grantors' joint and several expense, promptly (x) return to the Parent on behalf of the Grantors the Grantors' Collateral to be sold or disposed of and (y) execute and deliver to any of the Grantors, without any recourse, representation or warranty whatsoever, such documents as the Grantors shall reasonably request to evidence such termination.

                  (ii) Upon the satisfaction in full of the Obligations, (A) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (B) the Administrative Agent will, upon the Grantors' request and at the Grantors' joint and several expense, (x) return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and
(y) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

            (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS
LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (g) The section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

            (h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            IN WITNESS WHEREOF, the Grantors have caused this Agreement to be executed and delivered by their respective officer thereunto duly authorized, as of the date first above written.

                                    PLEDGORS:

                                    INAMED CORPORATION

                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                    COLLAGEN AESTHETICS, INC.

                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I

                                   TRADEMARKS

                                       AND

                               TRADEMARK LICENSES

                                   SCHEDULE II

                           PATENTS AND PATENT LICENSES

                                  SCHEDULE III

                                    ADDRESSES

I.    Locations of Equipment and Inventory

II.   Chief Place of Business, Chief Executive Office and Location of Records

                                   SCHEDULE IV

                                    ACCOUNTS

Bank Name and Address         Account Number          Type of Account
---------------------         --------------          ---------------


                                   SCHEDULE V

                                   TRADE NAMES

                                   SCHEDULE VI

                                   OTHER LIENS

                                  SCHEDULE VII

                           UCC-1 FINANCING STATEMENTS

                                                                       EXHIBIT A

                             ASSIGNMENT FOR SECURITY

                                  (TRADEMARKS)

            WHEREAS, [____________] (the "Assignor") has adopted, used and is using the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks");

            WHEREAS, the Assignor has entered into a Security Agreement, dated as of September ___, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), in favor of ABLECO FINANCE LLC, as Administrative Agent on behalf of the Lenders (as defined in the Security Agreement) (the "Assignee");

            WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest in all right, title and interest of the Assignor in, to and under the Trademarks together with the good-will of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of past, present or future infringements and other violations thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

            The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

            IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, _____.

                                          [ASSIGNOR]

                                          By:
                                             ----------------------------
                                          Name:
                                               --------------------------
                                          Title:
                                                -------------------------

STATE OF NEW YORK
                        ss.:

COUNTY OF NEW YORK

            On this ____ day of _______________, ____, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _____________, a ______________ corporation, and that he executed the foregoing instrument in the firm name of such corporation, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                             ___________________________

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                  (TRADEMARK REGISTRATIONS AND APPLICATIONS)

                                                                       EXHIBIT B

                             ASSIGNMENT FOR SECURITY

                                    (PATENTS)

            WHEREAS, [____________] (the "Assignor") holds all right, title and interest in, or is otherwise using or has rights to, the patents, industrial design registrations, and applications for patents and industrial design registrations listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents");

            WHEREAS, the Assignor, has entered into a Security Agreement, dated as of September ___, 1999 (as amended, restated, supplemented or otherwise modified, the "Security Agreement"), in favor of ABLECO FINANCE LLC, as Administrative Agent on behalf of the Lenders (as defined in the Security Agreement) (the "Assignee");

            WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest and mortgage in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of past, present or future infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee a security interest and mortgage in the Collateral to secure the prompt payment, performance and observance of the Obligations.

            The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

            IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of __________ __,
____.


                                          [ASSIGNOR]

                                          By:
                                             ----------------------------
                                          Name:
                                               --------------------------
                                          Title:
                                                -------------------------

STATE OF NEW YORK
                        ss.:

COUNTY OF NEW YORK

            On this ____ day of _______________, _____, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _____________, a [_________] corporation, and that he executed the foregoing instrument in the firm name of such corporation, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                        ___________________________

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                        (PATENTS AND PATENT APPLICATIONS)

                                  EXHIBIT H-1

                           COLLAGEN JOINDER AGREEMENT

                 ACKNOWLEDGMENT AND JOINDER AGREEMENT (this "Agreement"), dated as of ____________, made between COLLAGEN AESTHETICS, INC., a Delaware corporation ("Collagen"), and ABLECO FINANCE LLC, a Delaware limited liability company, as administrative agent for the Lenders (as hereinafter defined) under the Loan Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent").

                             W I T N E S S E T H :

                 WHEREAS, INAMED Corporation, a Delaware corporation (the "Parent"), Inamed Acquisition Corporation, a Delaware corporation (the "Purchaser", and together with the Parent, the "Borrowers"), the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders made a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

                 WHEREAS, on the Merger Date, the Purchaser merged with and into Collagen with Collagen being the surviving corporation of such merger (the "Merger"); and

                 WHEREAS, in order to induce the Administrative Agent and the Lenders to maintain the Loan, Collagen desires to acknowledge that, upon the consummation of the Merger, Collagen has by operation of law assumed all rights, obligations, duties and liabilities of the Purchaser under the Loan Agreement and the other Loan Documents to which the Purchaser is a party, and shall comply with and be bound by, all of the terms and provisions of the Loan Agreement and the other Loan Documents as a Borrower thereunder;

                 NOW THEREFORE, it is agreed:

                 1. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined therein and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                 2. Collagen hereby acknowledges and agrees that it (i) has assumed all rights, obligations, duties and liabilities of the Purchaser under the Loan Agreement and the other Loan Documents to which the Purchaser is a party and (ii) shall be a "Borrower" for all purposes under (and shall be a party to) the Loan Agreement and the other Loan Documents and all references in the Loan Agreement and the other Loan Documents to the "Borrowers" shall be deemed to include references to Collagen.

                 3. Collagen hereby represents, warrants and agrees on and after the date hereof, that Collagen will fully and faithfully perform all obligations (including payment obligations and compliance with all covenants) of a "Borrower" under the Loan Agreement, the Notes delivered pursuant thereto and the other Loan Documents executed and delivered by the Borrowers.

                 4. This Agreement shall become effective as of the date first above written, when each of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Administrative Agent.

                 5. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 6. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                 IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                                   COLLAGEN AESTHETICS, INC.

                                                   By:
                                                        --------------------------------------------
                                                        Name:
                                                        Title:


                                                   ABLECO FINANCE LLC,
                                                   as Administrative Agent

                                                   By:
                                                        --------------------------------------------
                                                        Name:
                                                        Title:


Agreed and Accepted

INAMED CORPORATION

By:
     -------------------------------
Name:
Title:

                                  EXHIBIT H-2

                          SUBSIDIARY JOINDER AGREEMENT


                 ACKNOWLEDGMENT AND JOINDER AGREEMENT dated as of __________________ by [NAME OF GUARANTOR], a ______________________ corporation
(the "Additional Guarantor" and if more than one, collectively the "Additional Guarantors") in favor of ABLECO FINANCE LLC, as administrative agent for the Lenders (as hereinafter defined) under the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                 WHEREAS, INAMED Corporation, a Delaware corporation (the "Parent"), Inamed Acquisition Corporation, a Delaware corporation (the "Purchaser", and together with the Parent, the "Borrowers"), the Administrative Agent and the lenders from time to time party thereto (each a "Lender" and collectively the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Lenders made a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

                 WHEREAS, to induce the Lenders to maintain the Loan pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Additional Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), to become a "Guarantor" under the Loan Agreement and the Guaranty (as defined in the Loan Agreement), to become a "Grantor" under the Guarantor Security Agreement (as defined in the Loan Agreement), and to become a "Pledgor" under the Guarantor Pledge Agreement (as defined in the Loan Agreement) and to become an "Obligor" under the Contribution Agreement (as defined in the Loan Agreement).

                 NOW, THEREFORE, in consideration of the premises and the agreements herein, the parties hereto agree as follows:

                 Section 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of terms thereof. All terms used in this Agreement which are defined in the Loan Agreement and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, the terms "Collateral" and "Grantor" shall have the respective meanings assigned to such terms in the Guarantor Security Agreement.

                 Section 2. The Guarantee. Each of the Additional Guarantors hereby agrees to become a "Guarantor" under and for all purposes of the Loan Agreement and the Guaranty and hereby undertakes all of the obligations of a Guarantor thereunder as if it had been an original signatory thereto. In addition, each Additional Guarantor hereby makes the representations and warranties set forth in Section 6 of the Guaranty and agrees that Schedule I to the Guaranty shall be deemed to be supplemented in respect of such Additional Guarantor as specified in Appendix A hereto. .

                 Section 3. Guarantor Security Agreement, Guarantor Pledge Agreement and Contribution Agreement. Each Additional Guarantor hereby agrees to become a "Grantor" under and for all purposes of the Guarantor Security Agreement, a "Pledgor" under and for all purposes of the Guarantor Pledge Agreement and an "Obligor" under and for all purposes of the Contribution Agreement, and hereby undertakes all of the obligations of a Grantor, a Pledgor and an Obligor thereunder as if it had been an original signatory thereto. Without limiting the generality of the foregoing, (i) each Additional Guarantor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as provided in the Guarantor Security Agreement, a security interest in all of such Additional Guarantor's right, title and interest in all Collateral (as defined therein), whether now owned by such Additional Guarantor or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located, and (ii) each Additional Guarantor hereby pledges and grants to the Administrative Agent (as defined in the Guarantor Pledge Agreement), for the benefit of the Lenders as provided in the Guarantor Pledge Agreement, a security interest in all of such Additional Guarantor's right, title and interest in all Pledged Collateral (as defined therein), whether now owned by such Additional Guarantor or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located. In addition, each Additional Guarantor hereby (i) makes the representations and warranties set forth in Section 4 of the Guarantor Security Agreement and agrees that each of the Schedules to the Guarantor Security Agreement shall be deemed to be supplemented in respect of such Additional Guarantor as specified in Appendix B hereto, and (ii) makes the representations and warranties set forth in Section 5 of the Guarantor Pledge Agreement and agrees that each of the Schedules to the Guarantor Pledge Agreement shall be deemed to be supplemented in respect of such Additional Guarantor as specified in Appendix C hereto.

                 Section 4. Representations and Warranties. Each Additional Guarantor represents and warrants to the Administrative Agent for the benefit of the Lenders as follows:

                 4.01 Corporate Existence. The Additional Guarantor: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify (either individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect.

                 4.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Additional Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Additional Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Guarantor Security Agreement or the Guarantor Pledge Agreement, each as supplemented hereby) result in the creation or imposition of any Lien upon any Property of the Additional Guarantor pursuant to the terms of any such agreement or instrument.

                 4.03 Action. The Additional Guarantor has all necessary corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and under the Loan Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Pledge Agreement and the Contribution Agreement, each as supplemented hereby; the execution, delivery and performance by the Additional Guarantor of this Agreement have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Additional Guarantor and (together with the Loan Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Pledge Agreement and the Contribution Agreement, each as supplemented hereby) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 4.04 Approvals. No authorizations, approvals or consents of, and no filing or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Additional Guarantor of this Agreement (or the Loan Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Pledge Agreement or the Contribution Agreement, each as supplemented hereby) or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Guarantor Security Agreement as supplemented hereby.

                 Section 5.       Miscellaneous.

                 5.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                 Each Additional Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement (or the Loan Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Pledge Agreement or the Contribution Agreement, each as supplemented hereby) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Additional Guarantor relating in any way to this Agreement (or the Loan Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Pledge Agreement or the Contribution Agreement, each as so supplemented) whether or not commenced earlier. To the fullest extent permitted by applicable law, each Additional Guarantor shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Additional Guarantor.

                 5.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the Additional Guarantors or the Administrative Agent, as the case may be, at their respective "Addresses for Notices" specified on the signature pages hereof, at such other address as shall be designated by such party in a notice to the other party in accordance with this Section 5.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 5.03 Expenses. Each Additional Guarantor agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), in each case whether relating to the Borrowers or any Guarantor and (ii) the enforcement of this Section 5.03.

                 5.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Additional Guarantors and the Administrative Agent (with the consent of the Lenders as specified in Section 8.01 of the Loan Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Guaranteed Obligations and the Additional Guarantors.

                 5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Additional Guarantors, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that none of the Additional Guarantors shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                 5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                 5.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Additional Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Additional Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

                 5.09 Waiver of Jury Trial. EACH ADDITIONAL GUARANTOR, AND THE ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) BY ACCEPTING THIS AGREEMENT, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 IN WITNESS WHEREOF, each Additional Guarantor has caused this Subsidiary Joinder Agreement to be duly executed and delivered as of the day and year first above written.

                                                   [NAME OF SUPPLEMENTAL GUARANTOR]


                                                   By:
                                                        ----------------------------------------------
                                                        Name:
                                                        Title:

                                                   Address for Notices:
                                                   -------------------


                                                   ---------------------------------------------------

                                                   ---------------------------------------------------

                                                   ---------------------------------------------------
                                                   Telecopier No.:
                                                                    ----------------------------------
                                                   Telephone No.:
                                                                   -----------------------------------


Accepted and agreed:


ABLECO FINANCE LLC,
as Administrative Agent


By:
     --------------------------------------
     Name:
     Title:

Address for Notices:
-------------------

450 Park Avenue
28th Floor
New York, NY 10022
Attn:  Mark Neoprent, Esq.
Telecopier No.:  (212) 935-2874
Telephone No.:  (212) 891-2153

                                                                      Appendix A
                                                                              to
                                                              Subsidiary Joinder
                                                                       Agreement

                        Supplement to Guaranty Schedules

                                                                      Appendix B
                                                                              to
                                                              Subsidiary Joinder
                                                                       Agreement

              Supplement to Guarantor Security Agreement Schedules

                                                                      Appendix C
                                                                              to
                                                              Subsidiary Joinder
                                                                       Agreement

               Supplement to Guarantor Pledge Agreement Schedules

                                   EXHIBIT I

                                    GUARANTY

                 GUARANTY, dated September __, 1999, made by each of the direct and indirect Domestic Subsidiaries of INAMED CORPORATION, a Delaware corporation (the "Parent"), party hereto and identified on the signature pages hereto as a "Guarantor" (each a "Guarantor" and collectively, the "Guarantors"), in favor of the Lenders (as hereinafter defined) party to the Loan Agreement referred to below and ABLECO FINANCE LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                             W I T N E S S E T H :

                 WHEREAS, the Parent, INAMED Acquisition Corporation, a Delaware corporation (the "Purchaser", and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

                 WHEREAS, it is a condition precedent to the making and maintaining by the Lenders of the Loan pursuant to the Loan Agreement that each of the Guarantors shall have executed and delivered to the Lenders and to the Administrative Agent a guaranty guaranteeing all of the obligations of the Borrowers under the Loan Documents (as defined in the Loan Agreement); and

                 WHEREAS, each of the Guarantors has determined that the execution, delivery and performance by such Guarantor of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, such Guarantor;

                 NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders and the Administrative Agent to enter into the Loan Agreement and the Lenders to make and maintain the Loan pursuant to the Loan Agreement, the Guarantors hereby agree with the Lenders and the Administrative Agent as follows:

                 SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

                 SECTION 2. Guaranty. Each Guarantor hereby (i) irrevocably, absolutely and unconditionally guarantees to the Lenders and the Administrative Agent the prompt payment by the Borrowers, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts now or hereafter owing in respect of the Notes, the Loan Agreement and the other Loan Documents, whether for principal, interest, premiums, indemnities, fees, expenses or otherwise, and whether accruing before or subsequent to the filing of a petition initiating a bankruptcy, reorganization, liquidation or similar proceeding affecting the Borrowers (notwithstanding the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code), and the due performance and observance by the Borrowers of their other obligations now or hereafter existing in respect of the Loan Documents (the "Obligations"); and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any of the Lenders in enforcing its rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrowers under the Notes, the Loan Agreement or the other Loan Documents but for the fact that any such document is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrowers. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of any Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                 SECTION 3.   Guarantors' Obligations Unconditional.

                          (a)     Each Guarantor hereby guarantees that the
Obligations will be paid strictly in accordance with the terms of the Loan Documents to which the Borrowers are a party, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The obligations of the Guarantors under this Guaranty are independent of the obligations of the Borrowers under the Loan Agreement and the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrowers or whether the Borrowers are joined in any such action. The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document (including, without limitation, any increase in the obligations of the Borrowers resulting from the extension of additional credit to the Borrowers or otherwise); (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; (iv) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, the Administrative Agent or any of the Lenders; or (v) any other circumstance (other than the indefeasible payment or performance in full of the Obligations) which might otherwise constitute a defense available to, or a discharge of, either Borrower or any other Guarantor or guarantor in respect of the Obligations or such Guarantor in respect hereof.

                          (b)     This Guaranty (i) is a continuing guaranty
and shall remain in full force and effect until the indefeasible satisfaction in full of the Obligations and the payment of the other expenses to be paid by the Guarantors pursuant hereto, and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers or Guarantors or otherwise, all as though such payment had not been made.

                 SECTION 4. Waivers. Each Guarantor hereby waives: (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrowers; (iii) notice of any actions taken by the Administrative Agent, any Lender, either Borrower or any other Loan Party under any Loan Document or any other agreement or instrument relating thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantors hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving any Guarantor of its obligations hereunder; (v) any right to compel or direct the Lenders or the Administrative Agent to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source, including, without limitation, any other Guarantor; and (vi) any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any Collateral. Each Guarantor agrees that the Lenders and the Administrative Agent shall have no obligation to marshall any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Obligations from any Person or any source.

                 SECTION 5. Subrogation. To the extent permitted by applicable law, each Guarantor waives any claim, right or remedy now existing or hereafter acquired against either Borrower or from the performance by such Guarantor hereunder, including, without limitation, any claim, right or remedy of subrogation, reimbursement, exoneration, contribution, indemnification, claim, right or remedy of such Guarantor against either Borrower, or any security that such Guarantor now owns or is hereafter granted to such Guarantor, whether arising in equity, under contract, by statute (including, without limitation, any such right arising under the United States Bankruptcy
Code), under common law or otherwise, and further agrees with each Borrower for the benefit of such Borrower's creditors (including, without limitation, the Administrative Agent and the Lenders), that any such payment by it shall constitute, to the fullest extent permitted by applicable law, an equity investment by such Guarantor in such Borrower.

                 SECTION 6. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

                          (a)     Each Guarantor (i) is a corporation duly
organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has all requisite power and authority to execute, deliver and perform this Guaranty and each other Loan Document to which such Guarantor is a party.

                          (b)     The execution, delivery and performance by
each Guarantor of this Guaranty and each other Loan Document to which such Guarantor is a party (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its organizational documents, any law or any contractual restriction binding on or affecting such Guarantor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than any lien or security interest created pursuant to the Loan Documents).

                          (c)     No authorization or approval or other action
by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by any of each the Guarantors of this Guaranty or any of the other Loan Documents to which any such Guarantor is a party.

                          (d)     Each of this Guaranty and the other Loan
Documents to which any of the Guarantors is a party is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                          (e)     As of the date hereof, there is no action,
suit or proceeding pending or, to the knowledge of the Guarantors, threatened against or otherwise affecting any of the Guarantors before any court or other governmental authority or any arbitrator which may materially adversely affect such Guarantor's ability to perform its obligations hereunder or under the other Loan Documents to which such Guarantor is a party.

                          (f)     Each of the Guarantors has, independently and
without reliance upon the Lenders or the Administrative Agent and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                 SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each of the Lenders may, and is hereby authorized to, at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of a Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Guarantors after any such set-off and application by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent and the Lenders may have.

                 SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested or by overnight courier), telecopied or delivered, if to any of the Guarantors, to the address of such Guarantor as set forth on Schedule I hereto or to the Parent, on behalf of such Guarantor, at its address set forth in the Loan Agreement, and if to the Administrative Agent or the Lenders, to the Administrative Agent at its address as set forth on Schedule I hereto; or, as to each such Persons, at such other addresses as shall be designated by such Person(s) in a written notice to such other Persons complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing,
(ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day and (iii) if delivered, upon delivery provided same is on a Business Day and, if not, on the next Business Day.

                 SECTION 9. Parent Appointed Agent. Each Guarantor hereby designates and appoints the Parent as an agent for such Guarantor, and each Guarantor hereby authorizes the Parent, to execute notices, receive notices and receive summons of process on behalf of such Guarantor, in each case in accordance with the terms hereof.

                 SECTION 10.   Payments Free and Clear of Taxes, Etc.

                          (a)     All payments by the Guarantors under this
Guaranty shall be made in accordance with the terms of the Loan Agreement and shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, liabilities, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, assessed or withheld by any jurisdiction, by any political subdivision thereof or therein or by any other government or taxing authority of any kind, and all interest, penalties, additions to tax or similar liabilities, excluding taxes on any Lender's overall net income (all such non-excluded taxes, levies, imposts, deductions, charges, fees, withholdings, liabilities, restrictions and conditions hereinafter referred to as "Taxes"). In the event that any withholding or deduction from any payment to be made by the Guarantors hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Guarantors will:

                                  (i)              pay to the relevant
         authority the full amount required to be so withheld or deducted;

                                  (ii)             promptly forward to the
         Administrative Agent and each relevant Lender an official receipt or other documentation satisfactory to it evidencing such payment to such authority; and

                                  (iii)            pay to the Administrative
         Agent for the benefit of each relevant Lender such additional amount as is necessary to ensure that the net amount actually received by such Lender after such withholding or deduction (including withholdings or deductions on amounts payable under this Section 10) will equal the full amount that such Lender would have received had no such withholding or deduction been required.

                          (b)     The Guarantors will pay any stamp or other
taxes of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty, Taxes specified in subsection (a) above and taxes of all jurisdictions with respect to any amounts paid under this subsection (b). If any Taxes specified in subsection (a) above or any taxes referred to in this subsection (b) are paid by the Administrative Agent or any Lender, the Guarantors will, upon demand by the Administrative Agent or such Lender, and whether or not such Taxes or taxes shall be correctly or legally asserted, indemnify the Administrative Agent or such Lender, as the case may be, for such payments, together with any interest, penalties and expenses in connection therewith.

                 SECTION 11.   Submission to Jurisdiction, Etc.

                 (a) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any document related thereto, or for recognition or enforcement of any judgment, and each of the Guarantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Guarantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Lenders or the Administrative Agent may otherwise have to bring any action or proceeding relating to this Guaranty or any document related thereto in the courts of any jurisdiction.

                 (b) Each of the Guarantors hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action or proceeding. Each Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor, or to the Parent on behalf of such Guarantor, at its address specified in Section 8 hereof.

                 (c) Each of the Guarantors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any documents related thereto in any New York State or federal court. Each of the Guarantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE GUARANTORS, AND EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT (BY ACCEPTING THIS GUARANTY), IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER

LOAN DOCUMENT, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 SECTION 13. Joint and Several. All of the obligations of the Guarantors hereunder are joint and several. The Lenders and the Administrative Agent may, in their sole and absolute discretion, enforce the provisions hereof against one or more of the Guarantors and shall not be required to proceed against all of the Guarantors jointly or seek payment from the Guarantors ratably. The release or discharge of any Guarantor by the Lenders and the Administrative Agent shall not release or discharge the other Guarantors from the obligations of such released or discharged Guarantor hereunder.

                 SECTION 14. Additional Guarantor. Each of the parties hereto hereby agrees, that at the time any Subsidiary of the Parent first becomes a Guarantor after the Closing Date, such Subsidiary shall, upon execution of a Subsidiary Joinder Agreement, become a Guarantor for all purposes under this Agreement.

                 SECTION 15.   Miscellaneous.

                          (a)     The Guarantors will make each payment
hereunder in lawful money of the United States of America and in same day funds to the Administrative Agent, for its benefit and the ratable benefit of the Lenders, at its address specified in Section 8 hereof.

                          (b)     No amendment of any provision of this
Guaranty shall be effective unless it is in writing and signed by the Guarantors, the Administrative Agent and the Required Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, limit the liability of any of the Guarantors or postpone any date fixed for payment hereunder.

                          (c)     No failure on the part of the Administrative
Agent or any of the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Administrative Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                          (d)     Any provision of this Guaranty which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                          (e)     This Guaranty shall (i) be binding on the
Guarantors and their respective successors and assigns, and (ii) inure, together with all rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, subject to the terms and conditions of the Loan Agreement, any Lender may assign or otherwise transfer any Note, and the Administrative Agent and the Lenders may assign or otherwise transfer their rights under any other Loan Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent and the Lenders herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent and the Lenders.

                          (f)     THIS GUARANTY SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                          (g)     The section headings appearing herein are
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

                          (h)     This Guaranty may be executed in any number
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of a manually executed counterpart of this Guaranty.

                 IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                                   GUARANTORS:

                                                   MCGHAN MEDICAL CORPORATION

                                                   By:
                                                      --------------------------------------
                                                       Name:
                                                       Title:


                                                   INAMED JAPAN, INC.

                                                   By:
                                                      --------------------------------------
                                                       Name:
                                                       Title:

                                                   INAMED INTERNATIONAL CORP.

                                                   By:
                                                      --------------------------------------
                                                       Name:
                                                       Title:


                                                   BIOENTERICS CORPORATION

                                                   By:
                                                      --------------------------------------
                                                       Name:
                                                       Title:

                                                   BIODERMIS CORPORATION

                                                   By:
                                                      --------------------------------------
                                                       Name:
                                                       Title:

                                                   BIOPLEXUS CORPORATION

                                                   By:
                                                      --------------------------------------
                                                       Name:
                                                       Title:

                                           INAMED DEVELOPMENT COMPANY

                                           By:
                                              --------------------------------------
                                               Name:
                                               Title:

                                           CUI CORPORATION

                                           By:
                                              --------------------------------------
                                               Name:
                                               Title:

                                           FLOWMATRIX CORPORATION

                                           By:
                                              --------------------------------------
                                               Name:
                                               Title:

                                           MEDISYN TECHNOLOGIES CORPORATION

                                           By:
                                              --------------------------------------
                                               Name:
                                               Title:

                             SCHEDULE I TO GUARANTY

                                   Addresses

                                   EXHIBIT J


                           GUARANTOR PLEDGE AGREEMENT


                 PLEDGE AND SECURITY AGREEMENT, dated September __, 1999 (this "Agreement"), made by each of the direct and indirect domestic subsidiaries of INAMED CORPORATION, a Delaware corporation (the "Parent"), party hereto and identified on the signature pages hereto as a "Pledgor" (each a "Pledgor" and collectively, the "Pledgors"), in favor of ABLECO FINANCE LLC, as administrative agent for the Lenders (as hereinafter defined) under the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                 WHEREAS, the Parent, Collagen Aesthetics, Inc. (successor by merger to INAMED Acquisition Corporation), a Delaware corporation (the "Purchaser", and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

                 WHEREAS, pursuant to a Guaranty, dated as of the date hereof (the "Guaranty"), made by each of the Pledgors in favor of the Administrative Agent for the benefit of itself and the Lenders, the Pledgors have guaranteed the Loan and all of the other obligations of the Borrowers under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement);

                 WHEREAS, it is a condition precedent to the making and maintaining by the Lenders of the Loan pursuant to the Loan Agreement that each of the Pledgors shall have executed and delivered to the Administrative Agent a pledge and security agreement providing for the pledge to the Administrative Agent of, and the grant to the Administrative Agent for the benefit of itself and the Lenders of a security interest in, the outstanding shares of capital stock from time to time owned by such Pledgor of certain of its subsidiaries now or hereafter existing; and

                 WHEREAS, each of the Pledgors has determined that the execution, delivery and performance by such Pledgor of this Agreement directly benefit, and are within the corporate purposes and in the best interest of, such Pledgor;

                 NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Administrative Agent and the Lenders to enter into the Loan





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Agreement and the Lenders to make and maintain the Loan pursuant to the Loan
Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

                 SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                 SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Administrative Agent for the benefit of itself and the Lenders, and grants to the Administrative Agent for the benefit of itself and the Lenders a continuing security interest in, all of such Pledgor's right, title and interest in the following property (the "Pledged Collateral"):

                 (a) the indebtedness described in Schedule I hereto (the "Initial Pledged Debt");

                 (b) the indebtedness (the "Additional Pledged Debt", and together with the Initial Pledged Debt, the "Pledged Debt") described in a Pledge Amendment (Debt), duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment (Debt)");

                 (c) the promissory notes evidencing the Pledged Debt and all securities, money, instruments, investment property, financial assets and other Property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Debt;

                 (d) the shares of Capital Stock described in Schedule III hereto (the "Initial Pledged Shares") issued by the Persons described in such
Schedule III (the "Initial Pledged Subsidiaries");

                 (e) the shares of Capital Stock (the "Additional Pledged Shares") described in a Pledge Amendment (Stock), duly executed by such Pledgor, in substantially the form of Schedule IV hereto (a "Pledge Amendment (Stock)", and together with a Pledge Amendment (Debt), collectively, a "Pledge Amendment") and issued by the Persons described in such Pledge Amendment (the "Additional Pledged Subsidiaries", and together with the Initial Pledged Subsidiaries, collectively the "Pledged Subsidiaries" and individually a "Pledged Subsidiary");

                 (f) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Loan Documents, in the event of any consolidation or merger in which a Pledged Subsidiary is not the surviving corporation, all shares of each class of the Capital Stock of the successor entity (unless such successor entity is such Pledgor itself) formed by or resulting from such consolidation or merger which are then owned by such Pledgor (the "Successor Shares");





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                 (g)      all additional shares of Capital Stock from time to
time acquired by such Pledgor of any Pledged Subsidiary (the "Additional Shares"), and together with the Initial Pledged Shares, the Additional Pledged Shares and the Successor Shares, the "Pledged Shares");

                 (h) all certificates and instruments representing the Pledged Shares, all warrants, options and other rights, contractual or otherwise, in respect thereof and all shares, securities, money, instruments, investment property, financial assets and other Property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares;

                 (i) all security entitlements of such Pledgor in any of the Property of such Pledgor described in this Section 3; and

                 (j) all proceeds of and, to the extent related to any Property described in this Section 3, all books, correspondence, credit files, records, invoices and other papers;

in each case, whether now owned or hereafter acquired by such Pledgor, whether now in existence or hereafter coming into existence and howsoever such Pledgor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise); provided, however, that at no time shall the shares of Capital Stock of any Pledged Subsidiary not organized under the laws of the United States or any state thereof pledged to the Administrative Agent pursuant to this Agreement (each, a "Foreign Pledged Subsidiary") exceed 65% of the issued and outstanding shares of Capital Stock of such Foreign Pledged Subsidiary.

                 SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (the "Obligations"):

                 (a) the prompt payment by each of the Pledgors, as and when due and payable, of all amounts from time to time owing by such Pledgor under the Guaranty and each of the other Loan Documents to which such Pledgor is a party; and

                 (b) the due performance and observance by each of the Pledgors of all of such Pledgor's other obligations from time to time existing in respect of the Guaranty, this Agreement and the other Loan Documents to which such Pledgor is a party.

                 SECTION 4.  Delivery of the Pledged Collateral.

                 (a) All promissory notes currently evidencing the Initial Pledged Debt and all certificates and instruments currently representing the Initial Pledged Shares shall be delivered to the Administrative Agent on or prior to the execution and delivery of this Agreement. All other promissory notes evidencing Pledged Debt and all other certificates and instruments representing Pledged Shares or other Pledged Collateral from time to time or otherwise required to be pledged to the Administrative Agent pursuant to the terms of the Loan Agreement or the terms of this Agreement (the "Additional Collateral") shall be delivered to the Administrative Agent within 5 days of receipt thereof by or on behalf of any of the Pledgors. All such promissory notes,





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certificates and instruments shall be held by or on behalf of the
Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Within 5 days of the receipt by a Pledgor of the Additional Collateral, a Pledge Amendment (Debt), in the case of Pledged Debt, or a Pledge Amendment (Stock), in the case of Pledged Shares, in each case duly executed by such Pledgor, shall be delivered to the Administrative Agent in respect of the Additional Collateral which is to be pledged pursuant to this Agreement and the Loan Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of this Agreement. The Pledgors hereby authorize the Administrative Agent to attach each Pledge Amendment to this Agreement and agree that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgors shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

                 (b) If any Pledged Collateral consists of uncertificated securities, the Pledgors shall (i) cause the Administrative Agent to become the registered holder thereof, (ii) cause a securities intermediary, acceptable to the Administrative Agent, to become the registered holder thereof, provided that such securities intermediary has agreed in writing that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by the Pledgors, or (iii) cause each issuer of such securities to agree that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by the Pledgors. If any Pledged Collateral consists of security entitlements, the Pledgors shall transfer such security entitlements to the Administrative Agent, or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Administrative Agent without further consent by the Pledgors. The Pledgors further agree to execute such other documents and to take such other actions as the Administrative Agent deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies hereunder.

                 (c) If a Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or other distributions payable in cash (except such dividends permitted to be retained by the Pledgors pursuant to Section 7 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Administrative Agent in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be





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held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

                 SECTION 5. Representations and Warranties. Each of the Pledgors represents and warrants to the Lenders and the Administrative Agent as follows:

                 (a) Each Pledgor (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

                 (b) The execution, delivery and performance by each Pledgor of this Agreement (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, law or any contractual restriction binding on or affecting such Pledgor or any of its properties, and (iii) do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except in favor of the Administrative Agent.

                 (c) This Agreement is a legal, valid and binding obligation of each Pledgor, enforceable against such Pledgor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (d) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms.

                 (e) The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and constitute 100% of the issued shares of Capital Stock of the Pledged Subsidiaries, except in the case of each Foreign Pledged Subsidiary, in which case such Pledged Shares constitute 65% of the issued shares of Capital Stock of such Foreign Pledged Subsidiary. All other shares of Capital Stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, and fully paid and nonassessable.

                 (f) The Pledgors are and will be at all times the legal and beneficial owners of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and Liens permitted by the Loan Agreement.

                 (g) The exercise by the Administrative Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting any of the Pledgors or the Pledged Subsidiaries or any of their respective properties except where such contravention would not reasonably be expected to have a Material Adverse Effect and will





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not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of their properties.

                 (h) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, or any other Person, is required for (i) the due delivery and performance by the Pledgors of this Agreement, (ii) the grant by the Pledgors, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or (iii) the exercise by the Administrative Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

                 (i) This Agreement creates valid security interests in favor of the Administrative Agent in the Pledged Collateral as security for the Obligations. The Administrative Agent's having possession of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares and all other certificates, instruments and money constituting Pledged Collateral from time to time results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, the Administrative Agent's security interest therein will be perfected upon the transfer of such securities to the Administrative Agent, or upon the agreement of each issuer that it will comply with instructions originated by the Administrative Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Administrative Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the applicable Pledgor, or upon the agreement of the applicable securities intermediary to comply with entitlement orders by the Administrative Agent without further consent by such Pledgor. Such security interest is, or in the case of Pledged Collateral in which any Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest subject only to Permitted Liens. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Administrative Agent's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof and obtaining control of uncertificated securities and security entitlements constituting Pledged Collateral after the date hereof.

                 SECTION 6. Covenants as to the Pledged Collateral. So long as any Obligations shall remain outstanding, each of the Pledgors will, unless the Administrative Agent shall otherwise consent in writing:

                 (a) keep adequate records concerning the Pledged Collateral pledged by such Pledgor hereunder and permit the Administrative Agent, or any of its agents or representatives at any time or from time to time, to examine and make copies of and abstracts from such records pursuant to the terms of Section 5.01(e) of the Loan Agreement;

                 (b) at the Pledgors' joint and several expense, promptly deliver to the Administrative Agent a copy of each material notice or other communication received by any Pledgor in respect of Pledged Collateral;





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                 (c)      at the Pledgors' joint and several expense, defend
the Administrative Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

                 (d) at the Pledgors' joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Administrative Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

                 (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein, except as permitted by Section 7(a)(i) hereof and Section 5.02(c) of the Loan Agreement;

                 (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral, except for the security interest created hereby and Liens permitted by the Loan Agreement;

                 (g) not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction (foreign or domestic), any financing statement, notice of lien or like instrument with respect to the Pledged Collateral, except for a financing statement, notice of lien or like instrument which is filed pursuant hereto or any other Loan Document;

                 (h) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than in accordance with and as permitted by the Loan Documents and applicable laws;

                 (i) not permit the issuance of (i) any additional shares of any class of Capital Stock of any Pledged Subsidiary unless such Capital Stock is pledged to the Administrative Agent in accordance with this Agreement,
(ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock, (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock or (iv) any indebtedness to any Subsidiary, unless such indebtedness (A) is evidenced by a promissory note which is delivered to the Administrative Agent in accordance with Section 4(a) hereof and (B) is not otherwise prohibited by Section 5.02 of the Loan Agreement;

                 (j) without at least 30 days' prior written notice to the Administrative Agent, not (i) maintain any of its books and records with respect to the Pledged Collateral at any office or maintain its principal place of business at any place other than at the address on Schedule V hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto; and





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                 (k)      not take or fail to take any action which would in
any manner impair the value or enforceability of the Administrative Agent's security interest in any Pledged Collateral.

                 SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

                 (a) So long as no Event of Default shall have occurred and be continuing:

                          (i)     each Pledgor may exercise any and all voting
and other consensual rights pertaining to any Pledged Collateral to which such Pledgor is entitled for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or the other Loan Documents; provided, however, that (A) such Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Administrative Agent gives it notice that, in the Administrative Agent's reasonable judgment, such action would cause a Material Adverse Effect, and (B) such Pledgor will give the Administrative Agent at least 5 Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which could reasonably be expected to cause a Material Adverse Effect;

                          (ii)    each Pledgor may receive and retain any and
all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, in exchange for, or upon the sale of, any Pledged Collateral, shall be, and shall forthwith be delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by any of the Pledgors, be received in trust for the benefit of the Administrative Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Administrative Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations; and

                          (iii)            the Administrative Agent will
execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as any such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this
Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

                 (b) Upon the occurrence and during the continuance of an Event of Default and to the extent not inconsistent with the Loan Agreement:

                          (i)              all rights of any of the Pledgors to
exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest





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payments which such Pledgor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Administrative Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                          (ii)             without limiting the generality of
the foregoing, the Administrative Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Subsidiary, or upon the exercise by any Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                          (iii)            all dividends and interest payments
which are received by the Pledgors contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

                 SECTION 8. Additional Provisions Concerning the Pledged Collateral.

                 (a) Each of the Pledgors hereby authorizes the Administrative Agent to file, without the signature of such Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

                 (b) Each of the Pledgors hereby irrevocably appoints the Administrative Agent the Pledgors' attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, upon the occurrence of an Event of Default to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

                 (c) If any Pledgor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgors pursuant to Section 10 hereof.





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                 (d)      Other than the exercise of reasonable care to assure
the safe custody of the Pledged Collateral while held hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgors or to the Parent on behalf of the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                 (e) The Administrative Agent may at any time in its discretion upon notice to the Pledgors, (i) transfer or register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgors under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                 (a) The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted); and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable. The Pledgors agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgors, or to the Parent on behalf of the Pledgors, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) In the event that the Administrative Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to subsection (a) of this Section 9, the Pledgors will, at the Pledgors' expense and upon request by the Administrative Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the

Administrative Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or "Blue Sky" laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent, (iii) cause each Pledged Subsidiary to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. The Pledgors agree that a breach of any of the covenants contained in this Section 9(b) will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9(b) shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement.

                 (c) Notwithstanding the provisions of Section 9(b) hereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agree that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or any other applicable law. The Pledgors further acknowledge and agree that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Administrative Agent may, in such event, bid for the purchase of such securities.

                 (d) In addition to the other rights of the Administrative Agent set forth in this Section 9, (i) the Administrative Agent shall have the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if it were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right), (ii) the Administrative Agent in its discretion may, in its name or in the name of any of the Pledgors or otherwise, demand, sue for, collect or receive any money or Property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall have no obligation to do so, and (iii) the Administrative Agent may make any compromise or settlement it deems desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Collateral.

                 (e) Any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10 hereof) in whole or in part by the Administrative Agent against, all or any part of the Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

                 (f) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Pledgors shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Loan Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent and the Lenders to collect such deficiency.

                 SECTION 10.  Indemnity and Expenses.

                 (a) The Pledgors agree, jointly and severally, to indemnify and hold the Administrative Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, reasonable legal fees, costs and expenses) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Administrative Agent's gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                 (b) The Pledgors agree, jointly and severally, to pay to the Administrative Agent upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Administrative Agent's counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder, or (iv) the failure by any of the Pledgors to perform or observe any of the provisions hereof, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgors in respect of the Pledged Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

                 SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested or by overnight courier), telecopied or delivered, if to any of the Pledgors, to such Pledgor at its address specified in Schedule V hereto or to the Parent, on behalf of such Pledgor, at its address specified in the Loan Agreement, if to the Administrative Agent, to it at its address specified in the Loan Agreement, or as to any of the parties, to such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, and (iii) if delivered, when delivered, provided same is on a business Day and, if not, on the next Business Day.

                 SECTION 12. Parent Appointed Agent. Each Pledgor hereby designates and appoints the Parent as the agent for such Pledgor, and each Pledgor hereby authorizes the Parent, to execute notices, receive notices, receive summons of process and take possession of Pledged Collateral on behalf of such Pledgor, in each case in accordance with the terms hereof.

                 SECTION 13.  Consent to Jurisdiction, Etc.

                 (a) Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any document related thereto, or for recognition or enforcement of any judgment, and each of the Pledgors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Pledgors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement or any document related thereto in the courts of any jurisdiction.

                 (b) Each of the Pledgors hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action or proceeding. Each Pledgor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Pledgor, or to the Parent on behalf of such Pledgor, at its address specified in Section 11 hereof.

                 (c) Each of the Pledgors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any documents related thereto in any New York State or federal court. Each of the Pledgors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 14. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PLEDGORS AND THE ADMINISTRATIVE AGENT (BY ACCEPTING THIS AGREEMENT) IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 SECTION 15. Joint and Several. All of the obligations of the Pledgors hereunder are joint and several. The Administrative Agent may, in its sole and absolute discretion, enforce the provisions hereof against one or more of the Pledgors and shall not be required to proceed against all of the Pledgors jointly or seek payment from the Pledgors ratably. In addition, the Administrative Agent may, in its sole and absolute discretion, select the Pledged Collateral of one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral owned by all of the Pledgors. The release or discharge of any Pledgor by the Administrative Agent shall not release or discharge the other Pledgors from the obligations of such released or discharged Pledgor hereunder.

                 SECTION 16. Additional Pledgors. Each of the parties hereto hereby agrees that, at the time any Subsidiary of the Parent first becomes a Guarantor after the Closing Date, such Subsidiary shall, upon execution of a Subsidiary Joinder Agreement, become a Pledgor for all purposes under this Agreement.

                 SECTION 17.  Miscellaneous.

                 (a) Except as provided in Section 4(a) hereof with respect to a Pledge Amendment, no amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each of the Pledgors and the Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Administrative Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent to exercise any of its rights under any other Loan Document against such party or against any other person.

                 (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on the Pledgors and their respective successors and assigns, and shall inure, together with all rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its rights and obligations under this Agreement to any other Person pursuant to the terms of the Loan Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Administrative Agent shall mean the assignee of the Administrative Agent. None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent, and any such assignment or transfer shall be null and void.

                 (e) (i) Upon any sale or other disposition of any Pledged Collateral permitted by the Loan Agreement, (A) the security interest created hereby in such Pledged Collateral shall terminate and all rights to such Pledged Collateral shall revert to the Pledgors, and (B) the Administrative Agent will, upon the Pledgors' request and at the Pledgors' joint and several expense, promptly (x) return to the Pledgors the Pledgors' Pledged Collateral to be sold or disposed of and (y) execute and deliver to any of the Pledgors, without any recourse, representation or warranty whatsoever, such documents as the Pledgors shall reasonably request to evidence such termination.

                          (ii) Upon the satisfaction in full of the
Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors, and (ii) the Administrative Agent will, upon the Pledgors' request and at the Pledgors' joint and several expense, promptly (A) return to the Parent on behalf of the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to any of the Pledgors, without recourse, representation or warranty, such documents as such Pledgor shall reasonably request to evidence such termination.

                 (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                 (g) The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 (h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                                   PLEDGORS:

                                                   MCGHAN MEDICAL CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   INAMED JAPAN, INC.

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   INAMED INTERNATIONAL CORP.

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   BIOENTERICS CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   BIODERMIS CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   BIOPLEXUS CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   INAMED DEVELOPMENT COMPANY

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:


                                                   CUI CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   FLOWMATRIX CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                                                   MEDISYN TECHNOLOGIES CORPORATION

                                                   By:
                                                      --------------------------------------
                                                      Name:
                                                      Title:

                  SCHEDULE I TO PLEDGE AND SECURITY AGREEMENT


                                  Pledged Debt

                                                                                  Principal Amount
                                                                                  Outstanding as of
 Name of Payee              [Description]              Interest Rate
 -------------              -------------              -------------              --------------------------


                  SCHEDULE II TO PLEDGE AND SECURITY AGREEMENT

                            PLEDGE AMENDMENT (DEBT)

                 This Pledge Amendment, dated ___________________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September ___, 1999, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the "Pledge Agreement"), and that the indebtedness listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.


                                  Pledged Debt

                                                                                  Principal Amount
                                                                                  Outstanding as of
 Name of Payee              [Description]              Interest Rate
 -------------              -------------              -------------              --------------------------





                                      [PLEDGOR]


                                      By:   -----------------------------
                                            Name:
                                            Title:

                    [To be reviewed and corrected by INAMED]

                 SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT

                                 Pledged Shares

                  SCHEDULE IV TO PLEDGE AND SECURITY AGREEMENT

                            PLEDGE AMENDMENT (STOCK)

                 This Pledge Amendment, dated ___________________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September ___, 1999, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the "Pledge Agreement"), and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.


                                             Pledged Shares
                                             --------------
                                                                   Number of             Certificate
                                                                   ---------             -----------
 Name of Issuer                           Jurisdiction             Shares       Class    No.(s)
 --------------                           ------------             ------       -----    ------





                                      [PLEDGOR]


                                      By:   -----------------------------
                                            Name:
                                            Title:

                  SCHEDULE V TO PLEDGE AND SECURITY AGREEMENT

                 Executive Office/Location of Books and Records

                                   EXHIBIT K

                          GUARANTOR SECURITY AGREEMENT

             SECURITY AGREEMENT, dated September __, 1999, made by each of the direct and indirect domestic subsidiaries of INAMED CORPORATION, a Delaware corporation (the "Parent"), party hereto and identified on the signature pages hereto as a "Grantor" (each a "Grantor" and collectively, the "Grantors"), in favor of ABLECO FINANCE LLC, as administrative agent for the Lenders (as hereinafter defined) party to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                             W I T N E S S E T H :

             WHEREAS, the Parent, INAMED Acquisition Corporation, a Delaware corporation (the "Purchaser", and together with the parent, each a "Borrower" and collectively, the "Borrowers"), the Administrative Agent, and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

             WHEREAS, pursuant to a Guaranty, dated as of the date hereof (the "Guaranty"), made by each of the Grantors in favor of the Administrative Agent and the Lenders, the Grantors have guaranteed the Loan and all of the other obligations of the Borrowers under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement);

             WHEREAS, it is a condition precedent to the making and maintaining of the Loan by the Lenders pursuant to the Loan Agreement that each of the Grantors shall have executed and delivered to the Administrative Agent a security agreement providing for the grant to the Administrative Agent, for the benefit of itself and the Lenders, of a security interest in all personal property of the Grantors; and

             WHEREAS, each of the Grantors has determined that the execution, delivery and performance by such Grantor of this Agreement directly benefit, and are within the corporate purposes and in the best interest of, such Grantor.

             NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Administrative Agent and the Lenders to enter into the Loan Agreement and the Lenders to make and maintain the Loan pursuant to the Loan Agreement, the Grantors hereby agree with the Administrative Agent as follows:

             SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

             SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Administrative Agent for the benefit of itself and the Lenders, and grants to the Administrative Agent for the benefit of itself and the Lenders a continuing security interest in, all personal property and fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, all of such Grantor's right, title and interest in and to the following:

             (a) all equipment of any kind (including, without limitation, all furniture, fixtures and machinery and all motor vehicles, tractors and other like property, whether or not the title thereto is governed by a certificate of title or ownership (such motor vehicles, tractors and other like property hereinafter collectively referred to as the "Motor Vehicles"), wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith (hereinafter collectively referred to as the "Equipment");

             (b) all inventory of any kind wherever located and whether now or hereafter existing and whether now owned or hereafter acquired (including, without limitation, all types of inventory, merchandise, goods, tangible personal property and other assets that are held by such Grantor for sale, lease or other disposition in the ordinary course of such Grantor's business or to be furnished under a contract for services, whether such inventory, merchandise, goods, tangible personal property and other assets are raw, in process and finished, and materials used or consumed in the business of such Grantor, and goods returned to or repossessed by such Grantor and goods in which such Grantor has an interest in mass or in joint or other interest or right of any kind including consigned goods and goods being processed), and all accessions thereto and products thereof and all packing and shipping materials (hereinafter collectively referred to as the "Inventory");

             (c) (i) all present and future accounts, contract rights, chattel paper, documents, general intangibles, instruments and other obligations of any kind, whether now or hereafter existing and whether now owned or hereafter acquired, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise; (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Administrative Agent or any Lender from or for such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of such Grantor's claims against the Administrative Agent or any Lender at any time existing; (iii) all rights, remedies, security and liens, in, to and in respect of any credit insurance, accounts (including, without limitation, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party), guaranties or other contracts of suretyship with respect to accounts, and deposits or other security for the obligation of any account debtor; (iv) all rights relating to the sale or other transfer of property to, or the construction, renovation or other improvement of property by or for such Grantor; (v) all right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any accounts, and all returned, reclaimed or repossessed goods; and
(vi) all rights now or hereafter existing in and to all security agreements, leases and other contracts now or hereafter existing and securing or otherwise relating to any accounts, contract rights, chattel paper, instruments, documents, or other rights or obligations (any and all such accounts, contract rights, chattel paper, instruments, documents, and rights and obligations being hereinafter referred to as the "Receivables" and any and all such security agreements, leases and other contracts being hereinafter referred to as the "Related Contracts");

             (d) (i) all general intangibles; (ii) all rights, interest, choses in action, causes of actions, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all corporate and other business records, all loans, royalties, and all other forms of obligations receivable whatsoever (other than Receivables); (iii) all trademarks, patents, trade secrets, copyrights, goodwill, inventions, designs, registrations, permits;
(iv) all computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence, and advertising materials; (v) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights; (vi) all interests in partnerships and joint ventures, including all moneys due from time to time in respect thereof; (vii) all federal, state and local tax refunds and federal, state and local tax refund claims; (viii) all right, title and interest under leases, subleases and concessions and other agreements relating to personal property, including all moneys due from time to time in respect thereof; (ix) all payments due or made to such Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person or Governmental Authority; (x) all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any depository or other accounts maintained by such Grantor with the Administrative Agent or any Lender and all funds on deposit thereon and the accounts set forth in Schedule IV hereto; (xi) all credits with and other claims against third parties (including carriers and shippers) (other than Receivables); (xii) all rights to indemnification; (xiii) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; (xiv) all proceeds of insurance, including credit insurance, of which such Grantor is the beneficiary; (xv) all letters of credit, guaranties, liens, security interests and other security held by or granted to such Grantor; and (xvi) all other intangible property, whether or not similar to the foregoing, in each instance, however and wherever arising (hereinafter collectively referred to as "General Intangibles");

             (e) (i) all trademarks, service marks, trade names, business names, trade dress, designs, logos and other source or business identifiers and all general intangibles of like nature, and all rights concerning the foregoing, whether now or hereafter owned, adopted, acquired or used by such Grantor (including, without limitation, all trademarks, service marks, trade names, business names, trade dress, designs, logos and other source or business identifiers described in

Schedule I or V hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of such Grantor relating to the distribution of products and services in connection with which any of such marks are used, and all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past and future infringements or other violations thereof and the right to sue for past, present and future infringements and other violations thereof (hereinafter referred to collectively as the "Trademarks"); and (ii) all licenses, contracts or other agreements, whether written or oral, naming or otherwise positioning such Grantor as licensor or licensee and providing for the grant of any right to use any Trademark, including, without limitation, all agreements described in Schedule I hereto, together with any goodwill connected with and symbolized by any such trademark licenses or agreements and the right to prepare for sale and sell any and all Inventory now or hereafter owned by such Grantor and now or hereafter covered by such licenses (hereinafter referred to collectively as the "Trademark Licenses");

             (f) (i) all letters patent, design patents and utility patents, and all copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae and other general intangibles of like nature, and all rights concerning the foregoing, whether now existing or hereafter acquired (including, without limitation, all letters patent, design patents and utility patents described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof (hereinafter referred to collectively as the "Patents"); and (ii) all licenses, contracts or other agreements, whether written or oral, naming or otherwise positioning such Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by, or any right to otherwise exploit, any Patent, including, without limitation, all agreements set forth in Schedule II hereto (hereinafter referred to collectively as the "Patent Licenses" and together with the Trademark Licenses, the "Licenses");

             (g) (i) all investment property, securities (other than shares of voting stock of each class of any Foreign Subsidiary in excess of 65% of the total issued and outstanding shares of the voting stock of such class), securities accounts, financial assets and all securities entitlements of such Grantor in any of the foregoing;

             (h) all rights of such Grantor in, to and under the Tender Offer Documents and the Merger Documents;

             (i) all rights of any Grantor in, to and under the Contribution Agreement, dated as of the date hereof, among the Grantors, as the same may be amended, restated, supplemented or otherwise modified from time to time;

             (j) the books and records of such Grantor relating to any of the foregoing Collateral, including, without limitation, all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing any of the Collateral; and

             (k) all cash and non-cash proceeds of any and all of the foregoing Collateral (including without limitation, (i) damages for past and future infringements of the Trademarks or the Patents and (ii) the right to sue for past, present and future infringements of the Trademarks or the Patents) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; in each case, however such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

             Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity; provided that the Collateral shall include (y) any and all proceeds of Collateral to the extent that the assignment or encumbering of such proceeds is not so restricted, and (z) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of Collateral being obtained, thereafter such item of Collateral as well as any proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term Collateral.

             SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

             (a) the prompt payment by each of the Grantors, as and when due and payable, of all amounts from time to time owing by such Grantor under the Guaranty and each of the other Loan Documents to which such Grantor is a party; and

             (b) the due performance and observance by each of the Grantors of all of such Grantor's obligations from time to time existing in respect of the Guaranty, this Agreement and the other Loan Documents to which such Grantor is a party.

             SECTION 4. Representations and Warranties. Each of the Grantors represents and warrants to the Lenders and the Administrative Agent as follows:

             (a) Each Grantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

             (b) The execution, delivery and performance by each Grantor of this Agreement (i) have been duly authorized by all necessary corporate action,
(ii) do not and will not contravene its charter or by-laws, law or any contractual restriction binding on or affecting such Grantor or any of its properties, and (iii) do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except in favor of the Administrative Agent.

             (c) This Agreement is a legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (d) All Equipment and Inventory now existing is, and except as otherwise provided in Section 5(b) hereof, all Equipment and Inventory hereafter existing will be, located at the addresses specified therefor in
Schedule III hereto beneath the name of each Grantor. Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its records concerning Receivables and all originals of all chattel paper which constitute Receivables are located at the addresses specified therefor in
Schedule III hereto beneath the name of such Grantor. None of the Receivables is evidenced by a promissory note or other instrument. Set forth in Schedule V hereto is a complete and correct list of each trade name used by each Grantor. Set forth in Schedule IV hereto is a complete and correct list of each bank and securities account of each Grantor, together with the address of such institution, the account number and the type of account.

             (e) Each Grantor has delivered to the Administrative Agent complete and correct copies of each material Trademark License described in
Schedule I hereto beneath such Grantor's name and each material Patent License described in Schedule II hereto beneath such Grantor's name, including all schedules and exhibits thereto. Each Related Contract and License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its Affiliates in respect thereof. Each Related Contract and License now existing is, and each other Related Contract and License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default thereunder by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

             (f) Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks and Patents which it purports to grant a security interest in pursuant to Section 2 hereof, which are the only trademarks, patents or other intellectual property or proprietary rights necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule I hereto sets forth a true and complete list of all material, registered, issued or applied for Trademarks and Trademark Licenses owned or used by such Grantor as of the date hereof beneath such Grantor's name. Schedule II hereto sets forth a true and complete list of all material, registered, issued or applied for Patents and Patent Licenses owned or used by such Grantor as of the date hereof beneath such Grantor's name. All of such Patents and Trademarks are subsisting and in full force and effect, have not been adjudged invalid or unenforceable, are, to such Grantor's knowledge, valid and enforceable, and have not been abandoned in whole or in part. Except as set forth in Schedule I or II hereto, none of such Patents or Trademarks is the subject of any licensing or franchising agreement. None of the Grantors has knowledge of any conflict with the rights of others to any Trademark or Patent and, to the best knowledge of each Grantor, none of the Grantors is now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of such Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by any Grantor.

             (g) Each Grantor is and will be at all times the sole and exclusive owner of the Collateral in which it has an interest free and clear of any Lien, except for (i) the security interest created by this Agreement and
(ii) the security interests and other encumbrances described in Schedule VI hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement or any other Security Document and with respect to Permitted Liens.

             (h) The exercise by the Administrative Agent of any of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or otherwise affecting any Grantor or any of such Grantor's properties except where such contravention could not reasonably be expected to have a Material Adverse Effect and will not result in or require the creation of any Lien upon or with respect to any of such Grantor's properties.

             (i) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, or any other Person, is required for (i) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in any Collateral or (ii) the exercise by the Administrative Agent of any of its rights and remedies hereunder, except (A) with respect to the perfection of the security interest created hereby in United States Trademarks and Patents, for the recording of the Assignment for Security (Trademarks) and Assignment for Security (Patents) referred to in
Section 5(h) hereof in the United States Patent and Trademark Office, (B) the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements in the filing offices described in
Schedule VII hereto, all of which financing statements have been duly filed and are in full force and effect, (C) with respect to the perfection of the security interest created hereby in foreign Trademarks and

Patents, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to Patents, Trademarks, Patent Licenses and Trademark Licenses, or (D) with respect to the perfection of the security interest created hereby in Motor Vehicles, for the submission of an appropriate application, together with the certificate of title, with respect to each Motor Vehicle, to the appropriate state agency.

             (j) This Agreement creates valid security interests in favor of the Administrative Agent in the Collateral which each Grantor purports to grant a security interest in pursuant to Section 2 hereof, as security for the Obligations. The Administrative Agent's having possession of all instruments and cash constituting Collateral from time to time, the recording of the Assignment for Security (Patents) and the Assignment for Security (Trademarks) executed pursuant hereto in the United States Patent and Trademark Office, the filing of the financing statements described in Schedule VII hereto and, with respect to Patents and Trademarks hereafter existing and not covered by such Assignment for Security (Patents) or such Assignment for Security (Trademarks), the recording in the United States Patent and Trademark Office of appropriate instruments of assignment, result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to the security interests and other encumbrances described in Schedule VI hereto, any other Permitted Liens and the recording of such instruments of assignment. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for the Administrative Agent's having possession of instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in Section 4(h) hereof.

             (k) Any goods now or hereafter produced by such Grantor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

             SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Administrative Agent shall otherwise consent in writing:

             (a) Further Assurances. The Grantors will, at their joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Administrative Agent may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or
(iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously each chattel paper included in the Receivables and each License and Related Contract and, at the reasonable request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such chattel paper, License, Related Contract or Collateral is subject to the security interest created hereby, (B) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Administrative Agent hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent, (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Administrative Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail, and (E) upon the acquisition after the date hereof by any Grantor of any Equipment with a fair market value in excess of $75,000 covered by a certificate of title or ownership, cause the Administrative Agent to be listed as the lienholder on such certificate of title and within 60 days of the acquisition thereof deliver evidence of the same to the Administrative Agent.

             (b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than used Equipment and Inventory sold in the ordinary course of business in accordance with Section 5(g) hereof and Equipment and Inventory in transit) at the locations specified therefor in
Section 4(d) hereof, or, upon not less than 30 Business Days' prior written notice to the Administrative Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect, provided that (i) all action has been taken to grant the Administrative Agent a perfected, first priority security interest in such Equipment and Inventory, subject to Permitted Liens and (ii) the Administrative Agent's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory are not adversely affected.

             (c) Condition of Equipment. Each Grantor will maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment and make or cause to be made all of the appropriate repairs, renewals and replacements thereof which are necessary or desirable and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto. Each Grantor shall promptly furnish to the Administrative Agent a statement describing in reasonable detail any loss or damage in excess of $100,000 to any Equipment or Inventory due to casualty.

             (d) Taxes, Etc. Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

             (e) Insurance.

                 (i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability and hazard insurance) with respect to the Equipment and Inventory owned by it in such amounts, against such risks, in such form and with such insurers as is generally carried by companies engaged in similar businesses as those engaged in by the Grantors. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $100,000 per occurrence) to be adjusted with, and paid directly to, the Administrative Agent. Each such policy shall in addition (A) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer. Each Grantor will, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate policies of such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor will also, at the request of the Administrative Agent, execute and deliver instruments of assignment of such insurance policies and use reasonable efforts to cause the respective insurers to acknowledge notice of such assignment.

                 (ii) Reimbursement under any liability insurance maintained by a Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory as to which paragraph (iii) of this Section 5(e) is not applicable, each Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 5(e) shall be paid by the Administrative Agent to such Grantor as reimbursement for the costs of such repairs or replacements.

                 (iii) Upon the occurrence and during the continuance of an Event of Default or upon the actual or constructive total loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Administrative Agent and applied as specified in Section 7(b) hereof.

             (f) Provisions Concerning the Receivables, the Related Contracts and the Licenses.

                 (i) Each Grantor will (A) give the Administrative Agent at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, (B) keep its chief place of business and chief executive office and all originals of all chattel paper which constitute Receivables at the location(s) specified therefor beneath such Grantor's name in Schedule III hereof, and (C) keep adequate records concerning the Receivables and such chattel paper and permit representatives of the Administrative Agent at any time upon reasonable notice and, prior to the occurrence and continuance of a Default, during normal business hours to inspect and make abstracts from such records and chattel paper.

                 (ii) Each Grantor will duly perform and observe all of its obligations under each Related Contract and License, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, each Grantor may (and, at the Administrative Agent's direction, will) take such action as such Grantor or the Administrative Agent may deem necessary or advisable to enforce collection or performance of the Receivables; provided, however, that, the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to a Grantor thereunder directly to the Administrative Agent or its designated agent, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by a Grantor of a notice from the Administrative Agent that the Administrative Agent has notified or intends to notify the account debtors or obligors under any Receivables as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (1) released to such Grantor so long as no Default or Event of Default shall have occurred and be continuing or (2) if any Default or Event of Default shall have occurred and be continuing, applied as specified in Section 7(b) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon, except in the ordinary course of business, provided that no Default or Event of Default shall have occurred and be continuing. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to notify the United States Postal Service authorities to change the address for delivery of mail addressed to the Grantors at such address as the Administrative Agent may designate and to do all other acts and things necessary to carry out this Agreement.

                 (iii) Upon the occurrence and during the continuance of any breach or default under any Related Contract or any License referred to in
Schedule I or II hereto by any party thereto other than a Grantor, (A) each Grantor will, promptly after obtaining knowledge thereof, give the Administrative Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) such Grantor will not, without the prior written consent of the Administrative Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof, and (C) such Grantor will, upon written instructions from the Administrative Agent and at such Grantor's expense, take such action as the Administrative Agent may deem necessary or advisable in respect thereof.

                 (iv) Each Grantor will, at its expense, promptly deliver to the Administrative Agent a copy of each notice or other communication received by it by which any other party to any Related Contract or any License referred to in Schedule I or II hereto purports to exercise any of its material rights or adversely affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

                 (v) Each Grantor will exercise promptly and diligently each and every right which it may have under each License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each License and will take all action necessary to maintain all Licenses necessary for the operation of its business in full force and effect. No Grantor will, without the prior written consent of the Administrative Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any Related Contract or any License referred to in Schedule I or II hereto, except where such cancellation, termination, amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect; provided, however, that a copy of each such cancellation, termination, amendment, modification or waiver shall be delivered to the Administrative Agent promptly after its execution.

             (g) Transfers and Other Liens.

                 (i) No Grantor will sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral except to the extent permitted under Section 5.02 of the Loan Agreement.

                 (ii) No Grantor will create or suffer to exist any Lien upon or with respect to any Collateral other than Permitted Liens in accordance with Section 5.02(a) of the Loan Agreement;

             (h) Trademarks and Patents.

                 (i) Each Grantor which is the owner of, or possesses any other rights in or with respect to, any Trademarks or Patents has duly executed and delivered the Assignment for Security (Trademarks) and the Assignment for Security (Patents) in the forms attached hereto as Exhibits A and B, respectively. Each such Grantor (either itself or through licensees) will, and will use commercially reasonable efforts to cause each licensee thereof to, take all action necessary to maintain all of the Trademarks and Patents in full force and effect, including, without limitation, using the proper trademark and patent statutory notices and markings, and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force free from any claim of abandonment for non-use, and no Grantor will (nor will it permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Grantors shall have no obligation to use or to maintain any Trademark, Trademark application or Patent application (A) that relates solely to any product that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with a trademark substantially similar to the Trademark that may be abandoned or otherwise become invalid, so long as such replacement Trademark is subject to the





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security interest purported to be created by this Agreement, (C) that is substantially the same as another Trademark that is in full force, so long as such other Trademark is subject to the lien and security interest created by this Agreement or (D) that such Grantor determines, in its reasonable business judgment, is no longer material to the conduct of its business. Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office to maintain each registration of the Trademarks and the Patents (other than those Trademarks described in clauses
(A), (B), (C) or (D) of the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of taxes. If any Trademark or Patent is infringed, misappropriated or diluted in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation or dilution, promptly notify the Administrative Agent and (y) to the extent such Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Trademark or Patent. Each Grantor shall furnish to the Administrative Agent from time to time (but, unless a Default or an Event of Default has occurred and is continuing, no more frequently than annually) statements and schedules further identifying and describing the Patents and the Trademarks and such other reports in connection with the Patents and the Trademarks as the Administrative Agent may reasonably request, all in reasonable detail and promptly upon request of the Administrative Agent, following receipt by the Administrative Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedules I or II hereto, as the case may be, to include any Patent or Trademark which becomes part of the Collateral under this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Default or an Event of Default no Grantor may abandon or otherwise permit a Trademark or Patent to become invalid without the prior written consent of the Administrative Agent, and if any Trademark or Patent is infringed, misappropriated or diluted in any material respect by a third party, such Grantor will take such action as the Administrative Agent shall deem appropriate under the circumstances to protect such Trademark or Patent.

                 (ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or the issuance of any Patent with the United States Patent and Trademark Office (or in any similar office or agency of the United States, and any state thereof or any other country or any other political subdivision thereof), unless it gives the Administrative Agent prior written notice thereof. Upon request of the Administrative Agent, each Grantor shall execute and deliver any and all assignments, agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest hereunder in such Trademark or Patent and the General Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the termination of the Loan Agreement, the repayment of all of the Obligations in full and the termination of each of the Loan Documents.





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                 (iii)    If any Grantor shall at any time own, use or possess
the right to any registered copyright, such Grantor shall promptly notify the Administrative Agent thereof and shall execute such documents (including any copyright registrations and assignments for security of copyrights to be filed with the United States Copyright Office) and do such acts as shall be necessary or, in the judgment of the Administrative Agent, desirable to subject such copyright rights to the Lien of this Agreement.

             (i) Inspection and Reporting. Each Grantor shall permit the Administrative Agent or any Lender, or any representatives thereof or such professionals or other Persons as the Administrative Agent may designate (i) to examine and inspect the books and records of such Grantor and take copies and extracts therefrom at reasonable times and during normal business hours, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets of such Grantor from time to time, and (iii) to conduct physical Inventory counts and/or valuations. In addition, each Grantor shall forward to the Administrative Agent copies of any material notices or communications received or made by such Grantor with respect to the Collateral, all in such manner as the Administrative Agent may reasonably require.

             (j) Financial Assets. If any financial assets, investment property or other property pledged by a Grantor under clause (i) of Section 2(g) hereof are received by such Grantor, forthwith (i) transfer and deliver to the Administrative Agent such financial assets, investment property or other property (together with certificates for any securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) received by such Grantor, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral, (ii) establish a securities account for such financial assets and execute and deliver a securities account control agreement among the Grantor, the Administrative Agent and a securities intermediary, acceptable to the Administrative Agent, for the purpose of perfecting the security interest granted pursuant hereto in such Collateral or (iii) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the security interest created hereunder in such Collateral;

             (k) Motor Vehicles.

                 (i) Each Grantor shall deliver to the Administrative Agent within 60 days after the Closing Date originals of the certificates of title or ownership for the Motor Vehicles owned by it and with a fair market value in excess of $75,000 with the Administrative Agent listed as lienholder.

                 (ii) Upon the acquisition after the date hereof by any Grantor of any Motor Vehicle with a fair market value in excess of $75,000, such Grantor shall deliver to the Administrative Agent within 60 days after such acquisition originals of the certificates of title or ownership for such Motor Vehicle, together with the manufacturer's statement of origin, with the Administrative Agent listed as lienholder; provided, however, that if the Motor Vehicle to be acquired is subject to a purchase money security interest (other than a purchase money security interest in favor of a Loan Party or an Affiliate of a Loan Party) the Administrative Agent shall be listed as a junior lienholder to the Person holding such purchase money security interest.





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                 (iii)    Each Grantor hereby appoints the Administrative Agent
as its attorney-in- fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Grantor to be retitled and the Administrative Agent listed as lienholder thereof, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Grantor as the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Administrative Agent a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Administrative Agent hereunder). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                 (iv) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

                 (v) So long as no Default or Event of Default shall have occurred and be continuing, upon the request of a Grantor, the Administrative Agent shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Administrative Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective, only upon receipt by the Administrative Agent of a certificate from such Grantor, stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss in excess of $100,000 being paid to the Administrative Agent hereunder to be applied to the Obligations then outstanding in the manner contemplated by Section 7(b) hereof.

             SECTION 6.  Additional Provisions Concerning the Collateral.

             (a) Each Grantor hereby authorizes the Administrative Agent to file, without the signature of such Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

             (b) Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's reasonable discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 5(e) hereof, (ii) upon the occurrence of an Event of Default to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) upon the occurrence of an Event of Default to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) upon the occurrence of an Event of Default to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any Collateral, and (v) upon the occurrence of an Event of Default to notify the post office authorities to change the address for delivery of a Grantor's mail to an address designated by the Administrative Agent, to receive and open all mailed addressed to any Grantor, and to retain all mail relating to the Collateral and forward all other mail to the appropriate Grantor.

             (c) For the purpose of enabling the Administrative Agent to exercise rights and remedies hereunder at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent assignable and until this Agreement is terminated, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Patents or Trademarks now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Loan Agreement that limits the right of the Grantors to dispose of their property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Patents or Trademarks in the ordinary course of the business of such Grantor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the such Grantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Patents or Trademarks). Further, upon the payment in full of all of the Obligations, the Administrative Agent (subject to Section 10(e) hereof) shall transfer to the Grantors all of the Administrative Agent's right, title and interest in and to the Patents, Trademarks and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Administrative Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Administrative Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Administrative Agent's gross negligence or willful misconduct as determined by the final non-appealable decision of a court of competent jurisdiction.

             (d) If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Administrative Agent, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantors pursuant to Section 8 hereof.

             (e) The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

             (f) Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under the Related Contracts and Licenses to which it is a party and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Related Contracts and Licenses or otherwise in respect of the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Related Contracts and Licenses or with respect to any of the other Collateral, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of a Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

             SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

             (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York (whether or not the Code applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place or places to be designated by the Administrative Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Administrative Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which any Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. In addition to the foregoing, (i) upon written notice from the Administrative Agent, each Grantor shall cease any use of the Trademarks or any mark similar thereto for any purpose described in such notice, (ii) the Administrative Agent may, at any time and from time to time, upon 10 days' prior notice to the Grantors, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Trademarks and Patents, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine, and (iii) the Administrative Agent may, at any time, pursuant to the authority granted in
Section 6 hereof (such authority being effective upon the occurrence of an Event of Default), execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks and Patents (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

             (b) Any cash held by the Administrative Agent as Collateral and all proceeds received by the Administrative Agent in respect of any sale or collection from, or other realization upon, all or any part the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any part of the Obligations as follows:

                 (i) first, to the payment of the costs and expenses of such sale, collection or other realization, including the out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees, costs and expenses of counsel employed in connection therewith, to the payment of all advances made by the Administrative Agent for the account of any Grantor hereunder and to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with the administration and enforcement of this Agreement;

                 (ii) second, at the option of the Administrative Agent, to the payment or other satisfaction of any Liens and other encumbrances upon any of the Collateral;

                 (iii) third, to the payment of all other Obligations then due and payable in accordance with the Loan Agreement and the other Loan Documents;

                 (iv) fourth, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Code in effect in the State of New York or any successor or similar, applicable statutory provision); and

                 (v) fifth, to Grantors, or to the Parent on behalf of the Grantors, or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

             (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent is legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

             SECTION 8.  Indemnity and Expenses.

             (a) The Grantors agree, jointly and severally, to indemnify and hold the Administrative Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, legal fees, costs and expenses) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Administrative Agent's gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction. The administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in- fact selected by it in good faith.

             (b) The Grantors agree to pay to the Administrative Agent upon demand (i) the amount of any and all reasonable costs and expenses, including the reasonable fees, costs and expenses of counsel for the Administrative Agent and of any experts and agents (including, without limitation, any Person which may act as agent of the Administrative Agent), which the Administrative Agent may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, or (B) the custody, preservation, use or operation of, collection from, or other realization upon the Collateral, and
(ii) the amount of any and all costs and expenses, including the reasonable fees, costs and expenses of counsel for the Administrative Agent and of any experts and agents (including, without limitation, any Person which may act as agent of the Administrative Agent), which the Administrative Agent may incur in connection with (A) the sale of, collection from, or other realization upon, any Collateral, (B) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or (C) the failure by a Grantor to perform or observe any of the provisions hereof, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Grantors in respect of the Collateral that the Grantors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

             SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested, or by overnight courier), telecopied or delivered, if to any of the Grantors, at their respective addresses set forth in Part II of Schedule III hereto or to the Parent, on behalf of such Grantor, at its address specified in the Loan Agreement, if to the Administrative Agent, to it at its address specified in the Loan Agreement, or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, and
(iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

             SECTION 10. Parent Appointed Agent. Each Grantor hereby designates and appoints the Parent as an agent for such Grantor, and each Grantor hereby authorizes the Parent, to execute notices, receive notices, receive summons of process and take possession of Collateral on behalf of such Grantor, in each case in accordance with the terms hereof.

             SECTION 11.  Consent to Jurisdiction, Etc.

             (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any document related thereto, or for recognition or enforcement of any judgment, and each of the Grantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Grantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement or any document related thereto in the courts of any jurisdiction.

             (b) Each of the Grantors hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action or proceeding. Each Grantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Grantor, or to the Parent on behalf of such Grantor, at its address specified in Section 9 hereof.

             (c) Each of the Grantors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any documents related thereto in any New York State or federal court. Each of the Grantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             SECTION 12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT (BY ACCEPTING THIS AGREEMENT) IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

             SECTION 13. Joint and Several. All of the obligations of the Grantors hereunder are joint and several. The Administrative Agent may, in its sole and absolute discretion, enforce the provisions hereof against one or more of the Grantors and shall not be required to proceed against all of the Grantors jointly or seek payment from the Grantors ratably. In addition, the Administrative Agent may, in its sole and absolute discretion, select the Collateral of one or more of the Grantors for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors . The release or discharge of any Grantor by the Administrative Agent shall not release or discharge the other Grantors from the obligations of such released or discharged Grantor hereunder.

             SECTION 14. Additional Grantors. Each of the parties hereto hereby agrees that, at the time any Subsidiary of the Parent first becomes a Guarantor after the Closing Date, such Subsidiary shall, upon execution of a Subsidiary Joinder Agreement, become a Grantor for all purposes under this Agreement.

             SECTION 15.  Miscellaneous.

             (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

             (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Administrative Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent to exercise any of its rights under any other Loan Document against such party or against any other Person.

             (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on each Grantor and its successors and assigns and shall inure, together with all rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its rights under this Agreement to any other Person pursuant to the terms of the Loan Agreement and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Administrative Agent shall mean the assignee of the Administrative Agent. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent, and any such assignment or transfer shall be null and void.

             (e) (i)      Upon any sale or other disposition of any Collateral
permitted by the Loan Agreement, (A) the security interest created hereby in such Collateral shall terminate and all rights to such Collateral shall revert to the Grantors, and (B) the Administrative Agent will, upon the Grantors' request and at the Grantors' joint and several expense, promptly (x) return to the Parent on behalf of the Grantors the Grantors' Collateral to be sold or disposed of and (y) execute and deliver to any of the Grantors, without any recourse, representation or warranty whatsoever, such documents as the Grantors shall reasonably request to evidence such termination.

                 (ii) Upon the satisfaction in full of the Obligations, (A) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (B) the Administrative Agent will, upon the Grantors' request and at the Grantors' joint and several expense, (x) return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (y) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

             (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT APPLYING ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR

COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

             (g) The section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

             (h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

             IN WITNESS WHEREOF, the Grantors have caused this Agreement to be executed and delivered by their respective officer thereunto duly authorized, as of the date first above written.

                              GRANTORS:

                              MCGHAN MEDICAL CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:


                              INAMED JAPAN, INC.

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              INAMED INTERNATIONAL CORP.

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:


                              BIOENTERICS CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              BIODERMIS CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              BIOPLEXUS CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              INAMED DEVELOPMENT COMPANY

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              CUI CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              FLOWMATRIX CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              MEDISYN TECHNOLOGIES CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE I

                                   TRADEMARKS
                                      AND
                               TRADEMARK LICENSES

                                  SCHEDULE II

                          PATENTS AND PATENT LICENSES

                                  SCHEDULE III

                                   ADDRESSES


I.       Locations of Equipment and Inventory





II.      Chief Place of Business, Chief Executive Office and Location of Records

                                  SCHEDULE IV

                                    ACCOUNTS


Bank Name and Address     Account Number        Type of Account
---------------------     --------------        ---------------



                                   SCHEDULE V

                                  TRADE NAMES

                                  SCHEDULE VI

                                  OTHER LIENS

                                  SCHEDULE VII

                           UCC-1 FINANCING STATEMENTS

                                                                       EXHIBIT A

                            ASSIGNMENT FOR SECURITY

                                  (TRADEMARKS)

             WHEREAS, [____________] (the "Assignor") has adopted, used and is using the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks");

             WHEREAS, the Assignor has entered into a Security Agreement, dated as of September ___, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), in favor of ABLECO FINANCE LLC, as Administrative Agent on behalf of the Lenders (as defined in the Security Agreement) (the "Assignee");

             WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest in all right, title and interest of the Assignor in, to and under the Trademarks together with the good-will of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of past, present or future infringements and other violations thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

             The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

             IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __,
_____.

                                      [ASSIGNOR]

                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------

STATE OF NEW YORK
                 ss.:
COUNTY OF NEW YORK

             On this ____ day of _______________, ____, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _____________, a ______________ corporation, and that he executed the foregoing instrument in the firm name of such corporation, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.



                                      --------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                   (TRADEMARK REGISTRATIONS AND APPLICATIONS)

                                                                       EXHIBIT B
                            ASSIGNMENT FOR SECURITY

                                   (PATENTS)

             WHEREAS, [____________] (the "Assignor") holds all right, title and interest in, or is otherwise using or has rights to, the patents, industrial design registrations, and applications for patents and industrial design registrations listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents");

             WHEREAS, the Assignor, has entered into a Security Agreement, dated as of September ___, 1999 (as amended, restated, supplemented or otherwise modified, the "Security Agreement"), in favor of ABLECO FINANCE LLC, as Administrative Agent on behalf of the Lenders (as defined in the Security Agreement) (the "Assignee");

             WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest and mortgage in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of past, present or future infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

             NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee a security interest and mortgage in the Collateral to secure the prompt payment, performance and observance of the Obligations.

             The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

             IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of __________ __,
____.


                                      [ASSIGNOR]

                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------

STATE OF NEW YORK
                 ss.:
COUNTY OF NEW YORK


             On this ____ day of _______________, _____, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _____________, a [_________] corporation, and that he executed the foregoing instrument in the firm name of such corporation, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.



                                           ---------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                       (PATENTS AND PATENT APPLICATIONS)

                                   EXHIBIT L

       CERTAIN TERMS AND CONDITIONS OF ROLLOVER NOTES/EXCHANGE SECURITIES


Borrower/Issuer:          INAMED Corporation (the "Company").

Amount:                   Aggregate principal amount of Bridge Notes outstanding on the Exchange Date.

Ranking:                  Senior secured, pari passu with other senior indebtedness of the Company.

Maturity:                 Seventh anniversary of the Exchange Date.

Interest:                 15% per annum, payable semi-annually, 12% per annum in cash, 3% per annum to be capitalized and added to
                          principal, as    set forth in Exhibit B-2.

Use of Proceeds:          Refinancing of aggregate principal amount of Bridge Notes outstanding on the Exchange Date.

Guaranties:               Unconditional guaranties on a senior secured basis and in the form of Exhibit I or, in the event of the execution and delivery of an Exchange Indenture, in customary form consistent in all material respects with Exhibit I, from all existing and future domestic subsidiaries of the Company and, to the extent that any such guaranty would not cause adverse tax consequences to the Company, all existing and future foreign subsidiaries of the Company, including in each case, after the consummation of the Merger, Collagen and its subsidiaries.

Security:                 Same as for the Bridge Notes.

Voluntary Redemption:     As provided in Section 2.05(a)(ii).

Mandatory Redemption:     (i) Change of Control.  Upon the occurrence of a Change of Control, each holder of Rollover Notes or
                          Exchange Securities, as the case may be, will have the right to require the Company to repurchase such holder's Rollover Notes or Exchange Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

                          (ii) Excess Proceeds from Asset Sales.  Upon the accumulation by the Company of at least $5 million of excess net proceeds from asset sales (such concepts to be defined in a manner reasonably acceptable to the
                          Required Lenders and customary for senior notes issued in the United States high-yield debt market), each holder of Rollover Notes or Exchange Securities, as the case may be, will have the right to require the
                          Company to apply such excess proceeds to repurchase such holder's Rollover Notes or Exchange Securities, ratably with such securities of other tendering holders, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

Representations and       Representations and warranties comparable to those set forth
  Warranties:             in Section 4.01.

Financial Covenants:      (i) Consolidated EBITDA.  So long as any Rollover Note or Exchange Security, as the case may be, is held by any Affiliate of Cerberus Capital Management, L.P., Consolidated EBITDA of the Parent and its
                          Subsidiaries for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during the period from the Exchange Date through the Maturity Date shall not be less than
                          $35,000,000.

                          (ii) Leverage Ratio.  So long as any Rollover Note or Exchange Security, as the case may be, is held by an
                          Affiliate of Cerberus Capital Management, L.P., the ratio of (i) Indebtedness of the Parent and its
                          Subsidiaries on the last day of any fiscal quarter ending during the period from the Exchange Date through the Maturity Date to (ii) Consolidated EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter shall not be more than 4.6 to 1.

Other Covenants:          Covenants customary for senior secured notes issued in the United States high- yield debt market, including, but not limited to, covenants concerning:

                              payment of notes
                              maintenance of office or agency
                              waiver of stay, extension or usury laws
                              maintenance of existence
                              reporting requirements
                              compliance with law
                              maintenance of insurance and properties
                              payment of taxes and claims
                              limitation on transactions with affiliates

                              limitations on dividends, repurchases and redemptions of equity securities, prepayments of subordinated debt and other restricted payments
                              limitations on indebtedness (provided that any restriction on the incurrence of indebtedness shall permit, in addition to other customary types of permitted indebtedness, a secured debt basket of $25 million at any one time outstanding on terms reasonably acceptable to the holders of at least 66 2/3% in aggregate principal amount of the Rollover Notes or Exchange Securities, as the case may be)
                              limitations on issuances of guaranties by subsidiaries
                              limitations on issuance and sale of capital stock of subsidiaries limitations on liens (provided that liens in favor of third parties on property consisting of collateral securing the Rollover Notes or the Exchange Securities, as the case may be, shall be permitted to the extent such liens secure customary categories of permitted secured debt, are limited to specific items of property and are subject to customary intercreditor arrangements, including arrangements pursuant to which such liens are senior to the liens on such collateral securing the Rollover Notes or Exchange Securities, all on terms reasonably acceptable to holders of at least 66 2/3% in aggregate principal amount of such securities)
                              limitations on sale-leaseback transactions
                              limitations on investments
                              limitations on assets sales
                              limitations on mergers and other fundamental changes limitations on conduct of business limitations on payment restrictions affecting subsidiaries.

Events of Default:        As set forth in Section 6.01 of the Loan Agreement as in effect immediately prior to the Exchange, except that (i) a Change of Control shall not constitute an Event of Default, (ii) an Event of Default shall occur by reason of the non-compliance by the Company with the Consolidated EBITDA covenant or the Leverage
                          Ratio covenant described above only if 10 business days shall have elapsed and such Event of Default shall not have been waived by the holders of at least 66 2/3% in aggregate principal amount of the Rollover
                          Notes or the Exchange Securities, as the case may be, (iii) defaults under subsections (a) through (d) of
                          Section 6.01 shall be modified to conform to comparable payment and covenant default provisions customary for senior notes issued in the Untied States high-yield debt market, (iv) the "cross default" provisions of Section 6.01(e) shall be changed to provisions, customary for senior notes issued in the United States high-yield debt market, providing for a "cross default"

                          to material payment defaults on other material Indebtedness of the Parent or any of its Subsidiaries and a
                          "cross acceleration" to other defaults on such Indebtedness, and (v) the provisions of Section 6.01 with respect to acceleration shall be replaced with a provision to the effect that if an Event of Default
                          (other than an Event of Default specified in Section 6.01(f)) occurs and is continuing, the holders of not less than 25% in principal amount of the outstanding Rollover Notes or the Exchange Securities, as the
                          case may be, or the trustee for such holders declare the principal of all the Rollover Notes or the
                          Exchange Securities, as the case may be, to be due and payable.

                                   EXHIBIT M

                                    WARRANT


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 1, 2000.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES ACCOUNT AGREEMENT DATED AS OF SEPTEMBER 1, 1999. IN NO EVENT SHALL THIS WARRANT BE EXERCISABLE ON OR PRIOR TO JUNE 1, 2000, AS PROVIDED IN SECTION 2.1 HEREOF.


                               INAMED CORPORATION

                        COMMON STOCK PURCHASE WARRANT
No. W-__                                                September 1, 1999


                         Void after September 1, 2004        Warrant to Purchase
                                                          Shares of Common Stock

          INAMED CORPORATION, a Delaware corporation (the "Company"), for value received, hereby certifies that ____________________ or its registered assigns (the "Holder"), is entitled to purchase from the Company duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at a purchase price per share equal to the Exercise Price, at any time or from time to time on or after June 1, 2000 but prior to 5:00 P.M., New York City time, on September 1, 2004 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

             This Warrant is one of the Common Stock Purchase Warrants (the "Warrant" and, collectively, the "Warrants," such terms to include any such warrants issued in substitution therefor) referred to and issued under that certain Loan Agreement, dated as of September 1, 1999, between the Company, INAMED Acquisition Corporation, the lenders party thereto and Ableco Finance LLC, as Administrative Agent (the "Loan Agreement"). The Warrant originally so issued evidences the right to purchase up to the number of shares of Common Stock that on and as of June 1, 2000 shall equal ___ percent (__%)(1) of the issued and outstanding shares of Common Stock on a Fully-Diluted Basis (the "Initial Number of Shares"), determined as set forth below and subject to certain adjustments as provided herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Loan Agreement.

             1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

             "Additional Shares of Common Stock" shall mean (without duplication) all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

             (a) (i) shares issued upon the exercise of this Warrant or any other Warrant issued in connection with the Loan Agreement and (ii) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the provisions of such Warrants as in effect on the date hereof;

             (b) (i) shares (not to exceed 1,000,000 shares as constituted on the date hereof) issued upon the exercise of options granted or to be granted after June 1, 2000 under the Company's stock option plans as in effect on the date hereof or under any other employee stock option or purchase plan or plans adopted or assumed after such date by the Company's Board of Directors; provided in each such case that the exercise or purchase price for any such share shall not be less than 85% of the then-applicable Market Price (determined in good faith by the Company's Board of Directors) of the Common Stock on the date of grant, and (ii) such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock; and

             (c) shares issued or deemed to be issued prior to the Cut-off Date, provided that the Company has complied with Section 7A in respect of such issuance.

             "Applicable Number of Shares" shall mean at any date of determination a number of shares of Common Stock equal to the difference between (a) the Initial Number of Shares, less (b) the number of shares of Common Stock which were issued pursuant to the exercise of this



--------------------
(1)     Total percentage issuable under all Warrants will be 10%.

Warrant, as determined immediately prior to such date (as such numbers shall be adjusted to give effect to any stock splits or combinations, or any dividends paid or payable in shares of Common Stock, after the issuance of such shares).

             "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

             "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

             "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

             "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

             "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

             "Cut-off Date" shall mean May 10, 2000.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

             "Exercise Price" shall mean the average of the daily Market Price during the 10 consecutive trading days prior to June 1, 2000, as adjusted as provided herein.

             "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

             "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration

Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

             "Fully-Diluted Basis" shall mean, without duplication, (a) all shares of Common Stock issued and outstanding at the date of determination, (b) all shares of Common Stock issuable, as of the date of determination, upon the exercise of this Warrant and any other option, Warrant or similar right outstanding at the time of determination, whether or not presently exercisable, and (c) all shares of Common Stock issuable, as of the date of determination, upon the exercise of any conversion or exchange right contained in any security convertible into or exchangeable for Shares of Common Stock.

             "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

             "Initial Number of Shares" shall have the meaning assigned to it in the introduction to this Warrant.

             "Loan Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

             "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

             "NASD" shall mean the National Association of Securities Dealers, Inc.

             "Notice" shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

             "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities.

             "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

             "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

             "Purchase Price" shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

             "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of June 1, 2000.

             "Restricted Securities" shall mean (a) any Warrants bearing the applicable legend set forth in Section 9.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

             "Securities Account Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

             "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

             "Warrant or Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

             2.  Exercise of Warrant

             2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, (if in part, then for a minimum aggregate purchase price of $1,000,000, unless exercised for all shares of Common Stock then issuable hereunder) at any time or from time to time on or after June 1, 2000 but prior to the Expiration Date, for a number of shares of Common Stock not greater than the then-Applicable Number of Shares determined as of the date of exercise, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the "Notice") attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder, which Notice shall specify the number of shares of Common Stock to be issued to such Holder and accompanied by payment of the applicable purchase price (the "Purchase Price") in an amount equal to the product of (i) the Exercise Price and (ii) the number of shares of Common Stock to be issued.

             (b) Payment of the Purchase Price may be made in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company.

             2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected as of the later to occur of (a) receipt of payment of the Purchase Price and (b) immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1, and at such time of effectiveness the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

             2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10, as the Holder may direct, a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Exercise Price per share on the date of Warrant exercise.

             In case any such exercise is for less than all of the then-Applicable Number of Shares as of the date of exercise purchasable under this Warrant, this Warrant or a new Warrant or Warrants of like tenor, shall be returned to the Holder, noting the number of shares of Common Stock issued hereunder to date.

             The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any certificates for shares of Common stock in a name other than that of the Holder, and the Company shall not be required to issue or deliver such Warrant or shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             3. Adjustment of Common Stock Issuable Upon Exercise; Adjustment of Exercise Price.

             3.1. Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

             3.2.    Adjustment of Exercise Price.

             3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4) without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issue or sale, then, and in each such case (other than issuances pursuant to this Section 3.2.1 consented to in advance by a majority of the Holders), subject to Section 3.8, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction

             (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Market Price, and

             (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided, however, that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

             3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after June 1, 2000 shall declare, order, pay or make a dividend (excluding dividends consented to in advance by the majority of the Holders) or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, subject to Section 3.8, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction

             (x) the numerator of which shall be the Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex- dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

             (y)     the denominator of which shall be such Market Price.

             3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, or the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

             (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

             (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

             (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                     (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                     (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

             (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

             (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

             3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after June 1, 2000 shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

             3.5.    Computation of Consideration.  For the purposes of this
Section 3,

             (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                     (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,


                     (ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                     (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

             (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                     (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                     (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

             (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits and similar corporate events shall be deemed to have been issued for no consideration.

             3.6. Adjustments for Combinations, etc. If, at any time after June 1, 2000, the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

             3.7. Dilution in Case of Other Securities. If, at any time after June 1, 2000, any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this
Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this
Section 3 with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

             3.8. De Minimis Adjustments. If the amount of any adjustment of the Exercise Price per share required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Exercise Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Exercise Price of at least one tenth (1/10) of one percent (1%) of such Exercise Price. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

             3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Exercise Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Exercise Price by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

             4.      Consolidation, Merger, Etc.

             4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the Cut-off Date (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person and shall thereafter distribute any material portion of the proceeds of such transaction to its shareholders generally, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification of the Common Stock resulting in the issuance of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect immediately prior to the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant for all of the then-Applicable Number of Shares immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

             4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Loan Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant),
(b) the obligations of the Company under the Registration Rights Agreement and
(c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this
Section 4, the Holder may be entitled to receive and such Person shall have similarly delivered to the Holder an opinion of counsel for such person, which counsel shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant thereto. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Loan Agreement.

             5. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not, in the reasonable judgment of the Board of Directors, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall, in good faith, make an adjustment in the application of such provisions, in accordance with the essential intent and principles hereof, so as to preserve, without dilution, the purchase rights represented by this Warrant.

             6. No Dilution or Impairment The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not amend or modify any provision of the Certificate of Incorporation or by-laws of the Company in any manner that would adversely affect in any way the rights or powers of the Holder of this Warrant in its capacity as such.

             7.      Notices of Corporate Action.  In the event of:

             (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

             (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

             (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. In the case of any action covered by clause (a) above, such notice shall be mailed by the Company at least 10 days prior to the date on which such record is to be taken, and, in the case of any action covered by clause (b) or
(c) above, such notice shall be mailed by the Company at least 20 days prior to the date or expected date on which such action is to take place.

             7A.     Public Disclosure.  On or prior to the Cut-off Date, the
existence of the Warrants and the material economic terms thereof shall be publicly disclosed by the Company. In addition, the material economic terms of any issuances of Common Stock (including deemed issuances pursuant to Section
3.3 or 3.4) between the date hereof and the Cut-off Date, either without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issuance, shall be publicly disclosed not later than the Cut-off Date. The Company shall not issue any Common Stock (including deemed issuances pursuant to Section 3.3 or 3.4) at a price below the then-applicable Market Price between the Cut-off Date and June 1, 2000, other than pursuant to (i) the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock, (ii) the conversion of any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into shares of Common Stock, or (iii) other transactions requiring the issuance of Common Stock by the Company, in each case where such issuance of Common Stock is not initiated by the Company.

             8. Listing of Common Stock. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on the principal such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

             9.      Restrictions on Transfer.

             9.1.  Restrictive Legends.  Except as otherwise permitted by this
Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

             "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT."

             "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 1, 2000."

Except as otherwise permitted by this Section 9, during the term of the Securities Account Agreement, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

             "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN SECURITIES ACCOUNT AGREEMENT DATED AS OF SEPTEMBER 1, 1999. IN NO EVENT SHALL THIS WARRANT BE EXERCISABLE ON OR PRIOR TO JUNE 1, 2000."

Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

             "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT

         BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE
         REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.   SUCH SECURITIES
         MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN COMMON STOCK PURCHASE WARRANT ISSUED BY INAMED CORPORATION. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF INAMED CORPORATION OR AT THE OFFICE OR AGENCY MAINTAINED BY INAMED CORPORATION AS PROVIDED IN SUCH WARRANT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

             "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 1, 2000."

             9.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof. Prior to effecting any such sale, assignment, pledge, hypothecation, encumbrance, transfer or disposition, the Holder shall deliver to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act and is otherwise in compliance with the Securities Act and any applicable state securities or Blue Sky laws.

             9.3. Termination of Restrictions. The restrictions imposed by this Section 9 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1.

             10. Reservation of Stock, Etc.. The Company shall at all times from and after June 1, 2000, reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced and not required to be returned to the Holder pursuant hereto shall be canceled. Subsequent to the Expiration Date, no shares of Common Stock need be reserved in respect of any unexercised Warrant.

             11.     Registration and Transfer of Warrant, Etc.

             11.1. Warrant Register; Ownership of Warrant. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes.
Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

             11.2. Transfer of Warrant. Subject to compliance with Section 9, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for a number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

             11.3. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity bond in such reasonable amount as the Company may determine, or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may from time to time prescribe by giving notice thereof to the Holder.

             11.4. Fractional Shares. Notwithstanding any provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Exercise Price of a share of Common Stock on the date of Warrant exercise.

             12. Remedies; Specific Performancee. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

             13. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

             14. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at 1120 Avenue of the Americas, 4th Floor, New York, NY 10036, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or
(b) if to the Holder, at its address as it appears in the Warrant Register.

             All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

             15. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

             16. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and
(6) provisions apply to successive events and transactions.

             17. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof, except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

             18. Judicial Proceedings. Any legal action, suit or proceeding brought against either the Company or the Holder with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company and the Holder hereby irrevocably and unconditionally waive any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court.
The Company and Holder hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 14, such service to become effective 5 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

             19. Waiver of Jury Trial. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING,

WHETHER AT LAW OR EQUITY, BROUGHT BY IT OR THE HOLDER IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             20. Registration Rights Agreement The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a holder of such Registrable Securities.

             21. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, September 1, 2004.


                                  INAMED CORPORATION

                                  By:
                                      --------------------------------
                                      Name:
                                      Title:

                                        EXHIBIT A to
                                        Common Stock Purchase Warrant



                                    FORM OF
                          ELECTION TO PURCHASE SHARES

             The undersigned hereby irrevocably elects to exercise the Warrant to purchase ________ shares of Common Stock, par value $______ per share ("Common Stock"), of INAMED CORPORATION and hereby makes payment of $_________ therefor in accordance with the terms of the Common Stock Purchase Warrant against delivery of stock certificates representing such shares. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                    (NAME)

--------------------------------------------------------------------------------
                        (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                    (NAME)

--------------------------------------------------------------------------------
                        (ADDRESS, INCLUDING ZIP CODE)

             If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the total number of Shares then covered by the Warrant, the undersigned requests that this Warrant, which shall note the number of shares of Common Stock issued to date, be delivered to the holder as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                               (NAME OF HOLDER)

--------------------------------------------------------------------------------
                        (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                               (NAME OF HOLDER)

--------------------------------------------------------------------------------
                        (ADDRESS, INCLUDING ZIP CODE)

Dated:              , 19
       -------------    --
                                      NAME OF HOLDER(2)

                                      By
                                        ---------------------------
                                        Name:
                                        Title:

--------------------

(2) Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

                                        EXHIBIT B to
                                        Common Stock Purchase Warrant

                               FORM OF ASSIGNMENT

             FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $_____ per share ("Common Stock"), of INAMED CORPORATION represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


 Name of Assignee                    Address
Number of Shares





and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of INAMED CORPORATION maintained for that purpose, with full power of substitution in the premises.

Dated:                , 19                     NAME OF HOLDER(3)
       ---------------    --


                                      By
                                        ------------------------
                                        Name:
                                        Title:





--------------------

(3) Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant

                                   EXHIBIT N

                      EQUITY REGISTRATION RIGHTS AGREEMENT

                      EQUITY REGISTRATION RIGHTS AGREEMENT

                                  by and among

                               INAMED CORPORATION

                                      and

                        THE INITIAL HOLDERS SPECIFIED ON
                           THE SIGNATURE PAGES HEREOF

                            Dated as of June 1, 2000

                              TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Registration Under the Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         2.1   Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.2   Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.3   Shelf Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5   Underwritten Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6   Exercises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7   Postponements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

3.   Holdback Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.1   Restrictions on Sale by Holders of Registrable Securities  . . . . . . . . . . . . . . . . . . . .  12
         3.2   Restrictions on Sale by Company and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

4.   Registration Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         4.1   Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.2   Seller Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.3   Notice to Discontinue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.   Indemnification; Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         5.1   Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2   Indemnification by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.3   Conduct of Indemnification Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.4   Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

6.   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         6.1   Adjustments Affecting Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.2   Registration Rights to Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.3   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.4   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.5   Successors and Assign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.6   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.7   Descriptive Headings, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.8   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.9   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.10   Remedies; Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.11   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         6.12   Nominees for Beneficial Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.13   Consent to Jurisdiction; Waiver of Jury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.13   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.14   No Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.15   Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         EQUITY REGISTRATION RIGHTS AGREEMENT (this or the "Agreement") dated as of June 1, 2000, by and among Inamed Corporation, a Delaware corporation (the "Company"), and the Initial Holders specified on the signature pages to this Agreement.

                             W I T N E S S E T H :

         WHEREAS, the Company and INAMED Acquisition Corporation, a Delaware corporation, (the "Inamed Acquisition," and together with the Company each a "Borrower" and collectively, the "Borrowers"), the lenders (the "Lenders") specified on the signature pages to the Loan Agreement (as defined below) and Ableco Finance LLC, as administrative agent for such Lenders (in such capacity, together with its successors in such capacity (the "Administrative Agent"), have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155 million (the "Loan").

         WHEREAS, in order to induce the Lenders to enter into the Loan Agreement, the Company is issuing and delivering to the Lenders or their nominees or assigns (the "Initial Holders") warrants (the "Warrants") to purchase Common Shares (the Common Shares issued or issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares"), and the Company has further agreed to provide certain registration rights in respect of the Registrable Securities (as defined below) on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and in order to induce the Lenders and the Administrative Agent to enter into the Loan Agreement and the Lenders to make and maintain the Loan pursuant to the Loan Agreement, the Company hereby agrees with the Initial Holders as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Administrative Agent" shall have the meaning set forth in the recitals hereto.

         "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

         "Blackout Period" shall have the meaning set forth in Section 2.7.

         "Borrowers" shall have the meaning set forth in the recitals hereto.

         "Common Shares" shall mean shares of common stock, par value $.01 per share, of the Company.

         "Company" shall have the meaning set forth in the recitals hereto.





                                  -1-       EQUITY REGISTRATION RIGHTS AGREEMENT

         "Demand Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

         "Demand Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Holders" shall mean each of the Initial Holders for so long as it owns any Warrants or Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Warrants or Registrable Securities) who acquire or are otherwise the transferee of Warrants or Registrable Securities, directly or indirectly, from such Initial Holder (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Warrants or Registrable Securities.

         "Holders' Counsel" shall mean one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration, by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) in all other cases, by the Majority Holders of the Registration.

         "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

         "Incidental Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Initial Holders" shall have the meaning set forth in the recitals hereto.

         "Initiating Holders" shall mean, with respect to a particular registration, the Holders who initiated the Request for such registration.

         "Inspectors" shall have the meaning set forth in Section 4.1(g).

         "Lenders" shall have the meaning set forth in the recitals hereto.

         "Loan" shall have the meaning set forth in the recitals hereto.





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         "Loan Agreement" shall have the meaning set forth in the recitals hereto.

         "Majority Holders" shall mean one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities then issued and outstanding or issuable upon exercise of Warrants.

         "Majority Holders of the Registration" shall mean, with respect to a particular registration, one or more Holders of Registrable Securities who hold (or will hold upon exercise of Warrants) a majority of the Registrable Securities to be included in such registration.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

         "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Registrable Securities" shall mean (i) any Warrant Shares issued or issuable upon exercise of the Warrants, and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are saleable pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

         "Registration Expenses" shall mean any and all reasonable out of pocket expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with





                                  -3-       EQUITY REGISTRATION RIGHTS AGREEMENT
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compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all printers' fees and costs incurred in printing, distributing, mailing and delivering any Registration Statement, any Prospectus and any other document relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the reasonable fees and disbursements of Holders' Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.2 or Section 2.7 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

         "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Request" shall have the meaning set forth in Section 2.1(a).

         "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Shelf Registration" shall have the meaning set forth in Section
2.1(a).

         "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.





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         "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

         "Warrant Shares" shall mean the Common Shares or other securities issued or issuable upon the exercise of the Warrants.

         "Withdrawn Demand Registration" shall have the meaning set forth in
Section 2.1(a).

         "Withdrawn Request" shall have the meaning set forth in Section
2.1(a).

2.       Registration Under the Securities Act.

         2.1 Demand Registration.

         (a) Right to Demand Registration. Subject to Section 2.1(c), at any time or from time to time after release of this Agreement from the Escrow Account (as defined in the Loan Agreement) the Majority Holders shall have the right to request in writing that the Company register all or part of such Holders' Registrable Securities (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than 10 days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders of Warrants and Registrable Securities. Subject to Section 2.1(b), the Company shall include in a Demand Registration
(i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within 20 days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, use commercially reasonable efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

             A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Holders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Holders of the Registration (a "Withdrawn Demand Registration"), and such





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withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided; however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a material adverse change in the business, financial condition or prospects of the Company, or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 40% of the Registrable Securities to be included in such Registration Statement, or (C) because of a postponement of such registration pursuant to Section 2.7, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the permitted number of Demand Registrations), and the Company shall pay all Registration Expenses in connection therewith; provided, further, that the Majority Holders of the Registration shall be entitled to only one Withdrawn Request or Withdrawn Registration pursuant to clause (B) above. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion.

             The registration rights granted pursuant to the provisions of this
Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

         (b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), and the Request is not thereafter withdrawn, the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them. In the event the Company shall not, by virtue of this Section 2.1(b), include in any Demand Registration all of the Registrable Securities of any Holder requested to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, further reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, that it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.





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         (c) Limitations on Registrations.  The rights of Holders of
Registrable Securities to request Demand Registrations pursuant to Section 2.1(a) are subject to the limitation that in no event shall the Company be required to effect more than one Demand Registration; provided, however, that such number of Demand Registrations shall be increased, on one occasion only, by one Demand Registration to the extent that the sole or lead managing underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 40% of the Registrable Securities to be included in such Demand Registration, and such Demand Registration is not thereafter withdrawn pursuant to Section 2.1(a).

         (d) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, subject to the approval of the Company (such approval not to be unreasonably withheld).

         (e) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

         (f) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied (other than by the sole reason of any breach or failure by the Holders of Registrable Securities) and are not otherwise waived.

         (g) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is 90 days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Holders shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not,





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without the consent of the Majority Holders of the Registration, file a registration statement pertaining to any other equity securities of the Company.

         (h) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be reasonably selected by the Company and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. With the approval of the Company (not to be unreasonably withheld), the Company shall include in any such Registration Statement all information which any selling Holder, upon advice of counsel, shall reasonably request.

         2.2 Incidental Registration.

             (a) Right to Include Registrable Securities. If the Company at any time or from time to time proposes to register any of its equity securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section
2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Holder made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

             If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such





                                  -8-       EQUITY REGISTRATION RIGHTS AGREEMENT
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determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under
Section 2.1 and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.2 which the Company is obligated to effect.

             The registration rights granted pursuant to the provisions of this
Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

             (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities requested to be included in such registration by any Persons initiating such registration (other than an Affiliate of the Company), (B) second, the Registrable Securities requested to be included in such registration by the Holders and any other Persons (not including Affiliates of the Company), allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, and (C) third, the securities that the Company proposes to register for the account of it and its Affiliates, provided, however, that in the event the Company will not, by virtue of this Section 2.2(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such





                                  -9-       EQUITY REGISTRATION RIGHTS AGREEMENT
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registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

         2.3 Shelf Registration.

             (a)     Shelf Registration.  If a request made pursuant to Section
2.1 is for a Shelf Registration, the Company shall use commercially reasonable efforts to keep the Shelf Registration continuously effective through the earlier of (a) the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) and (b) two years from the effective date of the Registration Statement in connection with such Shelf Registration; provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (i) an opinion, in form and substance satisfactory to the Majority Holders of the Registration, of counsel for the Company satisfactory to the Majority Holders of the Registration stating that such Registrable Securities are freely saleable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.

         2.4 Expenses. Except as provided herein, the Company shall pay all Registration Expenses in connection with any Demand Registration or Incidental Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a). Each Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Holder's Registrable Securities pursuant to any registration pursuant to this Section 2. Each Holder shall pay all stock transfer taxes applicable to the shares registered by the Holders and all fees and disbursements of counsel for the Holders retained by them.

         2.5 Underwritten Offerings.

             (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and each Holder of Registrable Securities participating in such offering and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in
Section 5.

             (b) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an





                                  -10-      EQUITY REGISTRATION RIGHTS AGREEMENT
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Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or (in the case of an Incidental Registration) the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

             (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

             2.6 Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of Warrants to be included in any registration pursuant to Section 2 hereof, the exercise of such Warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

             2.7     Postponements.

             (a) The Company shall be entitled to postpone a Demand Registration and to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company, or (ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time provided, however, that the Company may delay a Demand Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed 120 days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"). There shall not be more than one Blackout Period in any 12 month period. The Company shall promptly notify the Holders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 2.7(a) and shall include an undertaking by the Company to promptly notify the Holders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. In making any such determination to





                                  -11-      EQUITY REGISTRATION RIGHTS AGREEMENT
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initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company's sole responsibility. Each Holder shall treat all notices received from the Company pursuant to this Section 2.7(a) in the strictest confidence and shall not disseminate such information. If the Company shall postpone the filing of a Demand Registration Statement pursuant to this Section 2.7(a), the Majority Holders of Registrable Securities who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to Section 2.1 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

             (b) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect a Demand Registration during the period commencing with the date of the filing by the Company of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company.

3.       Holdback Arrangements.

         3.1 Restrictions on Sale by Holders of Registrable Securities. Each Holder of Registrable Securities hereby agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of, including sales pursuant to Rule 144 (other than Rule 144(k)), any Registrable Securities or any other equity security of the Company, or any securities convertible into or exchangeable or exercisable for any equity security of the Company, during the seven days prior to and the 90-day period beginning on the effective date of the applicable Registration Statement, unless the sole or lead Managing Underwriter in such Underwritten Offering otherwise agree.

         3.2 Restrictions on Sale by the Company and Others. The Company agrees that (i) if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company's equity securities, or any security convertible into or exchangeable or exercisable for any equity security of the Company, during the seven days prior to and the 90-day period beginning on the effective date of any applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), unless the sole or lead Managing Underwriter in such Underwritten Offering otherwise agree, and
(ii) it will use commercially reasonable efforts to cause each Affiliate that holds 5% or more of the Company's equity securities, or any securities convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree.





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4.       Registration Procedures.

         4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, use commercially reasonable efforts to:

             (a) prepare and file with the SEC (promptly, and in any event within 60 days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use commercially reasonable efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.2, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement, other than a Registration Statement or Prospectus with such changes or insertions as are required by Rule 430A under the Securities Act or permitted by Rule 424(b) under the Securities Act ) to be filed with the SEC which documents shall be subject to the review and comment of Holders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder's Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

             (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, however, that except with respect to any Shelf Registration, such period need not extend beyond 90 calendar days after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

             (c) furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such reasonable number of copies of such Registration Statement, each amendment and





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supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

             (d) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

             (e) use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

             (f) notify Holders' Counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event of





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which the Company becomes aware, which results in (A) the Registration
Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that
(1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

             (g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the reasonable opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

             (h) use commercially reasonable efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such





                                  -15-      EQUITY REGISTRATION RIGHTS AGREEMENT
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matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter);

             (i) provide or maintain a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

             (j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

             (k) if so requested by the Majority Holders of the Registration, use commercially reasonable efforts to cause all such Registrable Securities to be (i) duly included for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") or listed on the principal national securities exchange on which the Company's similar securities are then listed, if applicable, or (ii) if securities of the Company are not at the time included on the Nasdaq National Market or listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company's securities are then listed), on the National Nasdaq Market or a national securities exchange designated by the Majority Holders of the Registration;

             (l) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

             (m) cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

             (n) cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause





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such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

             (o) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities.

         4.2 Seller Information. The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the Company may from time to time reasonably request in writing; provided, however, that such information shall be used only in connection with such registration.

         4.3 Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of a Blackout Notice or any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

5.       Indemnification; Contribution.

         5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates, advisers and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant





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to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company by a Holder, Underwriter or other indemnified person hereunder expressly for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

         5.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other selling Holder, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such selling Holder or Underwriter (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by a Holder, Underwriter or other indemnified person hereunder expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on





                                  -18-      EQUITY REGISTRATION RIGHTS AGREEMENT
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behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter.

         5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and
(ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party promptly, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and, in opinion of counsel, there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. It is understood that in connection with the foregoing, the indemnifying party shall not be liable for the expenses of more than one separate counsel. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party of parties shall not be liable for any fees and expenses of counsel of the indemnified parties incurred thereafter in connection with such action or proceeding, except as otherwise expressly provided herein.





                                  -19-      EQUITY REGISTRATION RIGHTS AGREEMENT
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         5.4 Contribution.  If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of each such indemnifying party as well as any other relevant equitable considerations.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             For purposes of this Section 5.4, each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

6.       General.

         6.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.





                                  -20-      EQUITY REGISTRATION RIGHTS AGREEMENT
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         6.2 Registration Rights to Others.  Other than (i) as set forth on
Schedule A attached hereto and (ii) registration rights granted to present and former directors and officers that are not in conflict with the provisions hereof, the Company is not currently a party to any agreement with respect to its securities granting registration rights to Persons. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act (not including any such rights which have been previously granted), (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

         6.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders holding more than 50% of the Warrants and Registrable Securities then outstanding; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

         6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

             (i)     If to the Company, to:

                     Inamed Corporation
                     1120 Avenue of the Americas
                     New York, New York  10036
                     Attn: General Counsel
                     Telecopy:  (212) 626-6799
                     Telephone: (212) 626-6800

                     With a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue
                     Los Angeles, California  90071
                     Attn: Michael A. Woronoff
                     Telecopy:  (213) 687-5600





                                  -21-      EQUITY REGISTRATION RIGHTS AGREEMENT

                     Telephone:(213) 687-5000

             (ii)    If to the Initial Holders, to:

                     Ableco Holding LLC
                     450 Park Avenue - 28th Floor
                     New York, New York  10022
                     Telecopy:  (212) 750-5212
                     Telephone: (212) 891-2100

                     With a copy to:

                     Schulte Roth & Zabel LLP
                     900 Third Avenue
                     New York, New York 10022
                     Attn:  Paul E. Weber
                     Telecopy: (212) 593-5955
                     Telephone: (212) 756-2000

             (iii) If to any subsequent Holder, to the address of such Person set forth in the records of the Company.

             All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

         6.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Warrants or Registrable Securities). Any Holder may assign to any permitted (as determined under the Warrant) transferee of its Warrants or Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Warrants or Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall,
for all purposes, be deemed a Holder under this Agreement).   If the Company
shall so request any heir, successor or permitted assign (including any permitted transferee) wishing to avail itself of the benefits of this Agreement shall agree in writing to acquire and hold the Registerable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all





                                  -22-      EQUITY REGISTRATION RIGHTS AGREEMENT
of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder or by the Company without the consent of the other parties hereto.

         6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

         6.7 Descriptive Headings, Etc The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

         6.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof, except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

         6.10 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such





                                  -23-      EQUITY REGISTRATION RIGHTS AGREEMENT
breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

         6.11 Entire Agreement. This Agreement, the Escrow Agreement and the Warrants (collectively, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

         6.12 Nominees for Beneficial Owners. In the event that any Warrants or Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Warrants or Registrable Securities for purposes of any request or other action by any holder or holders of Warrants or Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Warrants or Registrable Securities held by any holder or holders of Warrants or Registrable Securities contemplated by this Agreement. If the beneficial owner of any Warrants or Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Warrants or Registrable Securities.

         6.13 Consent to Jurisdiction; Waiver of Jury. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 6.5 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.





                                  -24-      EQUITY REGISTRATION RIGHTS AGREEMENT

         6.14 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         6.15 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

         6.16 Construction. The Company and the Initial Holders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Holders.





                                  -25-      EQUITY REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

INAMED CORPORATION


By:
        -------------------
        Name:
        Title:



                              INITIAL HOLDERS:
                              ABLECO HOLDING LLC


                              By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                              STYX PARTNERS, L.P.

                              By:     Styx Associates, L.L.C.
                                      its General Partner


                              By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                              U.S. BANCORP INVESTMENTS, INC.


                              By:
                                      ----------------------------------------
                                      Name:
                                      Title:



                              WILLIAM E. SIMON & SONS
                                 SPECIAL SITUATION PARTNERS, L.P.





                                  -26-      Equity Registration Rights Agreement

                              By:     William E. Simon & Sons
                                      Special Situation Partners, LLC,
                                      its General Partner


                                      By:
                                            ------------------------------------
                                            Name:    John E. Klinge
                                            Title:   Authorized Signatory



                              CONTINENTAL CASUALTY COMPANY

                              By:
                                      ------------------------------------
                                      Name:
                                      Title:


                              FOOTHILL PARTNERS III, L.P.


                              By:     The Foothill Group, Inc.,
                                      its General Partner

                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                              THE BROWN & WILLIAMSON MASTER
                              RETIREMENT TRUST

                              By: MacKay-Shields Financial Corporation, its Investment Adviser


                                      By:
                                            ------------------------------------
                                            Name:   Robert A. Nisi
                                            Title:  Director





                                -27-        Equity Registration Rights Agreement

                              MACKAY-SHIELDS DOMESTIC HEDGE FUND, L.P.

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              EA CAYMAN UNIT TRUST-EA/MACKAY HIGH
                              YIELD UNIT TRUST

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director


                              HIGHBRIDGE CAPITAL CORPORATION

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director


                              POLICE OFFICERS PENSION SYSTEM OF THE CITY
                              OF HOUSTON

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director





                                -28-        Equity Registration Rights Agreement

                              THE 1199 HEALTH CARE EMPLOYEES PENSION FUND

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              TEACHERS' RETIREMENT SYSTEM OF LOUISIANA

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              RETIREMENT SYSTEM OF THE CITY OF MEMPHIS

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              MEZZACAPPA CAPITAL PARTNERS, L.P.

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              THE MAINSTAY FUNDS, on behalf of its High Yield Corporate Bond Fund Series





                                -29-        Equity Registration Rights Agreement

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              MACKAY-SHIELD OFFSHORE HEDGE FUND, LTD.

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              MAINSTAY VP SERIES FUND, INC., on behalf of its High Yield Corporate Bond Portfolio

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              EMPLOYEES RETIREMENT FUND OF THE CITY OF
                              FORT WORTH

                              By: Mellon Bank, N.A., solely in its capacity as Trustee for the Employees Retirement Fund of the City of Fort Worth as Directed by MacKay- Shields Financial Corporation, and not in its individual capacity

                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                              ANCHUTZ FOUNDATION





                                -30-        Equity Registration Rights Agreement

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director

                              401K SAVINGS PLAN OF THE CHASE MANHATTAN
                              BANK HIGH YIELD BOND FUND

                              By: MacKay-Shields Financial Corporation, its Investment Adviser

                                      By:
                                            ------------------------------------
                                            Name:    Robert A. Nisi
                                            Title:   Director





                                -31-        Equity Registration Rights Agreement

                                  SCHEDULE A

         RECORD NAME OF WARRANTHOLDER                       $6.50 LOAN WARRANTS            $7.50 ADDITIONAL WARRANTS
         ----------------------------                       -------------------            -------------------------






                                -32-        Equity Registration Rights Agreement

                                   EXHIBIT O

                             CONTRIBUTION AGREEMENT


             CONTRIBUTION AGREEMENT, dated as of September __, 1999 (this "Agreement"), among each of the direct and indirect Subsidiaries of INAMED CORPORATION, a Delaware corporation (the "Parent"), identified on the signature pages hereto as a "Guarantor" (each a "Guarantor" and together with any other entity that becomes a party hereto pursuant to Section 9 hereof, the "Obligors"). As used herein, the term "Contributor" shall mean each of the Guarantors required to make any payment to any other Guarantor pursuant to
Section 2 hereof.

                             W I T N E S S E T H :

             WHEREAS, the Parent, Inamed Acquisition Corporation., a Delaware corporation (the "Purchaser", and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") and Ableco Finance LLC, as administrative agent for the Lenders (the "Administrative Agent") have entered into a Loan Agreement, dated as of September 1, 1999 (such Loan Agreement, as amended or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make a loan to the Borrowers in the principal amount of $155,000,000 (the "Loan");

             WHEREAS, the Borrowers are liable for the repayment of the Loan incurred by them under the Loan Agreement and for the payment of all of their other obligations under the Loan Documents to which they are parties (all of such obligations, the "Obligations");

             WHEREAS, pursuant to the Guaranty, each of the Guarantors has unconditionally and irrevocably agreed to guarantee the Obligations;

             WHEREAS, each of the Guarantors shall obtain benefits from the incurrence of the Obligations;

             WHEREAS, the Obligors wish to enter into this Agreement to effect an equitable sharing of the Obligations; and

             WHEREAS, each Obligor shall be entitled to contributions from the Contributors in the event such Obligor pays more than its Contribution Percentage (as hereinafter defined) of the Obligations;

             NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

             SECTION 2. Right of Contribution. On any date a payment in respect of the Obligations is made, the right of contribution, if any, of each Obligor against each Contributor shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Obligor to be revised and restated as of each such date. At any time that a payment (a "Relevant Payment") is made by an Obligor in respect of the Obligations and results in the aggregate payments made by such Obligor in respect of the Obligations to and including the date of such Relevant Payment exceeding such Obligor's Contribution Percentage of the aggregate payments made by all Obligors in respect of the Obligations to and including such date (such excess, the "Aggregate Excess Amount"), each such Obligor shall have a right of contribution against each Contributor who has made payments in respect of the Obligations to and including such date in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made to and including such date by all Obligors in respect of the Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Obligor and the denominator of which is the sum of the Aggregate Excess Amounts of all Obligors multiplied by (y) the Aggregate Deficit Amount of such Contributor. An Obligor's right of contribution, if any, pursuant to this
Section 1 shall arise at the time of each computation, subject to adjustment at the time of subsequent computations, provided that (i) such Obligor may not take any action to enforce such right until the Obligations have been paid in full, it being expressly recognized and agreed by all Obligors that any Obligor's right of contribution arising pursuant hereto against any Contributor shall be expressly junior and subordinate to such Contributor's obligations and liabilities in respect of the Obligations and (ii) each Obligor's right of contribution shall be secured on the same basis as the Obligations are secured. As used in this Agreement, (i) the "Contribution Percentage" of each Obligor shall mean the percentage obtained by dividing (x) the Benefit Amount of such Obligor by (y) the aggregate Benefit Amount of all Obligors and (ii) the "Benefit Amount" of each Obligor shall mean the net value of the benefits to such Obligor and all of its Subsidiaries from the Loan made under the Loan Agreement.

             SECTION 3. Waiver of Right of Subrogation. Each of the Obligors recognizes and agrees that, except for any right of contribution arising pursuant to Section 2 hereof, each Obligor which makes any payment in respect of the Obligations shall have no right of contribution or subrogation against any other Obligor in respect of such payment, any such right of contribution or subrogation arising under law or otherwise being expressly waived by all Obligors.

             SECTION 4. Right to Waive Contribution Right. Each of the Obligors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection each Obligor has the right to waive its contribution right against any Contributor to the extent that after giving effect to such waiver such Obligor would remain solvent, in the reasonable determination of the Administrative Agent and the Lenders.

             SECTION 5. Waiver and Amendment. Any provision of this Agreement may be amended or waived only by an amendment or waiver in writing signed by the parties hereto and consented to by the Administrative Agent and the Lenders.

             SECTION 6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, any such successor to constitute an Obligor hereunder. To the extent any successor shall be a successor to all or part of the assets of a Contributor, such successor shall also constitute a Contributor, with a Contribution Percentage equal to the Contribution Percentage of the predecessor corporation or as otherwise consented to by the Administrative Agent and the Lenders.

             SECTION 7. Termination. This Agreement, as it may be amended, supplemented or otherwise modified from time to time, shall remain in effect and shall not be terminated as to any Obligation until such Obligation has been paid in full.

             SECTION 8. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

             SECTION 9. Additional Guarantors. The parties hereto hereby agree that, at the time any entity first becomes a Guarantor after the Closing Date, such entity shall upon execution of the Subsidiary Joinder Agreement become an Obligor for all purposes of this Agreement.

             SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the day first above written.

                              GUARANTORS:

                              MCGHAN MEDICAL CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:


                              INAMED JAPAN, INC.

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              INAMED INTERNATIONAL CORP.

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:


                              BIOENTERICS CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              BIODERMIS CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              BIOPLEXUS CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              INAMED DEVELOPMENT COMPANY

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              CUI CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              FLOWMATRIX CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                              MEDISYN TECHNOLOGIES CORPORATION

                              By:
                                 --------------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT P

                         OFFICER'S SOLVENCY CERTIFICATE


             I, the undersigned, the ________________ of INAMED Corporation, a Delaware corporation (the "Parent"), do hereby certify that:

             1. This Certificate is furnished pursuant to Section 3.01(a)(xxvi) of the Loan Agreement, dated as of September 1, 1999 (the "Loan Agreement"), among the Parent, Inamed Acquisition Corporation, a Delaware corporation, as borrowers, the lenders from time to time party thereto (the "Lenders") and Ableco Finance LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan Agreement.

             2. For purposes of this Certificate, the terms below shall have the following definitions:

                     (a)  "Fair Value"

                          The amount at which the assets, in their entirety, of
                          (i) the Parent or (ii) the Parent and its Subsidiaries, taken as a whole, as the case may be, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

                     (b)  "Present Fair Saleable Value"

                          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of (i) the Parent or (ii) the Parent and its Subsidiaries, taken as a whole, as the case may be, were sold with reasonable promptness under normal selling conditions in a current market.

                     (c)  "Stated Liabilities"

                          The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles, consistently applied ("GAAP")) of (i) the Parent or
                          (ii) the Parent and its Subsidiaries, taken as a whole, as the case may be, at the date hereof, together with the amount of all indebtedness to be incurred in connection with the Transactions.

                     (d)  "Contingent Liabilities"

                          The maximum estimated amount, as of the date hereof, of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of (i) the Parent or (ii) the Parent and its Subsidiaries, taken as a whole, as the case may be, as of the date hereof after giving effect to the consummation of the Transactions (including all fees and expenses related thereto but exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

                     (e) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature"

                          For the period from the date hereof through the date of payment in full of all the Obligations under the Loan Agreement, each of (i) the Parent or (ii) the Parent and its Subsidiaries, taken as a whole, as the case may be, will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become payable.

                     (f)  "Will not have Unreasonably Small Capital"

                          For the period from the date hereof through the date of payment in full of all the Obligations under the Loan Agreement each of (i) the Parent or (ii) the Parent and its Subsidiaries, taken as a whole, as the case may be, after the consummation of the Transactions and all Indebtedness being incurred or assumed and Liens created in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern for such period.

             3. For purposes of this Certificate, I, or other officers of the Parent under my direction and supervision, have performed the following procedures as of and for the period set forth below:

                     (a) I have reviewed the financial statements of the Parent and its Subsidiaries dated December 31, 1997 and December 31, 1998, March 31, 1999 and June 30, 1999.

                     (b) I have made inquiries of certain other officials of the Parent and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Contingent Liabilities associated with the business of the Parent and its Subsidiaries.

                     (c) I have knowledge of and have reviewed to my satisfaction the Loan Documents, the documents to be executed in connection





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


                          therewith, the Transaction Documents and the respective Schedules and Exhibits thereto.

                     (d)  With respect to Contingent Liabilities, I:

                          1. have inquired of certain officials of the Parent and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

                          2. have confirmed with senior officers of the Parent and its Subsidiaries that (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities and (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof; and

                          3. hereby certify that all material Contingent Liabilities that may reasonably be expected to arise from any pending litigation, asserted claims and assessments, guaranties, uninsured risks and other Contingent Liabilities of (i) the Parent and (ii) the Parent and its Subsidiaries, taken as a whole (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities), have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the maximum estimated amount of liability with respect thereto was used in making such certification.

                     (e) I have made inquiries of certain officers of the Parent and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause
                          (x) the Parent or (y) the Parent and its Subsidiaries, taken as a whole, after giving effect to the consummation of the Transactions, to (i) have assets with a Fair Value less than the sum of Stated Liabilities and Contingent Liabilities; (ii) have assets with a Present Fair Saleable Value less than the amount that will be required to pay the probable liability on its Stated Liabilities and Contingent Liabilities as they become absolute and matured;
                          (iii) have Unreasonably Small Capital; or (iv) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.

             4. Based on and subject to the foregoing, I hereby certify that after giving effect to the consummation of the Transactions, it is my informed opinion that as of the date hereof (i) the Fair Value of the assets of each of (A) the Parent and (B) the Parent and its Subsidiaries, taken as a whole, will exceed its Stated Liabilities and Contingent Liabilities; (ii) the Present Fair Saleable Value of the assets of each of (A) the Parent and (B) the Parent and its Subsidiaries, taken as a whole, will exceed the amount required to pay its probable liability on its existing debts as they become absolute and matured; (iii) each of (A) the Parent and (B) the Parent and its Subsidiaries, taken as a whole, will not have Unreasonably Small Capital; and (iv) each of
(A) the Parent and (B) the Parent and its Subsidiaries, taken as a whole, will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.


             IN WITNESS WHEREOF, I have hereto set my hand this ____ day of September, 1999.


                          `
                                      ---------------------------------
                                      Name:
                                      Title:





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